UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12
Northrop Grumman Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Our Values
Our Values form the foundation of our pioneering culture and enable us to deliver for our shareholders. Our Values define our operating principles as we face an increasingly complex world. They reflect who we are and how we behave, and they articulate what is important to us.

We Do the Right Thing	We earn trust, act with ethics, integrity and transparency, treat everyone with respect, value diversity and foster safe and inclusive environments.

We Do What We Promise	We own the delivery of results, focused on quality outcomes.

We Commit to Shared Success	We work together to focus on the mission and take accountability for the sustainable success of our people, customers, shareholders, suppliers and communities.

We Pioneer	With fierce curiosity, dedication and innovation, we seek to solve the world’s most challenging problems.

Letter from the Board of Directors
April 3, 2024
Dear Fellow Shareholders,
We invite you to attend Northrop Grumman Corporation’s 2024 Annual Meeting of Shareholders on Wednesday, May 15, 2024, beginning at 8 a.m. ET. The accompanying Proxy Statement explains more about the matters to be voted on at the Annual Meeting, proxy voting instructions and other information regarding participation.

As we reflect on another year, the global security environment has grown increasingly complex. The work we do to develop some of the world’s most unique, capable and critical innovations is more important than ever. Our customers around the globe rely on these capabilities to defend freedom and deter aggression.

Underpinning our financial results is our long-term business strategy based on technology differentiation, a laser focus on performance, investing in our business and unwavering commitment to each other and our customers. In 2023, we ended the year with a new record backlog of $84.2 billion, driven by continued strong demand for our capabilities. Our annual sales grew by seven percent to $39.3 billion, and our underlying performance was solid, despite the cost growth we are seeing on some of our programs as a result of the recent macroeconomic environment. We generated $3.9 billion of operating cash flow with adjusted free cash flow* growing by 30 percent to $2.1 billion.

As we embark on a new year, we remain focused on executing our long-term business strategy. We anticipate continued strong sales and earnings growth in 2024 and have outlined our plan to grow free cash flow*at a greater than 15 percent CAGR through 2026.

Our outlook is both driven and governed by our Values. Our actions and words demonstrate to our customers and suppliers that we do the right thing, uphold our promises, and commit to shared success. Our team of 101,000 strong embodies these Values as they provide pioneering technological capabilities essential to our customers’ highest priorities.

We continue to make great progress on our six sustainability goals. We were named one of America’s Most Just Companies as well as recognized on the Dow Jones Sustainability North America Index for the eighth year in a row. We encourage you to learn more about our commitment to sustainability by reading both the 2023 Sustainability Report as well as our Human Rights Report.

As we look to the future, we are confident we have the right strategy, technology, and team to lead our industry and deliver for our customers and shareholders.

*This metric is a non-GAAP financial measure. For more information, see ”Appendix A - Use of Non-GAAP Financial
Measures.”

2024 Proxy Statement	1

Letter from the Board of Directors
Your vote is important, and we value receiving feedback from our stakeholders.

On behalf of the entire leadership team, thank you for your continued support of Northrop Grumman.
Sincerely,

David P. Abney	Marianne C. Brown	Ann M. Fudge

Madeleine A. Kleiner	Arvind Krishna	Graham N. Robinson

Kimberly A. Ross	Gary Roughead	Thomas M. Schoewe

James S. Turley	Kathy J. Warden	Mark A. Welsh III

Mary A. Winston

2	Northrop Grumman

Notice of 2024 Annual Meeting of Shareholders

DATE AND TIME May 15, 2024 (Wednesday) 8:00 AM Eastern Daylight Time	LOCATION Online via live webcast at: virtualshareholdermeeting.com/NOC2024	WHO CAN VOTE Shareholders of record at the close of business on March 19, 2024 are entitled to vote at the Annual Meeting
Voting Items

Proposals		Board Vote Recommendations	For Further Details
1.	Election of Directors	“FOR” each Director Nominee	Page 16
2.	Advisory Vote on Compensation of Named Executive Officers	“FOR”	Page 49
3.	Ratification of Appointment of Independent Auditor	“FOR”	Page 90
4.	Elimination of Personal Liability of Officers for Monetary Damages for Breach of Certain Fiduciary Duties as Permitted by Delaware Law	“FOR”	Page 93
5.	Approval of 2024 Long-Term Incentive Stock Plan	“FOR”	Page 95
6.	Shareholder Proposal to Annually Conduct an Evaluation and Issue a Report Describing the Alignment of the Company’s Political Activities With Its Human Rights Policy	“AGAINST”	Page 98
7.	Shareholder Proposal to Provide for an Independent Board Chair	“AGAINST”	Page 103
Shareholders will also act on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors.
The 2024 Annual Meeting will be conducted exclusively online through a live webcast in order to facilitate stockholder attendance and participation. You can find detailed instructions on how to attend on page 110 of this Proxy Statement.
Your vote is important. Please promptly submit your vote by internet or telephone, or by signing, dating and returning the enclosed proxy card or voting instruction form in the postage-prepaid envelope provided so that your shares will be represented and voted at the meeting.
We encourage all shareholders to vote on the matters described in the accompanying Proxy Statement prior to the Annual Meeting.
By order of the Board of Directors,
Jennifer C. McGarey
Corporate Vice President and Secretary

2024 Proxy Statement	3

Notice of 2024 Annual Meeting of Shareholders

How to Vote
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 15, 2024:
The Proxy Statement for the 2024 Annual Meeting of Shareholders and the Annual Report for the year ended December 31, 2023 are available at: www.proxyvote.com.

INTERNET www.proxyvote.com	TELEPHONE 800-690-6903
MAIL Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope	QR CODE Registered shareholders may vote by scanning the QR code on their proxy card or notice with their mobile device.

DURING THE ANNUAL MEETING
Registered shareholders may vote during the Annual Meeting online at virtualshareholdermeeting.com/NOC2024. If you have already voted online, by telephone, by QR code or by mail, your vote during the Annual Meeting will supersede your earlier vote.

4	Northrop Grumman

2024 Proxy Statement	5

*  Inside Front Cover

6	Northrop Grumman

Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement. For additional information about these topics, please refer to the discussions contained in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2023 (2023 Form 10-K) filed with the United States (U.S.) Securities and Exchange Commission (SEC) on January 25, 2024. Please also refer to our Sustainability Report and our Human Rights Report which are available on the Investor Relations section of our website at www.northropgrumman.com.
We intend to mail a Notice of Internet Availability of Proxy Materials to Shareholders of record and to make this Proxy Statement and accompanying materials available on the internet on or about April 3, 2024.
2023 Performance Highlights
We remain focused on executing our long-term strategy. This has created outstanding shareholder value, as evidenced by our three-year Total Shareholder Return (TSR), and strong demand for our products and capabilities that has led to a new, record backlog. Meanwhile, our sales continue to expand at a rapid rate, growing by over 7% in 2023. Cash is expanding even faster, with cash provided by operating activities increasing by 34% and adjusted free cash flow* growing 30% year over year. These strong and growing cash flows allow us to execute our capital deployment strategy that prioritizes investing in our business and returning cash to shareholders.

Financial Highlights

61% Cumulative 3-Year Total Shareholder Return	Backlog of $84.2 billion or more than 2x our annual sales	Sales of $39.3 billion, up over 7% compared to 2022

Net cash provided by operating activities of $3.9 billion and adjusted free cash flow* of $2.1 billion, up 30% compared to 2022	Invested 7.5% of sales in R&D and capital expenditures, which totaled $1.2 billion and $1.8 billion, respectively	We returned $2.6 billion to our shareholders through dividends and share repurchases and increased our quarterly dividend by 8% to $1.87 per share, our 20th consecutive annual increase
*  This metric is a non-GAAP financial measure. For more information, see ”Appendix A - Use of Non-GAAP Financial Measures.”

2024 Proxy Statement	7

Proxy Statement Summary
Executive Compensation Highlights
We are committed to performance-based executive compensation programs that align with our shareholders’ interests, reflecting our Company’s objectives and our strategy of investing for and delivering long-term profitable growth.
Compensation Snapshot

CEO	Other Named Executive Officers (NEOs)

8% Fixed
76%
LONG-TERM
92%
VARIABLE
8% Base salary
16% Annual Incentive
23% Restricted Stock Rights
53% Restricted Performance Stock Rights

17% Fixed
83% VARIABLE
66% LONG-TERM
17% Base salary
17% Annual Incentive
20% Restricted Stock Rights
46% Restricted Performance Stock Rights

Paying For Performance
In 2023, we continued to maintain robust pay-for-performance practices. All incentive plan performance payouts reflect our performance against our 2023 goals.

We delivered strong financial performance in 2023	157% 2023 ANNUAL INCENTIVE PLAN (AIP) PAY FOR OUR NEOs	141% 2023 LONG-TERM INCENTIVE PLAN (LTIP) PAYOUT FOR OUR NEOs

We are committed to a fair and equitable workplace for our employees, environmental sustainability and an unrelenting focus on our customers. To reinforce these commitments we include related non-financial metrics in our executive compensation program.
Non-financial Metrics in Annual Incentives

People Diversity | Employee Experience

Environment Environmental Sustainability

Customer Quality | Customer Satisfaction

8	Northrop Grumman

Proxy Statement Summary
High Say-on-Pay

Consistent Shareholder Approval 97% 3-YEAR AVERAGE OF SHAREHOLDER VOTES IN FAVOR OF SAY-ON-PAY	Highlights of our 2023 executive compensation programs:

	Over 80% of Executive Compensation is Variable	Stock Ownership Guidelines for All Officers: CEO 7x Other NEOs 3x	3-Year Mandatory Holding Period for 50% of Vested Shares

	Recoupment Policy on Cash and Equity Incentive Payouts	No Individual Change in Control Agreements	No Hedging or Pledging of Company Stock

2024 Proxy Statement	9

Proxy Statement Summary
Board Nominee Highlights

	Age*	Director Since	Committee Memberships
Name and Professional Background			AR	CH	NG	P
David P. Abney Former Executive Chairman of the Board of Directors and Chief Executive Officer of United Parcel Service, Inc. (UPS)	68	06/2020
Marianne C. Brown Former Chief Operating Officer, Global Financial Solutions, Fidelity National Information Services, Inc.	65	03/2015
Ann M. Fudge Former Chairman and Chief Executive Officer, Young & Rubicam Brands	72	03/2016
Madeleine A. Kleiner Lead Independent Director, Northrop Grumman Corporation; Former Executive Vice President and General Counsel, Hilton Hotels Corporation	72	10/2008
Arvind Krishna Chairman and Chief Executive Officer, International Business Machines Corporation (IBM)	61	11/2022
Graham N. Robinson Senior Vice President, Stanley Black & Decker, Inc., and President of STANLEY Industrial	55	08/2021
Kimberly A. Ross Former Chief Financial Officer, WeWork and Baker Hughes Company	58	03/2023
Gary Roughead Retired Admiral, United States Navy and Former Chief of Naval Operations	72	02/2012
Thomas M. Schoewe Former Executive Vice President and CFO, Wal-Mart Stores, Inc.	71	08/2011
James S. Turley Former Chairman and Chief Executive Officer, Ernst & Young	68	02/2015
Kathy J. Warden Chair, Chief Executive Officer and President, Northrop Grumman Corporation	52	07/2018
Mark A. Welsh III President, Texas A&M University; Retired General, United States Air Force and Former Chief of Staff, United States Air Force	70	12/2016
Mary A. Winston President and Founder of WinsCo Enterprises, Inc.	62	03/2023

AR	Audit and Risk Committee	NG	Nominating and Corporate Governance Committee	Chair	Member
CH	Compensation and Human Capital Committee	P	Policy Committee
* Age as of April 3, 2024.

10	Northrop Grumman

Proxy Statement Summary
We have a diverse and highly qualified slate of Board nominees

AVERAGE AGE 65.1 YEARS	AVERAGE TENURE 6.9 YEARS

GENDER 6/13	RACIAL/ ETHNIC DIVERSITY 4/13
Our Board brings a vast array of experience and talents that help foster the long-term success of the Company, and benefit all of its stakeholders:

Senior Leadership Experience	Senior Government/Military Experience

Corporate Governance Expertise	International Experience

Financial Expertise/Literacy	Human Capital Strategy/ Talent Management

Risk Oversight/Management	Cyber/Technology Expertise

Defense and Industrial Experience	Environmental Sustainability/Corporate Responsibility

2024 Proxy Statement	11

Proxy Statement Summary
Governance Highlights

STRONG INDEPENDENT OVERSIGHT	COMMITMENT TO BOARD EFFECTIVENESS	ROBUST SHAREHOLDER RIGHTS

92% independent Board Fully independent Board committees Lead Independent Director with robust responsibilities and oversight Regular executive sessions
  Thorough annual self-assessment of Board, Committee and individual director performance
  Overboarding policy (no more than three other public company boards) without the consent of the Chair, Nominating and Corporate Governance Committee
  Focus on ability to devote appropriate time and resources

  Annual director elections with majority voting standard in uncontested elections
  Proxy access
  Right to call special meeting at 15% threshold
  Right to act by written consent
  Shareholder engagement program providing for regular shareholder access to management and directors

BOARD REFRESHMENT AND DIVERSITY	DIRECTOR RECOGNITION

  Sustained history of gender and racial/ethnic diversity on our Board, including current slate of director nominees (8 of 13 nominees)
  Mandatory retirement at 75
  6 new directors have been added, including 3 people of color/1 woman of color, and 5 directors have left our Board since the beginning of 2018

  Our Chair, CEO and President, Kathy Warden, was awarded the prestigious Deming Cup for operational excellence
  Our directors, Ann Fudge, Graham Robinson and Mary Winston, have been recognized as three of Savoy Magazine’s Most Influential Black Corporate Directors
  James Turley and Thomas Schoewe have been honored as members of the NACD Directors 100
  Six of our female directors have been honored by Women’s Inc. as the most influential corporate directors

SUSTAINABILITY AND CORPORATE RESPONSIBILITY

  Strong ethics program and corporate culture
  Long-standing diversity, equity and inclusion programs (DEI) helping to ensure meaningful belonging across our employee base
  Human Rights Policy with robust oversight; released first Human Rights Report in 2023
  Long-standing commitment to effective corporate governance and shareholder rights

  Environmental program integrated into organizational culture to reduce our environmental footprint
  Transparent political contributions policy and trade association activity aligned with our business objectives and Company values
  Increased focus on climate change and environmental efficiency

  Far-reaching engagement with local communities
Chief Sustainability Officer focused on sustainability
For more information on our corporate responsibility and sustainability programs, see page 37 and our latest Sustainability Report and Human Rights Report

12	Northrop Grumman

Management and Shareholder Proposals

PROPOSAL 1

Election of Directors	> See page 16 for more details

The Board of Directors unanimously recommends that you vote “FOR” the 13 nominees for director listed below.

PROPOSAL 2

Advisory Vote on Compensation of Named Executive Officers	> See page 49 for more details

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3

Ratification of Appointment of Independent Auditor	> See page 90 for more details

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

Based on its recent evaluation, the Audit and Risk Committee of the Board of Directors believes that the appointment of Deloitte & Touche LLP (Deloitte) is in the best interests of the Company and its shareholders. Deloitte served as our independent auditor for 2023, and Deloitte or its predecessors have served as the independent auditor for the Company (including certain of its predecessor companies) since 1975.

PROPOSAL 4

Elimination of Personal Liability of Officers for Monetary Damages for Breach of Certain Fiduciary Duties as Permitted by Delaware Law	> See page 93 for more details

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 5

Approval of 2024 Long-Term Incentive Stock Plan	> See page 95 for more details

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

2024 Proxy Statement	13

Management and Shareholder Proposals
Additional Proposals

PROPOSAL 6

Shareholder Proposal to Annually Conduct an Evaluation and Issue a Report Describing the Alignment of the Company’s Political Activities With Its Human Rights Policy	> See page 98 for more details

The Board of Directors unanimously recommends that you vote “AGAINST” this proposal.

PROPOSAL 7

Shareholder Proposal to Provide for an Independent Board Chair	> See page 103 for more details

The Board of Directors unanimously recommends that you vote “AGAINST” this proposal.

14	Northrop Grumman

Shareholder Engagement
At Northrop Grumman, we believe that regular, ongoing engagement with our shareholders is a critical component of our corporate governance framework. We have an extensive shareholder outreach program that facilitates robust engagement with our shareholders in a variety of formats throughout the year. These discussions include key members of our leadership team and Board to ensure we understand our shareholders’ top priorities. Every spring in advance of our annual meeting, and each fall in the off-season, we offer engagement opportunities to our top shareholders as part of our proxy-related outreach. These discussions are in addition to various other ongoing forms of shareholder engagement that we highlighted below.
We have a proven record of adopting provisions or modifying practices as a result of shareholder engagement and feedback, emerging trends and corporate governance best practices. For example, in 2023, after considering shareholder inputs and discussions, we submitted a management proposal at our 2023 Annual Meeting to reduce the threshold required to call a special meeting from 25% to 15%. This proposal was overwhelmingly supported by our shareholders with approximately 99% support. We also adjusted our executive compensation program over the last several years to include Return on Invested Capital (ROIC) as part of our long-term financial metrics and to include non-financial metrics in our annual incentive plan. We remain committed to strong levels of engagement in the future to ensure continued alignment to shareholder interests and priorities.

WHO WE ENGAGED

COMPANY REPRESENTATIVES	•Chief Executive Officer •Lead Independent Director •Chief Financial Officer •VP, Investor Relations	•General Counsel •Corporate Secretary •Chief Sustainability Officer •Business Sector Leadership

TOPICS DISCUSSED	Governance Topics •Shareholder Proposals/Votes •Executive Compensation •Board Composition, Leadership Structure and Oversight	Sustainability Topics •Environmental Goals •Human Rights •Inclusion

	Financial Topics •Financial Performance •Portfolio Mix •Capital Deployment	Company Strategy •Digital Transformation •Customer Priorities •Competitive Landscape

HOW WE ENGAGED	•Proxy Specific Meetings •Investor Conferences •Site Visits & Facility Tours	•Annual Meeting •Non-deal Roadshows (NDRs) •1x1 calls/meetings

2024 Proxy Statement	15

Proposal 1: Election of Directors
Our Board has nominated 13 directors for election at the Annual Meeting. Each of the director nominees has consented to serve, and we do not know of any reason why any of them would be unable to serve, if elected. If a nominee becomes unavailable or unable to serve before the Annual Meeting (for example, due to serious illness), the Board may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. In the unanticipated event that a nominee becomes unavailable for election to the Board, the proxyholders will have full discretion and authority to vote, or refrain from voting, for any other nominee in accordance with their judgment.
Vote Required
To be elected, a nominee must receive more votes cast “for” than votes cast “against” his or her election. Abstentions and broker non-votes will have no effect on this proposal. If a nominee is not re-elected, he or she will remain in office until a successor is elected or until his or her earlier resignation or removal. See page 27 for additional information on our Director Election Process.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE 13 NOMINEES FOR DIRECTOR LISTED BELOW.

Director Qualifications and Experience
In considering Board nominees, the Nominating and Corporate Governance Committee considers each individual’s background and personal and professional experiences in addition to general qualifications. Nominees are evaluated in the context of the Board as a whole, with a focus on achieving a diverse mix of skills and attributes needed to provide effective governance and oversight, advancing the long-term interests of our shareholders. The Nominating and Corporate Governance Committee is focused on ensuring a diverse, talented, and inclusive board, with members who have the background, skills and experience, and the time and resources necessary to devote to their service for our Company and our shareholders. The Nominating and Corporate Governance Committee regularly assesses and communicates with the Board about the current and future skills and backgrounds to ensure the Board maintains an appropriate mix, taking into account anticipated retirement dates. Select critical skills are reflected in the following table. Each nominee also possesses additional skills, experience and attributes that are not highlighted below. We believe the combination of qualifications, including, as shown below, demonstrates that our Board is well-positioned to provide strategic oversight and guidance to our directors and management and serve the best interests of our Company and shareholders.

16	Northrop Grumman

Proposal 1: Election of Directors

Skills and Significant Experience:
SENIOR LEADERSHIP EXPERIENCE	■	■	■	■	■	■	■	■	■	■	■	■	■	13
Directors with this experience possess strong leadership qualities that contribute to their understanding of large complex organizations and their ability to identify and develop the quality in others
CORPORATE GOVERNANCE EXPERTISE	■	■	■	■	■	■	■	■	■	■	■	■	■	13
Supports our goals of strong Board and management accountability, transparency and protection of shareholder interests
FINANCIAL EXPERTISE/LITERACY	■	■	■	■	■	■	■	■	■	■	■	■	■	13
Assists directors in understanding and overseeing our financial reporting and internal controls
RISK OVERSIGHT/MANAGEMENT	■	■	■	■	■	■	■	■	■	■	■	■	■	13
Critical to the Board’s role in overseeing the risks facing the Company
DEFENSE AND INDUSTRIAL EXPERIENCE	■					■	■	■	■			■		6
Supports oversight of the Company’s strategy, performance and product development, with an understanding of strategic developments in our industry
INTERNATIONAL EXPERIENCE	■	■	■	■	■	■	■	■	■	■	■	■	■	13
Supports an understanding of geographically diverse business environments, regulatory matters, and cultural perspective that informs global business strategy
CYBER/TECHNOLOGY EXPERTISE	■		■			■			■			■		5
Supports our business in providing oversight of cybersecurity risk management and digital transformation
HUMAN CAPITAL STRATEGY/TALENT MANAGEMENT	■	■	■	■	■	■	■	■	■	■	■	■	■	13
Helps oversee our strategy to recruit, retain and develop top candidates with diverse skills and backgrounds
ENVIRONMENTAL SUSTAINABILITY/ CORPORATE RESPONSIBILITY	■	■		■	■	■	■		■			■	■	9
Supports the Board’s oversight and management of our commitment to sustainability initiatives and corporate responsibility

2024 Proxy Statement	17

Proposal 1: Election of Directors
2024 Nominees for Director
The following pages contain biographical and other information about each of the nominees. In addition, we have provided information regarding some of the particular experiences and skills that led the Board to conclude that each nominee should serve as a director.
Unless instructed otherwise, the proxyholders will vote the proxies received by them “FOR” the election of the director nominees listed below.

Ms. Kathy J. Warden has served as Chair since August 2019 and as Chief Executive Officer and President of the Company since January 2019. She has served on the Board of Directors since July 2018. Prior to becoming CEO and President, Ms. Warden served as President and Chief Operating Officer of the Company from January 2018 through December 2018, as Corporate Vice President and President of the Company’s Mission Systems Sector from 2016 through 2017, as Corporate Vice President and President of the Company’s former Information Systems Sector from 2013 to 2015, and as Vice President of the Company’s Cyber Intelligence Division from 2011 to 2012. Prior to joining the Company in 2008, Ms. Warden held leadership roles at General Dynamics and Veridian Corporation. Earlier, she was a principal in a venture internet firm and also spent nearly a decade with General Electric Company working in commercial industries.
EXPERIENCE AND SKILLS
•Extensive experience in operational leadership, strategy, performance and business development in government and commercial markets, including cyber expertise
•Prior leadership positions within Northrop Grumman (including as President, Chief Operating Officer and President of two business sectors)
•Significant aerospace and defense industry experience
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
•Member of the Board of Directors of Merck & Co., Inc.
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
•Member and former Chair of the Aerospace Industries Association
•Member of the Board of Directors of Catalyst
•Former Chair of the Board of Directors of the Federal Reserve Bank of Richmond
•Former member of the Board of Visitors of James Madison University

Kathy J. Warden Chair, Chief Executive Officer and President, Northrop Grumman Corporation Age: 52 Director since: July 2018

18	Northrop Grumman

Proposal 1: Election of Directors

Mr. David P. Abney served as the Executive Chairman of the UPS Board of Directors from March 2016 through September 2020. From September 2014 to June 2020, he was the Chief Executive Officer of UPS. Prior to that, Mr. Abney was UPS’s Chief Operating Officer from 2007 to 2014. From 2003 to 2007, he was Senior Vice President and President of UPS International. Mr. Abney began his UPS career in 1974.
EXPERIENCE AND SKILLS
•Extensive leadership and business experience as a former Executive Chairman, Chief Executive Officer and Chief Operating Officer of a large multinational enterprise
•Significant expertise in international operations and global logistics
•Broad experience with talent management and leading global teams
•Significant board experience, including as non-executive chair
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
•Member of the Board of Directors of Freeport-McMoRan Inc.
•Member of the Board of Directors of Target Corporation
FORMER PUBLIC COMPANY DIRECTORSHIPS WITHIN THE LAST FIVE YEARS
•Executive Chairman of the Board of Directors of UPS
•Member of the Board of Directors of Macy’s, Inc.

David P. Abney
Former Executive Chairman of the Board of Directors and Chief Executive Officer of United Parcel Service, Inc. (UPS)
Age: 68
Director since:
June 2020
Committee membership:
Compensation and Human Capital Committee (Chair), Nominating and Corporate Governance Committee

Ms. Marianne C. Brown served as the Chief Operating Officer of Fidelity National Information Services, Inc.’s (FIS) Global Financial Solutions organization from January 2018 until June 2019. Prior to that, Ms. Brown served as Chief Operating Officer, Institutional and Wholesale Business of FIS since December 2015, when it acquired SunGard Financial Systems. Ms. Brown was the Chief Operating Officer of SunGard Financial Systems, a software and IT services provider, from February 2014 to November 2015. Prior to that, Ms. Brown was the CEO and president of Omgeo, a global financial services technology company, from March 2006 to February 2014.
EXPERIENCE AND SKILLS
•Substantial business experience as a former Chief Operating Officer and Chief Executive Officer
•Significant experience in IT goods and services, cyber protection and business management
•Community and philanthropic leader
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
•Member of the Board of Directors of Akamai Technologies, Inc.
•Member of the Board of Directors of The Charles Schwab Corporation
•Member of the Board of Directors of IBM
FORMER PUBLIC COMPANY DIRECTORSHIPS WITHIN THE LAST FIVE YEARS
•Member of the Board of Directors of VMWare, Inc.

Marianne C. Brown
Former Chief Operating Officer, Global Financial Solutions, Fidelity National Information Services, Inc.
Age: 65
Director since:
March 2015
Committee membership:
Audit and Risk Committee, Nominating and Corporate Governance Committee (Chair)

2024 Proxy Statement	19

Proposal 1: Election of Directors

Ms. Ann M. Fudge served as Chairman and Chief Executive Officer of Young & Rubicam Brands at WPP Group PLC from May 2003 to December 2006. Prior to that, she served in various leadership positions at Kraft Foods from 1986 to 2001, including President of Beverages, Desserts and Post Divisions, and President of Maxwell House Coffee and Kraft General Foods.
EXPERIENCE AND SKILLS
•Extensive business experience as former Chief Executive Officer and former president of leading consumer products business units
•Substantial international experience through service as an executive and director of a large multinational company and a director of other large multinational companies
•Significant public company board experience
•Experience with talent development and acquisition
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
•Chair of the Board of Trustees of WGBH Public Media
•Senior trustee of the Brookings Institution
FORMER PUBLIC COMPANY DIRECTORSHIPS WITHIN THE LAST FIVE YEARS
•Member of the Board of Directors of Catalyst Partners Acquisition Corp.
•Member of the Board of Directors of Novartis AG

Ann M. Fudge Former Chairman and Chief Executive Officer, Young & Rubicam Brands Age: 72 Director since: March 2016 Committee membership: Audit and Risk Committee, Policy Committee

Ms. Madeleine A. Kleiner has served as the Lead Independent Director of the Board of Directors of Northrop Grumman Corporation since December 2022. She served as Executive Vice President, General Counsel and Corporate Secretary for Hilton Hotels Corporation from January 2001 until February 2008. From 1999 through 2001, she served as a director of a number of Merrill Lynch mutual funds operating under the Hotchkis and Wiley name. From 1995 to 1998, she served as Senior Executive Vice President, Chief Administrative Officer and General Counsel of H. F. Ahmanson & Company and its subsidiary, Home Savings of America. Prior to that, she was a partner at the law firm of Gibson, Dunn & Crutcher, where she advised corporations and their boards primarily in the areas of mergers and acquisitions, corporate governance, and securities transactions and compliance.
EXPERIENCE AND SKILLS
•Expertise in corporate governance and corporate responsibility, Sarbanes-Oxley controls, risk management, securities transactions and mergers and acquisitions
•Significant experience from past roles as general counsel for two public companies, outside counsel to numerous public companies and through service on another public company board
•Substantial international experience as an executive officer of a large company with global operations
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
•Member of the Board of Directors of Jack in the Box Inc.
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
•Member of the Board of the Ladies Professional Golf Association

Madeleine A. Kleiner
Former Executive Vice President and General Counsel, Hilton Hotels Corporation
Age: 72
Director since:
October 2008
Committee membership:
Compensation and Human Capital Committee, Nominating and Corporate Governance Committee

20	Northrop Grumman

Proposal 1: Election of Directors

Mr. Arvind Krishna has served as Chief Executive Officer of IBM and a member of IBM’s Board of Directors since April 2020. He was elected Chairman of IBM’s Board of Directors in December 2020. He joined IBM in 1990. Mr. Krishna led the IBM Cloud and Cognitive Software business unit from 2017 to April 2020 and was a principal architect of the acquisition of Red Hat, the largest acquisition in IBM’s history. Mr. Krishna also served as the director of IBM’s Research division from 2015 to 2020. Previously, he was general manager of IBM’s Systems and Technology Group, IBM’s development and manufacturing organization. Prior to that, he built and led many of IBM’s data-related businesses.
EXPERIENCE AND SKILLS
•Extensive global business and organizational leadership experience as the Chairman and Chief Executive Officer of a large multinational corporation
•Deep knowledge of manufacturing and research, including in artificial intelligence and computing
•Significant experience in cyber and digital transformation
•Significant technology experience
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
•Chairman of the Board of Directors of IBM
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
•Member of the Board of Directors of the Federal Reserve Bank of New York

Arvind Krishna
Chairman and Chief Executive Officer, International Business Machines Corporation (IBM)
Age: 61
Director since:
November 2022
Committee membership:
Compensation and Human Capital Committee, Policy Committee

Mr. Graham N. Robinson has served as Senior Vice President & President of STANLEY Industrial, a business segment of Stanley Black & Decker, Inc., since April 2020. Prior to joining Stanley Black & Decker, Mr. Robinson served as an executive with Honeywell for seven years, including roles as President of Honeywell Industrial Safety from 2018 to 2020, President of Honeywell Sensing and Internet of Things from 2016 to 2018, and Chief Marketing Officer of Honeywell’s Automation and Controls Solution division from 2014 to 2016.
EXPERIENCE AND SKILLS
•Broad industrial and technical experience, including his current and former roles as President of divisions of large public companies
•Significant international experience as an executive of large multinational companies
•Extensive senior leadership skills
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
•Member of the Board of Directors of the Connecticut Business & Industry Association
•Member of the Board of Trustees of the Manufacturers Alliance for Productivity and Innovation

Graham N. Robinson
Senior Vice President, Stanley Black & Decker, Inc., and President of STANLEY Industrial
Age: 55
Director since:
August 2021
Committee membership:
Compensation and Human Capital Committee, Policy Committee

2024 Proxy Statement	21

Proposal 1: Election of Directors

Ms. Kimberly A. Ross served as Chief Financial Officer of WeWork from March through October 2020. She served as Senior Vice President and Chief Financial Officer of Baker Hughes Company from 2014 to 2017. Ms. Ross was Executive Vice President and Chief Financial Officer of Avon Products, Inc. from 2011 to 2014. Prior to that, she served as the Executive Vice President and Chief Financial Officer of Royal Ahold N.V. from 2007 to 2011 and previously held a variety of senior management positions at Royal Ahold.
EXPERIENCE AND SKILLS
•Extensive experience through service as the Chief Financial Officer of large public companies, including expertise in financial reporting, internal auditing processes and managing corporate finance for global companies
•Significant international business experience through her service as an executive of large public companies with extensive international operations
•Substantial senior leadership skills
•Audit committee financial expert
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
•Member of the Board of Directors of The Cigna Group
•Member of the Board of Directors of KKR & Co. Inc.
•Member of the Board of Directors of Nestlé S.A. (to April 2024)
FORMER PUBLIC COMPANY DIRECTORSHIPS WITHIN THE LAST FIVE YEARS
•Member of the Board of Directors of Chubb Limited
•Member of the Board of Directors of KKR Acquisition Holdings I Corp.
•Member of the Board of Directors of PQ Group Holdings Inc.

Kimberly A. Ross Former Chief Financial Officer, WeWork and Baker Hughes Company Age: 58 Director since: March 2023 Committee membership: Audit and Risk Committee, Policy Committee

Admiral Gary Roughead retired from his position as the 29th Chief of Naval Operations in September 2011, after serving in that position for four years. The Chief of Naval Operations is the senior military position in the United States Navy. As Chief of Naval Operations, Admiral Roughead stabilized and accelerated ship and aircraft procurement plans and the Navy’s capability and capacity in ballistic missile defense and unmanned air and underwater systems. He restructured the Navy to address the challenges and opportunities in cyber operations. Prior to becoming the Chief of Naval Operations, he held six operational commands (including commanding both the Atlantic and Pacific Fleets). Admiral Roughead is a Robert and Marion Oster Distinguished Military Fellow at the Hoover Institution.
EXPERIENCE AND SKILLS
•Extensive career as a senior military officer with the United States Navy, including numerous operational commands, as well as leadership positions, most recently as the 29th Chief of Naval Operations
•Significant expertise in national security, information warfare, cyber operations and global security issues
•Broad experience in leadership and matters of global relations, particularly in the Pacific region, Europe and the Middle East
•Experience with talent development and management
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
•Member of the Board of Directors of Maersk Line, Limited
•Trustee of the Dodge and Cox Funds
•Trustee of Johns Hopkins University
•Member of the Board of Managers of the Johns Hopkins University Applied Physics Laboratory
•Former Chairman of the Board of Directors of Fincantieri Marinette Marine Corporation

Gary Roughead
Admiral, United States Navy (Ret.) and Former Chief of Naval Operations
Age: 72
Director since:
February 2012
Committee membership:
Compensation and Human Capital Committee, Policy Committee (Chair)

22	Northrop Grumman

Proposal 1: Election of Directors

Mr. Thomas M. Schoewe was Executive Vice President and Chief Financial Officer of Wal-Mart Stores, Inc. from 2000 to 2011. Prior to his employment with Wal-Mart, he held several leadership roles at the Black & Decker Corporation.
EXPERIENCE AND SKILLS
•Extensive financial experience acquired through positions held as the Chief Financial Officer of large public companies, as well as expertise in Sarbanes-Oxley controls, risk management and mergers and acquisitions
•Significant international experience through his service as an executive of large public companies with substantial international operations
•Experience at Wal-Mart and Black & Decker on large-scale transformational enterprise information technology
•Extensive experience as a member of the audit, risk, compensation and policy committees of other public companies
•Audit committee financial expert
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
•Member of the Board of Directors of General Motors Corporation
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
•Former Member of the Board of the Ladies Professional Golf Association
FORMER PUBLIC COMPANY DIRECTORSHIPS WITHIN THE LAST FIVE YEARS
•Former Member of the Board of Directors of KKR & Co. Inc.

Thomas M. Schoewe
Former Executive Vice President and Chief Financial Officer, Wal-Mart Stores, Inc.
Age: 71
Director since:
August 2011
Committee membership:
Audit and Risk Committee (Chair), Nominating and Corporate Governance Committee

Mr. James S. Turley served as Chairman and Chief Executive Officer of Ernst & Young from 2001 until his retirement in 2013. Mr. Turley joined Ernst & Young in 1977 and held various positions there. He was named Deputy Chairman in 2000.
EXPERIENCE AND SKILLS
•Extensive experience and expertise in areas of finance, accounting and business management acquired over 36-year career at Ernst & Young, including serving as Chairman and Chief Executive Officer of Ernst & Young
•Significant experience in areas of risk management
•Extensive experience as a member of the audit committee of other public companies
•Audit committee financial expert
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
•Member of the Board of Directors of Citigroup
•Independent Chair of the Board of Directors of Emerson Electric Company
•Member of the Board of Directors of Precigen, Inc.
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
•Member of the Board of Directors of the Boy Scouts of America
•Member of the Board of Directors of Kohler Co.
•Member of the Board of Directors of St. Louis Trust & Family Office

James S. Turley Former Chairman and Chief Executive Officer, Ernst & Young Age: 68 Director since: February 2015 Committee membership: Audit and Risk Committee, Nominating and Corporate Governance Committee

2024 Proxy Statement	23

Proposal 1: Election of Directors

General Mark A. Welsh III has been the President of Texas A&M University since December 2023 after being named interim President in July 2023. Prior to being named interim President, he had served as Dean of the Bush School of Government and Public Service at Texas A&M University since August 2016. Prior to that, General Welsh served as Chief of Staff of the United States Air Force (USAF), the senior uniformed Air Force officer responsible for the organization, training and equipping of active duty, Guard, Reserve and civilian forces serving in the United States and overseas. During his long career, General Welsh also served as a member of the Joint Chiefs of Staff, Commander of the United States Air Forces in Europe and Commander of NATO’s Air Command, Associate Director for Military Affairs at the Central Intelligence Agency and Commandant of the United States Air Force Academy.
EXPERIENCE AND SKILLS
•Extensive career as a senior military officer and member of the Joint Chiefs of Staff, having held leadership positions at the highest levels of the United States Air Force
•Experience with administration of large, complex educational institution, including serving as president
•Extensive experience and in-depth knowledge of issues related to global security and the intelligence community
•Broad leadership experience and international experience, particularly in Europe
•Experience with talent development and management

Mark A. Welsh III President, Texas A&M University; General, USAF (Ret.); Former Chief of Staff, USAF Age: 70 Director since: December 2016 Committee membership: Audit and Risk Committee, Policy Committee

Ms. Mary A. Winston is the President and Founder of WinsCo Enterprises, a consulting firm providing financial and board governance advisory services since 2016. She served as interim Chief Executive Officer of Bed Bath & Beyond from May 2019 to November 2019, and as Executive Vice President and Chief Financial Officer of Family Dollar Stores from 2012 to 2015. Prior to that, Ms. Winston served as Senior Vice President and Chief Financial Officer of Giant Eagle, Inc. from 2008 to 2012, and as Executive Vice President and Chief Financial Officer of Scholastic Corporation from 2004 to 2007.
EXPERIENCE AND SKILLS
•Substantial financial expertise acquired through positions held as the Chief Financial Officer of large public and private companies, as well as expertise in risk management, and mergers and acquisitions
•Significant senior leadership and international experience as an executive officer or director of large companies with global operations
•Extensive expertise in corporate governance
•Broad operations, manufacturing and supply chain experience
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS
•Member of the Board of Directors of Acuity Brands, Inc.
•Member of the Board of Directors of Chipotle Mexican Grill
•Member of the Board of Directors of The Toronto-Dominion Bank
FORMER PUBLIC COMPANY DIRECTORSHIPS WITHIN THE LAST FIVE YEARS
•Member of the Board of Directors of Bed Bath & Beyond, Inc.
•Member of the Board of Directors of Domtar Corporation
•Member of the Board of Directors of Dover Corporation

Mary A. Winston President and Founder of WinsCo Enterprises, Inc. Age: 62 Director since: March 2023 Committee membership: Compensation and Human Capital Committee, Policy Committee

24	Northrop Grumman

Proposal 1: Election of Directors
Director Nomination Process
Assessment of Board Composition
The Nominating and Corporate Governance Committee actively considers the composition, capabilities and diversity of the Board to ensure it is well positioned to serve the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee regularly assesses what skills, experiences and other attributes can best contribute to the effective operation of the Board, particularly in light of the changing environment and evolving needs of the Company. The Committee strives to achieve a diverse and effective balance, with strong and varied capabilities, including experience and new perspectives. The Committee also considers other commitments of our directors, including service on other public company boards, and leadership positions. The Nominating and Corporate Governance Committee identifies director candidates from a wide range of sources and often employs a third-party search firm to assist in the process. Information regarding Board changes and the diversity, skills and tenure of our Board nominees is provided below.

Board Changes since 2018	Diversity of newly added Directors	Skills of newly added Directors

6 new directors have been added to the Board	3 new directors are racially/ ethnically diverse	defense and industrial experience	financial expertise/literacy

5 directors have left the Board	3 new directors are female	operations and logistics	cyber expertise

AVERAGE AGE
65.1 YEARS

■ 3 50’s
■ 5 60’s
■ 5 70’s

AVERAGE TENURE
6.9 YEARS

■ 6 ≤5 years
■ 4 6-10 years
■ 3 >10 years

GENDER
6/13

■ 6 Female
■ 7 Male

RACIAL/ ETHNIC DIVERSITY
4/13

■ 4 Racially/Ethnically Diverse
■ 9 White/Caucasian

Retirement Policy
We have a retirement policy that provides for a director to retire at the annual meeting following his or her 75th birthday, unless the Board determines, based on special circumstances, that it is in the Company’s best interest to request that the director serve beyond such date.

2024 Proxy Statement	25

Proposal 1: Election of Directors
Identification and Consideration of New Nominees

1	ESTABLISH NOMINEE CRITERIA
The Nominating and Corporate Governance Committee is responsible for establishing the criteria for Board membership, recognizing that it is the responsibility of a director to represent the long-term interests of our shareholders as a whole.

2	REVIEW OF CANDIDATE’S HISTORY
The employment and other activities and associations of candidates are reviewed for any legal impediment, conflict of interest or other consideration or concerns that might prevent or interfere with service on our Board.

3	CANDIDATE EVALUATION
In evaluating candidates, the Nominating and Corporate Governance Committee considers:

•the personal integrity and the professional reputation of the individual;
•the education, professional background and particular skills and experience most beneficial to service on our Board;
•how the nominee brings diversity, experience and skills valuable to the Company and Board at the time;
•a director candidate's ability and willingness to devote appropriate time and resources to Board service, taking account of a director candidate's outside time commitments, including service on other public company boards of directors and leadership positions held on such boards; and
•a director candidate's willingness to obtain and retain a top secret security clearance.

The Nominating and Corporate Governance Committee evaluates potential director candidates on the basis of the candidate’s background, qualifications and experience. The Committee is committed to enhancing diversity on the Board, including diversity of experience. The Committee carefully considers whether a potential candidate would be able to fulfill his or her duties to the Company consistent with Delaware law and the Company’s governing documents, including the Principles of Corporate Governance and security requirements. The Committee seeks to ensure each candidate will enhance the effectiveness of the Board overall.

4	RECOMMENDATION FOR ELECTION	The Nominating and Corporate Governance Committee recommends to the full Board nominees for election.

Commitment to Diversity
In evaluating director candidates, the Nominating and Corporate Governance Committee aims to ensure a diverse, inclusive and effective board, benefiting from diversity of thought, perspective and experience. The Nominating and Corporate Governance Committee seeks to ensure broad diversity, including in race and gender, as well as in professional experience, education, skill and other qualities that contribute to our Board and the long-term interests of our Company and our shareholders.

26	Northrop Grumman

Proposal 1: Election of Directors
Shareholder Nominations
Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee pursuant to our Principles of Corporate Governance. The Nominating and Corporate Governance Committee considers such director candidates recommended by shareholders similarly to other potential director candidates brought to the attention of the Nominating and Corporate Governance Committee. Shareholder recommendations for director candidates under our Principles of Corporate Governance must be addressed to the Nominating and Corporate Governance Committee in care of the Corporate Secretary. In addition, and as discussed immediately below, shareholders may also directly nominate director candidates in accordance with our Bylaws.
Proxy Access
Under the Company’s proxy access bylaws, a shareholder, or a group of up to 20 shareholders, that has maintained continuous ownership of 3% or more of the Company’s outstanding common stock for at least three years may include in the Company’s proxy materials director nominees constituting up to the greater of two nominees or nominees constituting 20% of the number of directors in office. Director nominees may receive compensation from third parties for their candidacy, up to the total annual compensation paid to directors of the Company, as well as reimbursement for reasonable expenses, provided there is full disclosure of such compensation. Under the Company’s bylaw provisions, directors are treated similarly, whether nominated through proxy access or otherwise, and held to the same high fiduciary standards to serve all shareholders.
The Company’s Bylaws provide our shareholders with broad and meaningful access to the Company’s proxy materials while enhancing transparency, protecting the interests of all shareholders and ensuring good governance. The terms of the Company’s proxy access bylaw provisions are also broadly consistent with the terms of proxy access bylaws adopted by other Fortune 500 companies, reflecting best practices.
Director Election Process
Our Bylaws and Certificate of Incorporation provide for the annual election of directors. Each director will hold office until the next annual meeting of shareholders or until his or her earlier resignation or removal. Generally, in order to be elected, a director must receive more votes cast “for” than “against” his or her election, unless one or more shareholders provide notice of an intention to nominate one or more candidates to compete with the Board’s nominees for election in accordance with the procedures set forth in the Company’s corporate governance documents.
Effect of Failure to Obtain and Retain Security Clearance or Receive the Required Vote
Each director is required to tender a resignation in the event of and effective upon the failure to obtain top secret security clearance within 12 months of election or appointment to the Board, or the failure to retain a top secret security clearance once obtained. If an incumbent director fails to obtain and retain a top secret security clearance, the Nominating and Corporate Governance Committee will consider whether the Board should accept the director’s resignation and will submit a recommendation for prompt consideration by the Board. In addition, each director is required to tender a resignation in the event of and effective upon the failure to receive the required vote at any future meeting at which such director faces re-election. The Nominating and Corporate Governance Committee and the Board will consider relevant facts in deciding whether to accept a resignation, including, without limitation, any harm to our Company that may result from accepting the resignation.

2024 Proxy Statement	27

Corporate Governance
Overview
We are committed to maintaining high standards of corporate governance, reflecting on our values, protecting the interests of our shareholders, and promoting long-term, profitable growth. With strong oversight from the Board, our corporate governance regime is intended to promote the long-term success of our Company to benefit our shareholders, employees, customers, partners and communities.
Our strong corporate governance and responsible business practices reflect and are built on our:

Values	Principles of Corporate Governance	Standards of Business Conduct

Our values provide the foundation for our culture and success:
•We Do The Right Thing - we earn trust, act with ethics, integrity and transparency, treat everyone with respect, value diversity and foster safe and inclusive environments;
•We Do What We Promise - we own the delivery of results, focused on quality outcomes;
•We Commit To Shared Success -we work together to focus on the mission and take accountability for the sustainable success of our people, customers, shareholders, suppliers and communities; and
•We Pioneer - with fierce curiosity, dedication and innovation, we seek to solve the world’s most challenging problems.

Our Principles of Corporate Governance outline the role and responsibilities of our Board and the high standards our directors maintain. They set forth additional independence requirements for our directors and provide guidelines for Board leadership and Board and Committee membership, among other items. The Board reviews these principles at least annually and considers opportunities for improvement and modification. Our Principles of Corporate Governance are available at investor.northropgrumman.com/principles-corporate-governance.

Our Standards of Business Conduct outline our commitment to ethics and integrity, consistent with our values and how we do business. They reflect and reinforce our commitment to our core values. They apply to our directors, officers and employees. We also require our suppliers to meet similar standards through our Standards of Business Conduct for Suppliers and Other Trading Partners. In 2023, we updated our Standards of Business Conduct as part of our efforts to review and continuously update key governance documents. Our Standards of Business Conduct and our Standards of Business Conduct for Suppliers and Other Trading Partners are available at www.northropgrumman.com/corporate-responsibility/ethics-and-business-conduct/standards-of-business-conduct/.

Among other things, our Standards of Business Conduct:
•require our employees to live our values in all aspects of our business;
•require strict adherence to all applicable laws and regulations;
•reflect our commitment to maintaining a speak-up culture that values diversity, equity, and inclusion, and provides our employees a sense of belonging to enable success;
•reinforce our commitment to being a good corporate citizen;
•reflect our commitment to our work environment and the global communities where we live, work and serve;
•reflect our broad and deep commitment to sustainability, including reducing our environmental impacts, conserving natural and energy resources, as well as innovating practices that maintain the quality of the environment;
•require a focus on performance and the consistent production of quality results;
•reflect our commitment to the safety of our people and products; and
•call upon all employees and other stakeholders to raise any questions or issues of concern (including on an anonymous basis).
We report amendments to provisions of our Standards of Business Conduct on our website.

28	Northrop Grumman

Corporate Governance
Role of the Board and Key Areas of
Board Oversight
The primary responsibility of our Board is to foster the long-term success of the Company, promoting the interests of our shareholders. Our directors are well informed and exercise their business judgment in a manner they reasonably believe to be in the best interests of the Company and our shareholders and in a manner consistent with their fiduciary responsibilities. The role of the Board includes, but is not limited to, the following:

Strategy and Risk
•Oversee our long-term business strategies, operations and performance (including restricted programs)
•Oversee management of each of our major risks and the enterprise risk management processes overall, including management of cyber and other security risks
•Review and approve significant corporate actions

Culture and Human Capital
•Ensure a strong culture
•Oversee human capital strategy
•Execute robust succession planning, including selecting the Chief Executive Officer, and electing officers of the Company
•Oversee our diversity, equity and inclusion programs
•Review and approve executive compensation

Governance
•Ensure an effective corporate governance practice
•Oversee our ethics and compliance programs
•Review and enhance Board performance
•Elect directors to fill vacant positions between Annual Meetings
•Oversee our commitment to sustainability
•Provide advice to management

Risk Oversight
As noted above, the Board is responsible for overseeing our enterprise risk management activities, with a particular focus on the Company’s significant risks. For each such risk, the Company has identified a senior executive responsible for managing the risk and a Board committee (or the full Board), responsible for providing oversight. The Enterprise Risk Management Council (ERMC) reviews the significant risks to the enterprise; ensures each significant risk is being effectively considered, mitigated and managed through the senior executive identified to manage that risk; and helps to ensure that each risk is appropriately disclosed, including in the Company's Annual Report on Form 10-K and other public filings. The senior executive and other members of management regularly update the responsible committee or the full Board on the nature of the risk and mitigation measures, including their effectiveness. Management and the Board also regularly consider emerging or potentially emerging risk, and steps necessary to address them.
As discussed on the next page, each of our Board committees assists the Board in the role of risk oversight.

2024 Proxy Statement	29

Corporate Governance

BOARD OF DIRECTORS

•Has ultimate responsibility for the oversight of risk, and receives updates from each of the committees, as well as directly from management addressing the range of risks, including those related to financial and other performance, cybersecurity, climate, human capital and culture.
•Reviews and approves all committee charters and the agenda of topics to be covered by the Board each year to help ensure effective oversight.

•Meets regularly with employees across the enterprise at various sites.
•Reviews and/or approves annual and quarterly SEC filings, including risk factors, and receives quarterly reports and certifications from senior management.
•Provides oversight of the Company’s risk management processes, including the Enterprise Risk Management Council (ERMC).

AUDIT AND RISK COMMITTEE

•Responsible for assisting the Board in its oversight of enterprise risk management overall; reviews Company process for effective management of enterprise risks and disclosures, including briefings by senior management.
•Receives multiple regular reports, including, among others,
1.from the Chief Financial Officer and members of the corporate and sector business management and legal teams addressing the nature of the material financial risks the Company faces and how the Company responds to and mitigates these risks;
2.from our Controller and Chief Accounting Officer on our internal controls and SEC filings;
3.from our Vice President, Internal Audit addressing the internal audits;
4.from our independent auditors on their review of our internal controls over financial reporting;
5.from our General Counsel on legal and other compliance risks and how the Company is addressing and mitigating those risks;
6.from the Company's Chief Ethics and Compliance Officer (CECO) on the Company’s global compliance program overall;

7.from the Company's Chief Ethics and Compliance Officer on matters communicated through the Company’s OpenLine;
8.from the Company’s Vice President and Chief Information Security Officer addressing information security and cybersecurity matters, at least four times a year;
9.from the Company’s Treasurer addressing the Company’s insurance program, including coverage with respect to property and casualty, information security and cybersecurity;
10.from the Chief Sustainability Officer on climate-related risks; and
11.from the Chief Financial Officer, General Counsel and Corporate Vice President, Global Operations on a review of the Company’s process for effective management of enterprise risks and disclosures.
•Provides opportunity for regular discussion of new and emerging risks.
•Focuses on risks tied most directly to our financial performance, and those related to natural disasters and security, including cybersecurity.

COMPENSATION AND HUMAN CAPITAL COMMITTEE	POLICY COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

•Oversees management of human capital risk, including talent management, diversity, equity and inclusion, and engagement.
•Reviews at least annually a risk assessment of the Company’s compensation programs and, together with its independent compensation consultant, evaluates the mix of at-risk compensation linked to stock appreciation.

•Assists the Board in identifying and considering geopolitical risks, including global security, political, budgetary, technological and other similar issues and trends that could significantly impact the Company’s business.
•Reviews the Company’s external relations and provides oversight over the Company’s policies and programs for ethics and corporate social responsibility.
•Reviews and oversees the Company’s commitment to environmental sustainability, climate change, health and safety and human rights, including review of the Sustainability Report.

•Oversees and reviews the Company’s management of its governance-related risks, including risks related to corporate culture.
•Regularly reviews the Company’s policies and practices on issues of corporate governance, and considers issues of succession and composition of the Board, recommending proposed changes to the full Board for approval.
•Oversees the roles and responsibilities of the Committees and Committee assignments.

ENTERPRISE RISK MANAGEMENT COUNCIL (ERMC)

•Seeks to ensure that the Company has identified significant risks and implemented effective mitigation plans for each risk.
•Comprised of all members of the Executive Leadership Team, as well as the Chief Accounting Officer, CECO, Corporate Secretary, Chief Sustainability Officer, Vice President, Internal Audit and Treasurer.
•Meets at least twice each year to oversee, review and ensure effective management of enterprise risks.
•Receives updates from management lead at each meeting, with particular focus on any significant changes in the risk profile or necessary mitigations; discusses changes in the environment and potential new and emerging risks; takes actions to address; ensures any material changes to risks are reflected in SEC filings.
•The Chief Information Officer, Chief Technology Officer and Vice President, Supply Chain also attend each ERMC meeting.
•The General Counsel, Chief Financial Officer and Corporate Vice President, Global Operations provide an update at least annually to the Audit and Risk Committee on the deliberations of the ERMC and significant areas of concern.

30	Northrop Grumman

Corporate Governance
Board Leadership Structure
Chair of the Board
Our Bylaws provide that our directors will designate a Chair of the Board from among its members. The Chair presides at all Board and shareholder meetings. The Chair interacts directly with all members of the Board and assists the Board to fulfill its responsibilities, including those related to risk oversight. As the Principles of Corporate Governance provide, the Board believes it is in the best interests of the Company and the shareholders for the Board to have flexibility to determine the best director to serve as Chair of the Board at the time, based on consideration of all relevant factors.
At least once every year, the Board considers who will best serve as Chair and whether that person should be an independent director given the environment and needs of the Company. The Board has concluded that having Ms. Warden, our Chief Executive Officer, serve as Chair is the most appropriate leadership structure for the Company at this time, and best positions the Company to be innovative, compete successfully, present one face to our customers and advance shareholder interests in today’s environment. The Board believes that Ms. Warden’s years of experience and her deep understanding of the Company’s business, day-to-day operations, growth opportunities, challenges and risk management practices gained through various leadership positions enable her to provide strong and effective leadership to the Board and to ensure that the Board is informed of important issues facing the Company. The Board consists entirely of independent directors, other than Ms. Warden, and continues to exercise a strong, independent oversight function, with fully independent Board Committees and a strong Lead Independent Director with clearly articulated responsibilities. The Board will continue to review and discuss the leadership structure of the Board and determine the leadership structure, including the Chair, that best meets the needs of the Company.
Lead Independent Director
If the Chair is not independent, the independent directors will designate annually from among them a Lead Independent Director. Following our 2023 Annual Meeting, the independent directors designated Ms. Kleiner as Lead Independent Director.
Our Principles of Corporate Governance set forth specific duties and responsibilities of the Lead Independent Director, which include the following:
•authority to call, establish the agenda and review all the materials for, and chair all meetings of the Independent Directors, including executive sessions regularly scheduled at each full Board meeting, and special sessions of Independent Directors called in case of crisis or matters requiring their separate consideration or decision;
•chair all other meetings of the Board at which the Chair is not present;
•regularly meet with the Chair to provide independent oversight, as well as guidance and requests from Independent Directors; to review the agenda for upcoming Board and committee meetings, and materials provided to Directors; to review the results of recently held Board meetings and to agree to next steps; to advise the Chair on decisions made by the Independent Directors in executive session and ensure implementation; and to consult with the Chair more broadly to help ensure the Board’s effective exercise of governance, risk and oversight responsibilities;
•approve the schedule of Board and committee meetings to assure there is significant opportunity for the Board to consider properly all necessary agenda items;
•serve as a liaison between the Chair and the Independent Directors;
•meet with shareholders and other stakeholders as appropriate;
•meet with senior management outside of Board meetings periodically and as requested;
•interview, along with the Chair and the Chair of the Nominating and Corporate Governance Committee, Board candidates and make recommendations to the Nominating and Corporate Governance Committee and the Board, helping to prioritize the specific skill sets, diversity, experience and values that candidates for consideration should possess;
•coordinate with Chair on the structure of Committee membership and leadership;
•help to enable confidence in the Company’s leadership;
•support the chair to facilitate succession planning and management development;
•lead the annual evaluation of the Chair and CEO;
•oversee the evaluation of the performance of the Board and meet with independent directors to discuss results of director peer evaluations; and

2024 Proxy Statement	31

Corporate Governance
•perform such other duties as may be assigned by the Board.
Our Lead Independent Director plays a critical role in reviewing director feedback received through the annual director evaluation process and providing feedback to each director on their individual performance. Our Lead Independent Director is empowered to and does actively engage with our Chair and Chief Executive Officer to help enable a strong and effective Board of Directors.
Committees of the Board
The Board has four standing committees: the Audit and Risk Committee, the Compensation and Human Capital Committee, the Nominating and Corporate Governance Committee and the Policy Committee. The membership of these committees is typically determined at the organizational meeting of the Board held in conjunction with the annual meeting. All the committees are composed entirely of independent directors. The primary responsibilities of each of the committees, as of the date of this Proxy Statement, are summarized below, together with a table listing the membership as of December 31, 2023, and Chair of each committee. The charters for each standing committee can be found on the Investor Relations section of our website (www.northropgrumman.com).

ROLES AND RESPONSIBILITIES
Assist the Board in overseeing the Company’s financial and enterprise-related risk activities, including by:
•reviewing and discussing the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q
•reviewing and discussing management’s assessment of, and report on, the effectiveness of the Company’s internal control over financial reporting at least annually and independent auditor's related report
•assisting the Board in its oversight of enterprise risk management (including through the different board committees), including reviewing at least annually the overall risk management process at the Company level
•appointing, retaining, overseeing, evaluating and terminating, if necessary, the independent auditor; reviewing the performance of the lead audit partner and involvement in the selection and approval of the lead audit partner
•reviewing and pre-approving audit and permitted non-audit services and related fees for the independent auditor
•reviewing and discussing with the independent auditor any critical audit matters identified by the independent auditor, the Company’s critical accounting policies, and material written communications with management
•reviewing with the General Counsel, at least annually, the status of significant pending litigation and various other significant legal, compliance or regulatory matters
•reviewing with the Chief Ethics and Compliance Officer, at least annually, the state of the Company’s global compliance program
•reviewing, at least quarterly, matters that are communicated through the Company’s OpenLine reporting system
•providing oversight and reviewing periodically the Company’s management of its financial risks, including at the sector level, as well as the Company’s management of its risks related to cybersecurity, insurance, nuclear, natural and environmental (including climate change) matters
•providing oversight of internal controls over publicly reported data in environmental, social and governance (ESG) and in Task Force on Climate-related Financial Disclosures reports, and oversight of audit and assurance processes for ESG reporting
•reviewing any significant issues raised by the internal audit function and, as appropriate, management’s actions for remediation

Audit and Risk Committee
COMMITTEE MEMBERS:
Thomas M. Schoewe* (chair)
Marianne C. Brown
Ann M. Fudge
Kimberly A. Ross*
James S. Turley*
Mark A. Welsh III
Number of meetings in 2023: 8
*  Qualifies as Audit Committee Financial Expert; all members are financially literate.

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Corporate Governance

ROLES AND RESPONSIBILITIES
Assist the Board in overseeing the Company’s compensation policies and practices, including by:
•overseeing and reviewing at least annually a risk assessment of the Company’s compensation programs, ensuring, among other factors, that compensation appropriately reflects certain priorities
•approving the compensation for elected officers (other than the Chief Executive Officer, whose compensation is recommended by the Committee and approved by all the independent directors)
•reviewing incentive and equity compensation plans (including performance metrics under such plans), approving financial and non-financial metrics (incorporating diversity, equity and inclusion (DE&I), environmental and other goals), and approving payments or grants under these plans for elected officers (other than the Chief Executive Officer, whose payments or grants are recommended by the Committee and approved by all the independent directors)
•recommending for approval compensation for the non-employee directors, after consultation with the independent compensation consultant
•overseeing and reviewing the Company’s management of its human capital risk, including talent acquisition and retention
•overseeing and reviewing and monitoring the Company’s DEI programs
•conducting an annual evaluation of the compensation consultant and reporting results of the evaluation to the Board
•producing an annual report on executive compensation for inclusion in the Proxy Statement
•establishing stock ownership guidelines and reviewing ownership levels on an annual basis

Compensation and Human Capital Committee COMMITTEE MEMBERS: David P. Abney (chair) Madeleine A. Kleiner Arvind Krishna Graham N. Robinson Gary Roughead Mary A. Winston Number of meetings in 2023: 7

Compensation Committee Interlocks and Insider Participation
During 2023, Ms. Kleiner, Ms. Winston and Messrs. Abney, Krishna, Robinson and Roughead served as members of the Compensation and Human Capital Committee. Messrs. Felsinger and Krapek, who did not stand for re-election at our 2023 Annual Meeting, also served as members of the Compensation and Human Capital Committee until their terms ended in May 2023. During 2023, no member of the Compensation and Human Capital Committee had a relationship with the Company or any of our subsidiaries, other than as directors and shareholders, and no member was an officer or employee of the Company or any of our subsidiaries, a participant in a related person transaction or an executive officer of another entity, where one of our executive officers serves on the board of directors that would constitute a related person transaction or raise concerns of a compensation committee interlock.

2024 Proxy Statement	33

Corporate Governance

ROLES AND RESPONSIBILITIES
Assist the Board in overseeing the Company’s corporate governance practices, including by:
•overseeing and reviewing the Company’s management of governance-related risks, including the risks related to corporate culture
•assisting the Board in ensuring a comprehensive and effective framework for Board oversight
•regularly reviewing the Company’s corporate governance policies and practices, including the Company’s Bylaws and other corporate documents
•regularly reviewing and considering corporate governance developments, emerging trends and best practices and recommending changes to the Board
•reviewing and making recommendations to the Board with respect to the corporate governance section of the proxy statement, including proposed responses to any management and shareholder proposals
•meeting with shareholders and proxy advisory groups, as needed, to discuss issues of corporate governance
•regularly reviewing and making recommendations to the Board regarding the composition and size of the Board and the criteria for Board membership, which should include, among other things, skills, experience, diversity and integrity
•providing effective board succession planning, identifying and recommending to the Board qualified potential candidates to serve on the Board and its committees, including candidates who are recommended by the shareholders
•reviewing and determining whether a director’s service on another board or elsewhere is likely to interfere with the director’s duties and responsibilities as a member of the Board
•developing, recommending to the Board, and overseeing implementation of a robust annual performance evaluation process that includes an evaluation of each individual director, each committee and of the full Board's performance

Nominating and Corporate Governance Committee COMMITTEE MEMBERS: Marianne C. Brown (chair) David P. Abney Madeleine A. Kleiner Thomas M. Schoewe James S. Turley Number of meetings in 2023: 5

ROLES AND RESPONSIBILITIES
Assist the Board in reviewing policy, government relations and corporate responsibility, including by:
•reviewing and providing input on select global security, political, budgetary, technological and other similar issues and trends that could significantly impact the Company’s business activities and performance
•reviewing and providing oversight of the Company’s environmental policies and programs (including climate change, net-zero, water and waste reduction, and other environmental initiatives and matters), and reviewing with the Company’s Chief Sustainability Officer at least annually the status of such programs
•reviewing and providing oversight of the Company’s Sustainability Report and Task Force on Climate-Related Financial Disclosures reports
•reviewing and providing oversight of the Company’s policies supporting human rights and health and safety, and receiving an update from the Company’s General Counsel at least annually on the Company’s Human Rights Working Group
•reviewing and providing oversight over the Company’s ethics and corporate social responsibility policies and programs
•reviewing the Company’s public relations strategy
•reviewing the Company’s government relations strategy and providing oversight of the compliance and policies of the political action committee
•reviewing and provide oversight of the Company’s community relations programs and support of charitable organizations

Policy Committee COMMITTEE MEMBERS: Gary Roughead (chair) Ann M. Fudge Arvind Krishna Graham N. Robinson Kimberly A. Ross Mark A. Welsh III Mary A. Winston Number of meetings in 2023: 4

34	Northrop Grumman

Corporate Governance
Board Meetings and Executive Sessions
The Board meets no fewer than nine times each year (including via telephonic meetings). Special meetings of the Board may be called from time to time as appropriate. On an annual basis, the Board holds an extended meeting to review our long-term strategy.
The Board often holds its meetings at Company locations other than our corporate headquarters to provide the directors with a first-hand view of different elements of our business and an opportunity to interact with local management and employees at various levels.
The Board meets in executive session (with the directors only and then with the independent directors only) following each in-person Board meeting and on other occasions as needed. The Lead Independent Director presides over the executive sessions of the independent directors. The Audit and Risk Committee meets in executive session at least four times each year, and regularly requests separate executive sessions with representatives of our independent auditor and our senior management, including our Chief Financial Officer, General Counsel and our Vice President, Internal Audit. The Compensation and Human Capital Committee also meets in executive session from time to time and regularly receives a report from the Compensation and Human Capital Committee’s independent compensation consultant. The Nominating and Corporate Governance and Policy Committees also meet in executive session as they deem necessary.
Meeting Attendance
In 2023, the Board held nine meetings. Each director serving in 2023 attended 75% or more of the meetings of the Board and the committees on which he or she served during 2023, with the average attendance for all Board and committee meetings being 97%. Board members are expected to attend each annual meeting, except where the failure to attend is due to unavoidable circumstances. All of our directors except one attended our 2023 Annual Meeting.

2024 Proxy Statement	35

Corporate Governance
Director Independence
The Board and the Nominating and Corporate Governance Committee annually review the relevant relationships or arrangements between the Company and our directors or parties related to the directors in determining whether such directors are independent. No director is considered independent unless the Board has determined that the director meets the independence requirements under applicable New York Stock Exchange (NYSE) and SEC rules and under our categorical independence standards, which are described in our Principles of Corporate Governance. For a director to be considered independent, the Board must determine that a director has no material relationship with the Company other than as a director.
Our Principles of Corporate Governance provide that a director may be found not to qualify as an independent director if the director:
•has within the prior three years been a director, executive officer or trustee of a charitable organization that received annual contributions from the Company exceeding the greater of $1 million or 2% of the charitable organization’s annual gross revenues, where the gifts were not normal matching charitable gifts, did not go through normal corporate charitable donation approval processes or were made “on behalf of” a director;
•has, or has an immediate family member who has, within the prior three years been employed by, a partner in or otherwise affiliated with any law firm or investment bank in which the director’s or the immediate family member’s compensation was contingent on the services performed for the Company or in which the director or the immediate family member personally performed services for the Company and the annual fees paid by the Company during the preceding fiscal year exceeded the greater of $1 million or 2% of the gross annual revenues of such firm; or
•has, or has an immediate family member who has, within the prior three years owned, either directly or indirectly as a partner, shareholder or officer of another company, more than 5% of the equity of an organization that has a material business relationship with (including significant purchasers of goods or services), or more than 5% ownership in, the Company.
Independence Determination
In connection with their annual independence review, the Board and Nominating and Corporate Governance Committee considered certain relationships with organizations to which we have made payments or from which we have received payments in the usual course of our business in 2023. The Board of Directors considered that Mr. Abney, Ms. Brown, Ms. Fudge, Mr. Krishna, Mr. Robinson, Ms. Ross, Adm. Roughead, Mr. Schoewe, Mr. Turley, Gen. Welsh and Ms. Winston served as members of the board of directors or trustees and/or employees or executive officers of companies with which we do business or have made payments in the ordinary course.
The Board of Directors considered that Ms. Ross, Adm. Roughead and Mr. Turley served as members of the boards of organizations to which the Company made contributions during 2023 in the usual course of our charitable contributions program, or in connection with our matching gifts program (which limits the contributions to $10,000 per year per director). The amounts paid were below the applicable thresholds under NYSE rules and our Principles of Corporate Governance.
Following its review and the recommendation of the Nominating and Corporate Governance Committee, the Board affirmatively determined that all of the directors, except Ms. Warden, are independent. The independent directors constitute approximately 92% of the members of our Board.

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Corporate Governance
Our Culture
Our strong culture — founded on our values; reflecting our commitment to ethics, integrity, belonging, inclusion and respect; and focused on enduring performance, innovation, agility and accountability — enables our success and long-term sustainable growth. Culture is critical to who we are and how we do business. Our values guide our Company and provide the foundation for our culture. Our culture is critical to our ability to do business, to attract and retain talent, to perform, to earn trust, to serve our customers and to deliver long-term value for our shareholders. We all have a shared responsibility to maintain and enhance it.
Our culture is reflected in our commitment to corporate responsibility and sustainability. We are proud of our long-standing advancement of diversity, equity and inclusion, our service to our communities and the progress we have driven across the various aspects of sustainability. Corporate responsibility and sustainability are critical to our business and long-term value creation for our shareholders, customers, employees and suppliers, and the communities we serve.
Management establishes and reinforces the Company’s culture, and our Board is actively engaged in providing oversight. The Board is committed to sustaining and enhancing the Company’s strong culture. For example:
•The Company conducts an annual employee experience survey, which gives our employees the opportunity to provide feedback on our Company culture and the environment that enables their success. This survey is managed by a third-party vendor to encourage candor and solicit feedback on many aspects of the employee experience, including career development, enablement, team culture, manager effectiveness, belonging and well-being. The results of this survey are reported to and discussed with the full Board annually.
•The Board meets regularly with employees at all levels to reaffirm the health of our culture. The Board meets with employees during site visits that are a critical part of Board meetings, and also during “Sector Days,” when our directors visit the operations across our four business sectors.
•Members of our Board often share their time by generously participating as speakers in Company leadership programs.
The Board’s Committees oversee elements of the Company’s culture associated with their respective area of responsibility.
•The Audit and Risk Committee reviews and discusses the Company’s global compliance programs with our General Counsel and CECO, including the tone set by leaders throughout the organization, and they meet quarterly with our CECO to receive a report on matters that are communicated through the OpenLine reporting system.
•The Compensation and Human Capital Committee reviews with the Chief Human Resources Officer the Company’s human capital management, monitors policies and practices with respect to diversity, equity and inclusion, and reviews a risk assessment of the Company’s compensation programs.
•The Nominating and Corporate Governance Committee provides the Board oversight of the Company’s corporate culture and governance-related risks.
•The Policy Committee receives at least annually a report from the officers responsible for our ethics and compliance programs, including our Standards of Business Conduct, and reviews and monitors practices with respect to sustainability and environmental matters, human rights, health and safety, and charitable organizations.
Sustainability
Our strong environmental, social and governance (ESG) programs and practices reflect and enhance our culture and are designed to promote the long-term interests of our shareholders and other stakeholders and the communities in which we operate. They help us attract and retain the best talent, perform for our customers, serve as responsible corporate citizens in the communities where we live and operate and create long-term value for our stakeholders.
Our annual Sustainability Report provides our stakeholders with detailed information on various ESG programs and our related goals and achievements. The Sustainability Report, our ESG Performance Data Matrix and other ESG-related disclosures, including reporting aligned with the Task Force on Climate-related Financial Disclosures, are available at www.northropgrumman.com/corporate-responsibility/esg-reports. Our Human Rights Report is available on the Investor Relations section of our website at www.northropgrumman.com.

2024 Proxy Statement	37

Corporate Governance
Environmental
We are proud of our long-standing commitment to environmental stewardship, and our record of setting and achieving robust goals. As described in our 2023 Sustainability Report, our next generation of environmental sustainability goals focus on the Company’s facilities, as well as supply chain partners and customers:
•Net zero greenhouse gas emissions in our operations by 2035.
•Source 50% of total electricity from renewable sources by 2030.
•Reduce 10% of absolute water withdrawals, reuse 10% of water withdrawals and replenish 10% of water withdrawals, focusing in water-stressed regions — all by 2030.
•Reduce solid waste sent to landfill and incineration by 10% by 2030.
•In collaboration with key customers, work to develop a pioneering product stewardship program focused on material efficiency, product design and life cycle assessment.
•Expand Technology for Conservation initiatives in proximity to Northrop Grumman’s U.S. locations by 2030, in collaboration with external partners.
See our 2023 Sustainability Report for discussion of the progress we made on our goals this year. Further, as described in our 2023 Sustainability Report, our Board of Directors, and its committees, are involved in the oversight of our environmental sustainability strategy, the management of environmental risks, including climate-change, and reviewing environmental policies and goals (including Net Zero operations, water and waste reductions and other footprint plans).
Social
People are our most valued resource. We work hard to provide an environment in which our employees belong and can thrive and stay safe. Indeed, we believe that our success depends on our ability to provide an environment in which our employees are not only enabled, but expected to bring their differing perspectives to work, challenging us all to think more broadly and enhancing outcomes. Among many other initiatives, the Company maintains 14 employee resource groups, including over 30,000 diverse colleagues, which meet regularly to identify and address concerns and opportunities. These networks are an industry-leading example of workforce inclusion and contribute to our overarching DEI strategy.
As described in our 2023 Sustainability Report and our Human Rights Report, our Board of Directors, and the Compensation and Human Capital Committee in particular, are deeply engaged in our strategy for enhancing DEI, and understanding the outcome of our employee engagement surveys.
We are proud that our employees continue to volunteer their time and talents to help those most in need. The Company, our Northrop Grumman Foundation and our employees contributed to global, national and local efforts addressing food insecurity, advancing opportunity for all, increasing student access to technology, and providing disaster relief to help some of our most vulnerable populations. During 2023, our Company and the Company’s Foundation contributed a total of approximately $31 million in philanthropic giving.
Governance
We have benefited from a robust and progressive governance regime, carefully designed to promote the long-term success of our Company by providing for effective and efficient oversight by a strong board of directors engaged with and informed by our shareholders. We are committed to continuing to maintain these high standards of corporate governance, in service to our shareholders, employees and customers.
Our governance policies include our Principles of Corporate Governance, our corporate Bylaws, Policy and Procedure Regarding Company Transactions with Related Persons and our Standards of Business Conduct, among others. As discussed in our 2023 Sustainability Report, our exemplary governance practices include:
•A diverse, informed and engaged Board of Directors who are committed to thoughtful debate and collaboration;
•All Board committees are fully comprised of independent members;
•A Lead Independent Director with significant and clearly established responsibilities, who also serves as a resource for our CEO, other directors and our shareholders;
•Deliberate and effective ongoing Board refreshment and succession planning, with mandatory retirement at age 75;
•Multiple and varied opportunities for shareholder engagement, including: right to act by written consent, right to call a special meeting at 15% threshold, and right to nominate through proxy access, as well as less formal opportunities to meet with management and directors throughout the year;

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Corporate Governance
•Annual re-assessments of the effectiveness of the full Board, each committee and each director, with a focus on opportunities for further improvement;
•Overboarding policy limiting service on more than three other public company boards and limiting service on other audit committees to no more than two other public company audit committees, unless the Board determines that such service does not impair the ability of such member to serve effectively on the audit committee;
•Robust recoupment policy for incentive compensation;
•Stock ownership requirements for directors and executive officers; and
•Policy prohibiting hedging, pledging and other related actions related to Company stock.
Oversight
Our Board of Directors provides leadership and oversight with respect to ESG practices, and regularly receives reports from management on these varied issues.
•The Audit and Risk Committee assists the Board of Directors in its oversight of effective internal controls; approves auditors; reviews and, if applicable, approves publicly filed data in annual and quarterly reports and earnings releases.
•The Compensation and Human Capital Committee provides oversight of compensation programs, including approving environmental goals and diversity, equity and inclusion goals; and the Company’s management of its human capital and talent, including the Company’s focus on diversity, equity and inclusion.
•The Nominating and Corporate Governance Committee oversees matters related to corporate governance, the Board (including diversity, equity and inclusion for Board members), shareholder rights, and our corporate culture.
•The Policy Committee provides oversight of the Company’s policies and programs for environmental matters and climate change-related risks (including among other things, Scope 1 and 2 greenhouse gas emissions, and targets for emissions reductions); ethics and standards of business conduct, corporate responsibility, human rights, employee health and safety and corporate citizenship, political contributions and charitable programs. The Committee receives periodic updates from the Chief Sustainability Officer, CECO and Vice President, Global Corporate Responsibility.
The Enterprise Risk Management Council also reviews risks related to sustainability, including risks related to climate change and natural disasters that may affect operations, especially in regions prone to hurricanes, earthquakes, damaging storms and other natural disasters.
Our commitment to strong corporate responsibility and sustainability is demonstrated by the incorporation of non-financial ESG performance metrics into our annual incentive compensation program. See page 62 in the Compensation Discussion and Analysis section. We engage with a variety of stakeholders — including shareholders, employees, customers and community advocates — and regularly obtain feedback on our performance against our sustainability goals and objectives.

2024 Proxy Statement	39

Corporate Governance
Awards and Recognitions
We are proud that our corporate responsibility and sustainability programs received various notable recognitions in 2023. They include:

Dow Jones Sustainability North America Index for the eighth consecutive year and member of the Global Index for the second time
_____
an AA rating from MSCI for environmental, social and governance management and performance
_____
achieved a perfect score on the CPA-Zicklin Index of Corporate Political Disclosure and Accountability
_____
named as one of JUST Capital’s 100 Most Just Companies for the second consecutive year
_____
one of DiversityInc’s Top 50 Companies for Diversity for the 14th year in a row as well as a top company for Veterans, employee resource groups, people with disabilities, executive diversity councils, Black executives, LGBTQ employees, Native American/Pacific Islander executives and Latino executives named as one of the top 15 industry supporters for engineering programs at HBCUs by Career Communications Group, Inc.
_____
received the highest ranking for the ninth year in a row on the Disability Equality Index and named a “Best Place to Work For Disability Inclusion”
_____
Received the Human Rights Campaign “Equality 100 Award” as a leader in LGBTQ+ Workplace Inclusion
_____
named as a 2023 VETS Indexes 5-Star Employer and received a Military Friendly Employers Gold Award
_____
participated in the CDP Climate Survey for the 12th consecutive year, receiving a B score
_____
Named as one of the best places to grow a career by LinkedIn

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Corporate Governance
Human Rights
Northrop Grumman is committed to maintaining a strong culture with a deep respect for individuals and human rights. The Company has a robust and wide-reaching Human Rights Policy that reflects this commitment. (The Policy is available on the Company’s website at www.northropgrumman.com/corporate-responsibility/northrop-grumman-human-rights-policy/). The Company has also established a Human Rights Working Group to help ensure our human rights program is being implemented effectively and achieving our goals. The Working Group is led by the Company’s General Counsel (or her designee) and includes senior representatives from, among others, the Office of Global Corporate Responsibility, Global Supply Chain, Investor Relations, Treasury, Contracts, Environmental, Health and Safety, Global Business Development Office, Government Relations, Communications and each of our Sectors. Among other things our Human Rights Policy:
•Makes clear our commitment to people, including our respect for the rights of employees to work in a positive work environment that treats employees with respect and dignity.
•Addresses explicitly the Company’s supply chain, making clear both that we treat our suppliers with respect and dignity, and that we require our suppliers to follow our Standards of Business Conduct for Suppliers and Other Trading Partners
•Addresses various processes the Company follows to consider a wide range of potential risks — including risks to human rights — as it develops products and determines whether to undertake certain business opportunities. In recent years, for example, the Company has exited legacy programs related to cluster munitions and depleted uranium.
The Board of Directors oversees the Company’s commitment to human rights. The Policy Committee has specific responsibility to provide oversight of the Company’s human rights program, including reviewing and making recommendations for enhancements, as appropriate. The Policy Committee receives regular reports from our Vice President, Global Corporate Responsibility, and our Corporate Vice President and General Counsel (or her designee), who is chair of the Human Rights Working Group, on how we are implementing our Human Rights Policy and to discuss any areas of concern.
In 2023, we published our 2022 Human Rights Report and have updated the report for 2023. This report provides a review of our human rights policies and practices and provides insights into our program for our shareholders and other stakeholders. Our latest Human Rights Report is available on the Company’s Investor Relations section on our website at www.northropgrumman.com.

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Corporate Governance
Director Orientation and Continuing Education

NEW DIRECTOR ORIENTATION
•All new directors to the Board receive in-person orientation and training that is individually tailored, taking into account the director’s experience, background, education and committee assignments. The orientation program is led by members of senior management and covers a review of our strategy and operating plans, financial statements, corporate governance and key policies and practices, as well as the roles and responsibilities of our directors.
•All directors receive regular in-person training regarding our Company policies and procedures, including the Standards of Business Conduct, and broad exposure to our operations and the teams. Members of senior management review with the Board the operating plan for each of our business sectors and the Company as a whole.

CONTINUING DIRECTOR EDUCATION AND SITE VISITS
•Directors attend outside director and other continuing education programs to assist them in staying current on developments in corporate governance, our industry, the global environment and issues critical to the operation of public company boards.
•The Board also conducts periodic site visits to our facilities as part of its regularly scheduled Board meetings, and during “Sector Days,” when our directors visit our business operations to meet with local employees and management. These visits allow directors to interact with a broader group of our executives and employees and gain firsthand insights into our operations.

Board Memberships and External Relationships
Directors are required to ensure that their other commitments, including for example, other board memberships, employment, partnerships and consulting arrangements, do not interfere with their duties and responsibilities as members of the Board. Directors provide notice to the General Counsel prior to accepting an invitation to serve on the board of any other organization or agreeing to other new commitments that could interfere with their duties and responsibilities as a member of the Board, and the General Counsel advises the Chair of the Nominating and Corporate Governance Committee (or the Chair of the Board, if notice is from the Chair of the Nominating and Corporate Governance Committee). A director should not accept the new commitment until advised by the Chair of the Nominating and Corporate Governance Committee (or Chair of the Board, as appropriate) that such engagement will not unacceptably create conflicts of interest or regulatory issues, conflict with Company policies or otherwise interfere with the director’s duties and responsibilities as a member of the Board. Directors are also required promptly to inform the General Counsel if a conflict of interest arises, or they are concerned that a conflict may arise or circumstances could otherwise interfere with their duties and responsibilities as a director. Directors are required to seek to avoid even an appearance of an improper conflict of interest.
When a director’s principal occupation or business association changes substantially during his or her tenure as a director, the Board expects the director to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which subsequently will recommend to the Board what action to take.

Director Overboarding

The Board regularly reviews the ability of our directors to devote the necessary time and resources to their service on the Board. At least annually, the Board considers the outside time commitments of all directors, including their service on other public company boards, as well as committee assignments and any leadership roles on those boards.
Our board seeks to ensure each director has the time and ability to engage fully to fulfill their responsibilities, provide effective oversight and advance the long-term interests of our shareholders. Independent directors may not serve on more than three other boards of publicly traded companies in addition to our Board, and a director who is a full-time employee of our Company may not serve on the board of more than one other public company, absent special approval. As discussed above, the Board and the Nominating and Corporate Governance Committee also have a robust process for assessing whether a director’s service on another board could create conflicts or otherwise potentially interfere with their responsibilities as a Northrop Grumman director, before the director accepts service on such other board.

In 2023, the Board conducted its regular review of directors’ other commitments and determined each director was in compliance with applicable policies.

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Corporate Governance
Annual Self-Assessment Process
The Board conducts annually thorough self-assessment processes at each of the full Board level, within each committee, and at the individual director level. These processes are intended to ensure and enhance the effective operation of the Board.

BOARD EVALUATION
The self-assessment of the full Board is overseen by the Nominating and Corporate Governance Committee. As part of this assessment, the Lead Independent Director and Chair of the Nominating and Corporate Governance Committee facilitate a broad discussion of Board performance, held in executive session. Among other topics, the Board considers:
•the Board’s effectiveness in evaluating and monitoring the Company’s business plan, long-term strategy and risks;
•whether strategic and critical issues are being addressed by the Board in a timely manner;
•whether the Board’s expectations and concerns are openly communicated to and discussed with the Chief Executive Officer;
•whether there is adequate contact between the Board and members of senior management;
•whether the directors collectively operate effectively as a Board;
•whether the individual directors have the appropriate mix of attributes and skills to fulfill their duties as directors of the Company;
•whether there are adequate opportunities to raise questions and comments on issues, both inside and outside of Board meetings;
•whether the Board has focused adequately on succession planning; and
•whether the Board is adequately responsive to shareholder communication.
Following this review, the Board discusses the results and identifies opportunities for improvement, including any necessary steps to implement such improvements.

COMMITTEE EVALUATION	Each of the Committees also conducts an annual self-assessment. During an executive session led by the Committee chair, each Committee considers, among other topics: whether the quality of participation and discussion at the Committee meetings is effective in facilitating the Committee’s obligations under its charter; whether the Committee has sufficient opportunity to engage in strategic discussion; and whether the Committee is covering the right topics in the right amount of detail. Following this discussion, the Committee develops and implements a list of action items, as appropriate.

INDIVIDUAL DIRECTOR EVALUATION
Also as part of the annual self-assessment process, each non-employee director completes an individual director evaluation for each of the other non-employee directors. These evaluations address various aspects of how each director contributes to the Board and serves our shareholders. The evaluation results are compiled and provided directly to the Chair, the Lead Independent Director and the Chair of the Nominating and Corporate Governance Committee. These assessments include, among other topics, each non-employee director’s:
•understanding of the Company’s overall business and risk profile and its significant financial opportunities and plans;
•engagement during meetings and other Board functions;
•analysis of benefits and risks of courses of action considered by the Board; and
•appropriate respect for the views of other Board members.
The Lead Independent Director or the Chair of the Nominating and Corporate Governance Committee meets with each non-employee director individually to discuss the results of his or her assessment, including comments provided by other non-employee directors, and opportunities for growth.

SELF-ASSESSMENT FEEDBACK	The Lead Independent Director or the Chair of the Nominating and Corporate Governance Committee reports generally on the overall results of these discussions to the Board in executive session. These evaluations also assist the Nominating and Corporate Governance Committee with its recommendation for directors to be renominated for election to the Board of Directors.

2024 Proxy Statement	43

Corporate Governance
Succession Planning
The Board believes that providing for strong and effective continuity of leadership is critical to the success of our Company. The Board commits significant resources to ongoing succession planning, with processes in place for the Board:
•to evaluate the Chief Executive Officer annually based on a specific set of performance objectives;
•to work with the Chief Executive Officer to support and ensure the development of potential succession candidates for the Chief Executive Officer and other leadership positions;
•to discuss with the Chief Executive Officer annually an assessment of persons considered potential successors to various senior management positions; and
•robustly to consider, plan for and ensure successful transitions of leadership.
Communications with the Board of Directors
Any interested person may communicate with any of our directors, our Board as a group, our non-employee directors as a group or our Lead Independent Director through the Corporate Secretary by writing to the following address: Office of the Corporate Secretary, Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042. The Corporate Secretary will forward correspondence to the director or directors to whom it is addressed, except for job inquiries, surveys, business solicitations or advertisements and other inappropriate material. The Corporate Secretary may forward certain correspondence elsewhere within our Company for review and possible response.
The Board has met with, and looks forward to the opportunity to meet with, interested shareholders to address concerns and to receive input.
Interested persons may also report any concerns relating to accounting matters, internal accounting controls or auditing matters to non-management directors (including anonymously) by writing to the Chair of the Audit and Risk Committee, Northrop Grumman Board of Directors c/o Corporate Ethics and Compliance Office, 2980 Fairview Park Drive, Falls Church, Virginia 22042.

44	Northrop Grumman

Compensation of Directors
In May 2023, the Compensation and Human Capital Committee recommended to the Board, and the Board approved, the current non-employee director fee structure, effective May 17, 2023. The current fee structure is the same as was approved in May 2022. The table below lists the annual fees payable to our non-employee directors from January 1, 2023 to December 31, 2023.

Name	Amount ($) (1/1/23 - 12/31/23)
Annual Cash Retainer	140,000
Lead Independent Director Retainer	50,000
Committee Chair Retainer	25,000
Audit and Risk Committee Retainer	15,000
Annual Equity Grant(1)	175,000
(1)The annual equity grant is deferred into a stock unit account pursuant to the 2011 Long-Term Incentive Stock Plan (2011 Plan) as described below. The Northrop Grumman Equity Grant Program for Non-Employee Directors (Director Program) sets forth the terms and conditions of the equity awards granted to non-employee directors under the 2011 Plan.

Current Non-Employee Director Fees	Current Additional Annual Fees

Retainer fees are paid in arrears on a quarterly basis at the end of each quarter.
To encourage directors to have a direct and material investment in shares of our common stock, non-employee directors are awarded an annual equity grant of $175,000 in the form of deferred stock units (Automatic Stock Units).
The Compensation and Human Capital Committee, with the assistance of its independent compensation consultant, is responsible for reviewing and recommending for Board approval the compensation of the non-employee directors. At the request of the Compensation and Human Capital Committee, the independent compensation consultant prepares annually a comprehensive benchmarking of our non-employee director compensation program against the compensation programs offered by our Target Industry Peer Group (the same peer group against which executive compensation is compared). Consistent with this benchmarking, the overarching approach for non-employee director compensation is to target approximately the 50th percentile of the Target Industry Peer Group and to align our director compensation with our shareholders’ interests.

2024 Proxy Statement	45

Compensation of Directors
The Director Program was amended and restated effective January 1, 2016 (the Amended Director Program). Non-employee directors other than Mr. Krishna, Ms. Ross and Ms. Winston received an annual equity grant of Automatic Stock Units on May 18, 2022 which vested on May 18, 2023. Mr. Krishna, Ms. Ross and Ms. Winston each received a pro-rated annual equity grant upon their elections to the Board in November 2022 and March 2023, respectively, which also vested on May 18, 2023. Non-employee directors received an annual equity grant of Automatic Stock Units on May 17, 2023 which will vest on May 17, 2024. Under the Amended Director Program, directors may elect to have all or any portion of their Automatic Stock Units paid on (A) the earlier of (i) the beginning of a specified calendar year after the vesting date or (ii) their separation from service as a member of the Board, or (B) the vesting date. Directors may elect to defer to a later year all or a portion of their remaining cash retainer or committee retainer fees into a stock unit account as Elective Stock Units or in alternative investment options. Elective Stock Units are awarded on a calendar quarterly basis. Directors may elect to have all or a portion of their Elective Stock Units paid on the earlier of (i) the beginning of a specified calendar year or (ii) their separation from service as a member of the Board. Stock units awarded under the Amended Director Program will be paid out in an equivalent number of shares of our common stock. Deferral elections are made prior to the beginning of the year for which the retainer fees will be paid. Directors are credited with dividend equivalents in connection with the accumulated stock units until the shares of common stock related to such stock units are issued.
Non-employee directors are eligible to participate in our Matching Gifts Program for Education. Under this program, the Northrop Grumman Foundation matches director contributions, up to $10,000 per year per director, to eligible educational programs in accordance with the program.

Stock Ownership Requirements
Non-employee directors are required to own common stock of the Company in an amount equal to five times the annual cash retainer, with such ownership to be achieved within five years of the director’s election to the Board. Deferred stock units and Company stock owned outright by the director count towards this requirement.
Anti-Hedging and Pledging Policy
Company policy prohibits our directors, NEOs, other elected and appointed officers, designated employees who are subject to specific preclearance procedures under the Company’s insider trading policy and any other employees who receive performance-based compensation, from engaging in hedging, pledging or other specified transactions. Specifically, this policy prohibits such persons from: engaging in hedging or derivative transactions, such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions; entering into margin transactions involving Company stock; pledging Company securities as collateral for loans or other transactions; trading in puts, calls, options, warrants or other similar derivative instruments involving Company securities; or engaging in short sales of Company securities.
None of the shares of Company common stock held by our directors are pledged or subject to any hedging transaction.

46	Northrop Grumman

Compensation of Directors
2023 Director Compensation
The table below provides information on the compensation of our non-employee directors for the year ended          December 31, 2023.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
David P. Abney	165,000	175,000	16	340,016
Marianne C. Brown	180,000	175,000	14,412	369,412
Donald E. Felsinger(4)	53,200	—	13,381	66,581
Ann M. Fudge	155,000	175,000	11,136	341,136
William H. Hernandez(5)	5,813	—	—	5,813
Madeleine A. Kleiner	190,000	175,000	35,304	400,304
Karl J. Krapek(6)	53,200	—	6,851	60,051
Arvind Krishna	140,000	175,000	24	315,024
Graham N. Robinson	143,076	175,000	135	318,211
Kimberly A. Ross	123,216	205,685	10,011	338,912
Gary Roughead	165,000	175,000	18,891	358,891
Thomas M. Schoewe	180,000	175,000	10,754	365,754
James S. Turley	155,000	175,000	2,465	332,465
Mark A. Welsh III	155,000	175,000	1,615	331,615
Mary A. Winston	111,292	205,685	9	316,986
(1)Amounts reflect the annual cash retainer paid to each director, including any applicable annual committee and committee chair retainers and any applicable Lead Independent Director or Chair retainer. As described above, a director may elect to defer all or a portion of his or her annual cash retainer into a deferred stock unit account or alternative investment options. Amounts deferred as Elective Stock Units or deferred into alternative investment options are reflected in this column.
(2)Amounts represent the target value of Automatic Stock Units awarded to each of our non-employee directors in 2023 under the 2011 Plan pursuant to the Amended Director Program. The amount reported for each director reflects the aggregate fair value of the Automatic Stock Units on the grant date, as determined under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, excluding any assumed forfeitures. The grant date fair value assumes the value of dividend equivalents accrued directly on the awarded units. The aggregate number of Automatic Stock Units and Elective Stock Units held by each director as of December 31, 2023 is provided in the Deferred Stock Units table below.
(3)Amounts reflect (i) the estimated dollar value of additional stock units credited to each non-employee director as a result of dividend equivalents earned, directly or indirectly, on reinvested dividend equivalents as such amounts are not assumed in the grant date fair value of the Automatic Stock Units shown in the “Stock Awards” column, and (ii) matching contributions made through our Matching Gifts Program for Education discussed above as follows: Ms. Brown, $10,000; Ms. Fudge, $9,225; Ms. Kleiner, $10,000; Ms. Ross, $10,000 and Mr. Roughead, $10,000.
(4)Mr. Felsinger reached the age of 75 prior to the 2023 Annual Meeting and, in accordance with our director retirement policy, did not stand for re-election at the 2023 Annual Meeting.
(5)Mr. Hernandez, who had served as a director since 2013, died in January 2023.
(6)Mr. Krapek, who had served as a director since 2008 did not stand for re-election at the 2023 Annual Meeting.

2024 Proxy Statement	47

Compensation of Directors
Deferred Stock Units
As of December 31, 2023, the non-employee directors had the following aggregate number of deferred stock units accumulated in their deferral accounts for all years of service as a director, including additional stock units credited as a result of dividend equivalents earned on the stock units.

Name	Automatic Stock Units	Elective Stock Units	Total
David P. Abney	397	—	397
Marianne C. Brown	5,396	3,749	9,145
Donald E. Felsinger(1)	—	—	—
Ann M. Fudge	3,244	523	3,767
William H. Hernandez(2)	—	—	—
Madeleine A. Kleiner	19,813	—	19,813
Karl J. Krapek(1)	—	—	—
Arvind Krishna	573	309	882
Graham N. Robinson	1,164	189	1,353
Kimberly A. Ross	466	—	466
Gary Roughead	10,677	—	10,677
Thomas M. Schoewe	11,995	—	11,995
James S. Turley	4,793	—	4,793
Mark A. Welsh III	3,897	—	3,897
Mary A. Winston	397	—	397
(1)Messrs. Felsinger and Krapek did not stand for re-election at the 2023 Annual Meeting. All stock units were paid out to them in the form of common stock after their retirement from the Board in May 2023.
(2)Mr. Hernandez died in January 2023. All stock units were paid out to his estate in the form of common stock.

48	Northrop Grumman

Proposal 2: Advisory Vote on Compensation of Named Executive Officers
Consistent with Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs. This advisory vote, commonly known as “say-on-pay,” gives our shareholders the opportunity to express their views on our 2023 executive compensation programs and policies for our NEOs. The vote does not address any specific item of compensation and is not binding on the Board; however, as an expression of our shareholders’ views, the Compensation and Human Capital Committee seriously considers the vote when making future executive compensation decisions. The Board has adopted a policy of providing for annual advisory votes on the compensation of our NEOs.
We believe our compensation programs reflect responsible, measured practices that effectively incentivize our executives to dedicate themselves fully to value creation for our shareholders, customers and employees. Our pay practices are aligned with our shareholders’ interests and with leading industry practice and are governed by a set of strong policies. Examples include:
•Double-trigger provisions for change in control situations, and no excise tax gross-ups for payments upon termination after a change in control;
•A recoupment policy applicable to cash and equity incentive compensation payments;
•Stock ownership guidelines of 7x base salary for the CEO and 3x base salary for other NEOs, and stock holding requirements of three years from the vesting date for equity awards; and
•Prohibitions on hedging or pledging of Company stock.
For a more extensive list of our best practices, refer to page 54 of this Proxy Statement. In addition, our Compensation Discussion and Analysis (CD&A) provides a detailed discussion of our performance-based approach to executive compensation. We encourage you to read the CD&A, the rest of this Proxy Statement and our 2023 Form 10-K, which describes our business and 2023 results in more detail.
Recommendation
The compensation of our executives is aligned to performance, is sensitive to shareholder returns, appropriately motivates and retains our executives, and is a competitive advantage in attracting and retaining the high caliber talent necessary to drive our business forward and build sustainable value for our shareholders. Accordingly, the Board recommends that shareholders approve the following resolution:
“RESOLVED, that, as an advisory matter, the shareholders of Northrop Grumman Corporation approve the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
Vote Required
Approval of this proposal requires that the votes cast “for” the proposal exceed the votes cast “against” the proposal. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

2024 Proxy Statement	49

Executive Compensation
Compensation Discussion & Analysis
2023 Named Executive Officers

Kathy J. Warden Chair, Chief Executive Officer and President	David F. Keffer Corporate Vice President and Chief Financial Officer	Mark A. Caylor Corporate Vice President and President, Mission Systems

Thomas H. Jones Corporate Vice President and President, Aeronautics Systems	Roshan S. Roeder Corporate Vice President and President, Defense Systems
Compensation Philosophy and Objectives
We provide attractive, flexible and market-based total compensation programs tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executives and other key employees capable of achieving top performance and generating value for our shareholders, customers and employees.
Our goal is to lead our industry in sustainable performance and build on our strong, enduring values. For our performance-based plans, we select metrics that drive shareholder value and benchmark our performance against peers, the market and our long-range strategic plan (LRSP). Our executive compensation and benefit programs are guided by the following principles:

Pay for Performance
•Our incentive plans are based on peer performance and benchmarks, the market and our LRSP.
•Above-target incentive payouts are awarded when we outperform our peers, market and LRSP benchmarks.

Leadership Recruitment, Retention and Succession
•Compensation is designed to be competitive with our peers and retain top talent.
•Programs are structured to attract, motivate and reward NEOs for delivering operational and strategic performance over time.

Sustainable Performance
•Our Annual Incentive Plan includes both financial and non-financial metrics to ensure we are building a strong foundation for long-term sustainable performance and shareholder value creation, and we are consistent with our commitment to environmental, social and governance responsibilities.

50	Northrop Grumman

Executive Compensation

Alignment with Shareholder Interests
•Our compensation structure places an appropriate amount of compensation at risk based on annual and long-term results.
•At-risk compensation is based on financial and non-financial performance measures and relative Total Shareholder Return (rTSR). Payouts under the rTSR portion of the plan are capped at target if the Company’s TSR is negative over the three-year performance period.
•A significant portion of compensation is delivered in equity, the vesting and value of which provides alignment with shareholder returns.
•Stock ownership guidelines, holding requirements for vested equity awards and our recoupment policy further align executive and shareholder interests.

Benchmarking
•Our compensation programs’ provisions and financial objectives are evaluated on an annual basis and modified in accordance with industry and business conditions (e.g., divestitures, unforeseen impacts, etc.).
•Benchmarks are set using a hybrid approach of peer, market and LRSP data.
•We seek to outperform our peers (a group of top global defense companies identified as the Performance Peer Group on page 56).
•We use a Target Industry Peer Group (TIPG) (identified on page 56) for broader market executive compensation analyses that includes comparisons to companies that reflect the labor market for executive talent.

In the Compensation Discussion and Analysis (CD&A), we provide an overview of our executive compensation programs and the underlying philosophy used to develop the programs. We describe the material components of our executive compensation programs for our 2023 Named Executive Officers (NEOs) and explain how and why our Board’s Compensation and Human Capital Committee determined certain compensation policies and decisions.
We refer to certain non-GAAP financial measures, which are identified with asterisks. For more information, including definitions, reconciliations to the most directly comparable GAAP measure and why these measures may be useful to investors, see “Appendix A - Use of Non-GAAP Financial Measures.” The 2023 NEO compensation is in the Summary Compensation Table on page 71 and other compensation tables contained in this Proxy Statement.

2024 Proxy Statement	51

Executive Compensation
2023 Compensation Elements
Our executive compensation philosophy provides our NEOs with attractive, flexible and market-based total compensation tied to annual and long-term performance and aligned with the interests of our shareholders and our business objectives. The key elements of our compensation programs for our NEOs are summarized below.

Compensation Element	CEO	Other NEOs (Average)	Purpose	Key Characteristics
Fixed	8%	17%
Base Salary			Compensate equitably and competitively	•Determined by level of responsibility, competitive market pay assessment and individual performance
Variable	92%	83%
Annual Incentive Plan (AIP)			Motivate and reward achievement of annual business objectives	•Financial Metrics •35% Adjusted Cash Flow from Operations* •35% Adjusted Segment Operating Income* Growth •20% Pension-Adjusted Operating Margin (OM) Rate* •10% Non-financial Metrics
Long-Term Incentive Plan (LTIP) Restricted Stock Rights (RSRs)			Tie our executive officers’ priorities to shareholders’ and retain executive talent	•30% of annual LTIP grant •Three-year cliff vesting
LTIP Restricted Performance Stock Rights (RPSRs)			Link the interests of our executive officers to shareholders, motivate and reward achievement of long-term strategic goals and retain executive talent
•70% of annual LTIP grant
•Three-year performance period
•Equally weighted metrics of relative TSR, Adjusted Cumulative Free Cash Flow* (Adjusted Cumulative FCF*) and Return on Invested Capital* (ROIC)

* This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial Measures.”

52	Northrop Grumman

Executive Compensation
2023 Performance Highlights

Strong demand drove backlog of $84.2B	Sales grew 7% to $39.3B

Operating Cash Flow of $3.9B Adjusted Free Cash Flow* of $2.1B	Delivered strong return to Shareholders of over $2.6B in dividends & share repurchases

Adjusted Free Cash Flow* ($ in billions)	3-Year Cumulative Total Shareholder Return

$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0
$3.6
$2.2
$2.9
$1.6
$3.9
$2.1
2021
2022
2023
Net cash provided by operating activities
Adjusted FCF*

100%
80%
60%
40%
20%
0%
100%
66%
25%
67%
33%
61%
2021
2022
2023
S&P 500
NOC

* This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial Measures.”
Consideration of Say-On-Pay Vote

The Company annually asks shareholders to approve, on an advisory basis, the compensation paid to our NEOs. We regularly engage with our shareholders to address their questions regarding executive compensation and emphasize our philosophy and competitive pay practices. The Compensation and Human Capital Committee annually reviews and discusses the results of the say-on-pay vote. In 2023, our executive compensation programs continued to receive strong support from shareholders with 97% approval at our 2023 Annual Meeting of Shareholders. Based on its review and feedback from shareholder engagement, the Compensation and Human Capital Committee determined that our programs are effective and aligned with shareholder interests, and no substantive changes were required.
% of votes in favor of Say-on-Pay Proposal in 2023

2024 Proxy Statement	53

Executive Compensation
Our Compensation Best Practices
Our compensation programs incorporate best practices across all industries, including the following:

What We Do			What We Don’t Do
Pay for Performance	Annual Peer Group Review	Long-Term Incentives Focused on Performance	No Individual Change in Control Agreements

Compensation Elements Benchmarked at Market Median	Above-Target Annual Incentive Payouts When We Outperform Our Peer Benchmarks	Independent Consultant Reports Directly to Compensation and Human Capital Committee	No Employment Contracts for Chief Executive Officer (CEO) or Other NEOs

Recoupment Policy on Cash and Equity Incentive Compensation Payments	Dividends Paid Upon Vesting of Equity Awards	Stock Ownership Guidelines and Stock Holding Requirements	No Excise Tax Gross-ups for Payments Received Upon Termination After a Change in Control

LTIP Double Trigger Provisions for Change in Control	Regular Risk Assessments Performed	Cap on Annual Bonuses and RPSR Payouts	No Hedging or Pledging of Company Stock
How We Make Executive Compensation Decisions
Our Compensation and Human Capital Committee leads a rigorous and continuous process evaluating our thoughtfully designed programs throughout the year to ensure that we maintain executive compensation programs that align with the interests of our shareholders.

Assess	Establish

•Feedback from annual say-on-pay vote from shareholder outreach
•Market data with Independent Compensation Consultant
•Alignment of our financial and non-financial performance metrics with our overall strategy
•Annual independent risk review of compensation structure
•Performance metrics for AIP and RPSRs •Relevant compensation and performance peer groups •Annual salary, target AIP and target LTIP awards

Rigorous Committee Oversight

Approve	Monitor

•AIP and RPSR performance metric results •Final total compensation for NEOs (recommend CEO compensation to independent board members for approval)	•Progress against AIP and RPSR performance metrics •NEO performance •Company policies and practices with respect to human capital risks

54	Northrop Grumman

Executive Compensation
Roles and Responsibilities

COMPENSATION AND HUMAN CAPITAL COMMITTEE
•Oversees our compensation policies, incentive and equity compensation plans and approves payments or grants under these plans and the compensation for the elected officers, other than the CEO.
•Recommends the base, bonus, and equity compensation for the CEO to the independent directors of the Board for approval.
•Reviews market data and other input from its Independent Compensation Consultant.
•Reviews and approves incentive goals and objectives (CEO goals and objectives are reviewed and approved by the independent directors).
•Evaluates and approves executive benefit and perquisite programs.
•Evaluates the competitiveness of each elected officer’s total compensation package.
•Oversees and reviews the results of the Company’s diversity, equity and inclusion programs.
•Oversees the Company’s management of its human capital risk.
•Conducts an annual evaluation of the Independent Compensation Consultant.
•Reviews the performance of elected officers.
•Reviews and discusses with management the CD&A and provides a Compensation and Human Capital Committee Report for inclusion in the proxy statement.

INDEPENDENT DIRECTORS	•Evaluate the performance and determine the compensation of the CEO (upon recommendation of the Compensation and Human Capital Committee).

INDEPENDENT COMPENSATION CONSULTANT (Frederic W. Cook & Co.)
•Reports directly to the Compensation and Human Capital Committee.
•Regularly participates in meetings of the Compensation and Human Capital Committee and communicates with the Compensation and Human Capital Committee Chair between meetings as needed.
•Participates in executive session with the Compensation and Human Capital Committee.
•Provides proactive advice to the Compensation and Human Capital Committee on best practices for Board governance of executive compensation, compensation-related risk management and areas for program design to most appropriately support the Company’s business strategy and organizational values.
•Provides a review of market data and advises the Compensation and Human Capital Committee on the levels and structure of our executive compensation policies and procedures, including compensation matters for NEOs.
•Reviews and advises the Compensation and Human Capital Committee on our total compensation philosophy, peer groups and target competitive positioning.
•Identifies market trends and practices and advises the Compensation and Human Capital Committee on program design implications.
•Serves as a resource to the Compensation and Human Capital Committee Chair on setting agenda items for Compensation and Human Capital Committee meetings and researches special projects.
•Receives compensation only for engagement with the Compensation and Human Capital Committee and does not receive any fees or income from the Company.

MANAGEMENT (CEO with assistance from the Corporate Vice President and Chief Human Resources Officer and other Company employees)
•Makes compensation-related recommendations for elected officers, other than the CEO, to the Compensation and Human Capital Committee for its review and approval.
•Assesses each executive’s performance, skills and industry knowledge, market compensation benchmarks, and succession and retention considerations.
•Provides recommendations to the Compensation and Human Capital Committee regarding executive incentive and benefit plan designs and strategies, other than with respect to the CEO. These recommendations include financial and non-financial operational goals and criteria for our annual and long-term incentive plans.

2024 Proxy Statement	55

Executive Compensation
Use of Competitive Data
Our Compensation and Human Capital Committee uses three separate peer groups to set our performance targets and evaluate performance, measure TSR and benchmark executive compensation practices, respectively. The three peer groups are outlined below.
PERFORMANCE PEER GROUP: SET PERFORMANCE TARGETS AND EVALUATE PERFORMANCE
The Compensation and Human Capital Committee uses the Performance Peer Group and LRSP data for the purpose of setting performance targets and evaluating performance of our AIP and LTIP. The LRSP is our five-year strategic operating and financial plan. The Performance Peer Group encompasses the largest global defense companies by government revenues within the aerospace and defense market space. In 2023, the Compensation and Human Capital Committee used the peer group data from The Boeing Company, General Dynamics Corporation, L3Harris Technologies, Inc., Lockheed Martin Corporation and RTX Corporation for the purpose of setting performance targets.
TSR PEER GROUP: 2021-2023 LONG-TERM INCENTIVE AWARDS
Earned awards from the 2021-2023 performance cycle were contingent on our ranking compared to the S&P Industrials and the following TSR peer group:

2021 TSR PEER GROUP

BAE Systems	L3Harris Technologies, Inc.	RTX Corporation(1)
The Boeing Company	Leidos Holdings, Inc.	Thales Group
General Dynamics Corporation	Leonardo
Huntington Ingalls Industries, Inc.	Lockheed Martin Corporation

(1)Raytheon Technologies Corporation was renamed to RTX Corporation.

TARGET INDUSTRY PEER GROUP: BENCHMARK EXECUTIVE COMPENSATION PRACTICES
The Compensation and Human Capital Committee benchmarks our executive compensation levels and practices against the TIPG of 22 companies, including a subset containing six direct peers. Prior to the beginning of the year, the Compensation and Human Capital Committee sets the TIPG used to benchmark compensation for the following year. To identify peer companies for compensation benchmarking purposes, the Independent Compensation Consultant employs an objective criteria-based methodology where:
•the peer company was identified as part of a subset of direct peers with strong alignment to the aerospace and defense industry;
•the peer company was identified as a Global Industry Classification Standard company, with a prioritization of technology, manufacturing and engineering companies;
•revenues, total employees and market capitalization of the peer company were broadly similar to those of the Company; and
•the peer company participated in an annual third party compensation study.

56	Northrop Grumman

Executive Compensation
The Compensation and Human Capital Committee reviews the TIPG annually with the Independent Compensation Consultant. The companies that comprise the 2022 TIPG used for 2023 compensation decisions are listed in the following table:

2022 TARGET INDUSTRY PEER GROUP

3M Company	Honeywell International, Inc.(1)
The Boeing Company(1)	Johnson Controls International plc
Caterpillar, Inc.	L3Harris Technologies, Inc.(1)
Deere & Company	Lockheed Martin Corporation(1)
Eaton Corporation plc	Parker-Hannifin Corporation
Emerson Electric Company	RTX Corporation(1)(2)
General Dynamics Corporation(1)	Textron, Inc.

(1)Included in the subset of six direct peers also used for compensation benchmarking.
(2)Raytheon Technologies Corporation was renamed to RTX Corporation.

In 2023 we increased the TIPG from 14 to 22 companies to broaden the comparative labor market and create a more robust peer group, with added companies meeting five or more key financial metrics such as revenue, market cap and enterprise value. One company, Textron, Inc., was removed as a peer and nine were added, including: Abbott Laboratories, Applied Materials, Inc., Cisco Systems, Inc., Cummins Inc., Illinois Tool Works Inc., Lam Research Corporation, Medtronic plc, PACCAR Inc and QUALCOMM Incorporated.
It is the Company’s pay philosophy to provide the CEO a compensation package that includes competitive elements of base salary and target variable pay relative to the TIPG and the direct six peers noted in the table above.
Another element of the Company’s pay philosophy is to tie a significant portion of the CEO’s pay to performance. As a result, the CEO’s actual compensation may differ from the market median based on the Company’s actual performance.
In determining the base salary and target variable pay elements for the other NEOs, the Compensation and Human Capital Committee establishes the TIPG median as the benchmark. The Compensation and Human Capital Committee also considers several factors in determining their compensation, including executive compensation levels and practices of the TIPG, NEO individual experience, growth in job as demonstrated through sustained performance, leadership impact, retention and pay relative to the CEO. Actual annual incentive awards and long-term incentive award opportunities reflect these factors, as well as Company performance.

2024 Proxy Statement	57

Executive Compensation
Key Components of Our Executive Compensation Programs
Base Salary
The Compensation and Human Capital Committee believes that competitive base salaries are necessary to attract and retain our NEOs. Base salaries are evaluated each year and determined by level of responsibility, competitive market pay assessment and individual performance. The table below reflects each NEO's annual base salary as an elected officer, effective as of December 31 for the respective year.

Name	2023 Base Salary	2022 Base Salary	Increase to Base Salary
Kathy J. Warden	$1,750,000	$1,650,000	6%
David F. Keffer	$855,000	$824,000	4%
Mark A. Caylor	$855,000	$855,000	0%
Thomas H. Jones	$790,000	$765,000	3%
Roshan S. Roeder	$750,000	$750,000	0%
Annual Incentive Compensation
Our NEOs are eligible to receive annual cash bonuses under our 2006 Annual Incentive Plan and Incentive Compensation Plan, as amended and restated effective January 1, 2022 (AIP). We use a balance of financial and non-financial performance metrics aligned with our long-term strategy.
TARGET AWARD LEVELS FOR 2023 AIP
The Compensation and Human Capital Committee approves the annual incentive compensation target payout percentage for each NEO, other than the CEO. For the CEO, such percentage is approved by the independent directors of the Board.
The target incentive award (target bonus) represents a percentage of each NEO’s base salary. Following the completion of the fiscal year, the target bonus is used by the Compensation and Human Capital Committee, together with its assessment of Company performance against established performance criteria, to determine the final bonus award amount.
The 2023 target bonus for the CEO is 185% of base salary. The 2023 target bonus for the CFO is 105% of base salary and is 100% of base salary for each of the other NEOs.

Name	Target Bonus (% of Base Salary)
Kathy J. Warden	185%
David F. Keffer	105%
Mark A. Caylor	100%
Thomas H. Jones	100%
Roshan S. Roeder	100%
Final bonus awards for each NEO were determined by multiplying the Northrop Grumman Company Performance Factor (CPF) by the target bonus. The CPF can range from 0% to 200%.

58	Northrop Grumman

Executive Compensation
ANNUAL INCENTIVE FORMULA FOR 2023:

	X		=
BASE SALARY		TARGET PAYOUT %		TARGET BONUS

	X		=
TARGET BONUS		COMPANY PERFORMANCE FACTOR (1)		FINAL BONUS AWARD

(1) The CPF, which is capped at 200%, is comprised of two components, the Company Metrics Score (financial and non-financial), which can range from 0% to 200%, and a Strategic and Operational Assessment, which can range from 80% to 120%. The Strategic and Operational Assessment allows for broader application of business results not formally reflected in the core financial or non-financial metrics.
Annual performance evaluations are conducted by the CEO for each NEO, other than the CEO, and reviewed with the Compensation and Human Capital Committee. The Compensation and Human Capital Committee considers this performance information as well as the comparison to market data.
2023 AIP METRICS
For the 2023 AIP, we used a mix of financial and non-financial metrics to measure our performance, consistent with 2022. Our AIP metrics reflect our commitment to investing for and achieving long-term profitable growth, maintaining alignment with shareholders’ interests, and incentivizing top performance against our industry peers.
Financial Metrics (90% Weight)
For 2023, the Compensation and Human Capital Committee determined the financial metrics would be Adjusted Cash Flow from Operations*and Adjusted Segment Operating Income* Growth, each weighted at 35% and Pension-Adjusted OM Rate* weighted at 20%. The financial metrics are defined as follows:

Financial Metrics	How Calculated	Rationale

ADJUSTED CASH FLOW FROM OPERATIONS* (35%)	Net cash provided by operating activities, including adjustments as approved by the Compensation and Human Capital Committee.	Emphasizes the importance of generating cash for strategy execution. The metric enables management to make capital investment decisions that support long-term profitable growth.

ADJUSTED SEGMENT OPERATING INCOME* GROWTH (35%)	Segment Operating Income* volume, including adjustments approved by the Compensation and Human Capital Committee.	Incentivizes management to focus on profitable growth and enables management to evaluate the financial performance and operational trends of our sectors.

PENSION-ADJUSTED OM RATE* (20%)	Operating income before FAS/CAS operating adjustment and excluding unallocated state tax impacts reflected within unallocated corporate income (expense) and other approved adjustments, divided by sales.	Establishes high program performance expectations for the Company and incentivizes sound core operational business strategies.

* This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial Measures.”

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Executive Compensation
Non-Financial Metrics (10% Weight)

In addition to the financial goals, various non-financial goals are used to align our objectives with our stakeholders.
For 2023, we selected the following non-financial metrics:

Non-Financial Metric		How Measured
People		Representation of females and people of color in all management level positions with respect to internal and external benchmarks.
DIVERSITY
Perform at or above the Qualtrics Global Norm, with a focus on inclusion and engagement. Results are derived from the annual employee survey with a ”percent favorable response” measurement scale.
EMPLOYEE EXPERIENCE

Environment		Annual progress towards achieving net zero greenhouse gas emissions in the Company's operations by 2035.
ENVIRONMENTAL SUSTAINABILITY

Customer		Program-specific objectives, including defect rates, process quality, supplier quality, planning quality or other appropriate criteria for program type and phase.
QUALITY
Customer feedback, including customer-generated performance scores, award fees and verbal and written feedback.
CUSTOMER SATISFACTION

Payout Levels
Our AIP provides for payout levels from 0% to 200% of target. The minimum, target and maximum performance levels are derived based on an analysis of the historical and forecasted performance of our Performance Peer Group, and LRSP data for the Adjusted Cash Flow from Operations*, Adjusted Segment Operating Income* Growth, and Pension-Adjusted OM Rate* metrics. The non-financial metrics’ performance levels are determined by specific goals approved by the Compensation and Human Capital Committee. Specific values are identified for each metric at selected points in the range between minimum and maximum and other values are determined by linear interpolation between these points. No payout is made if performance is below the minimum. Above-target payouts can be earned only if the Company’s performance exceeds the performance threshold noted in the table on the following page. The maximum payout of 200% is achieved if the Company’s performance is above the approximate top quartile performance target. This structure aligns above-target payouts with superior performance and provides reduced awards for below-target performance.

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2023 AIP PERFORMANCE RESULTS
In determining the CPF, both financial and non-financial performance against goals are assessed. The overall 2023 CPF, based on the financial and non-financial metrics, was determined to be 157%.
As approved by the Compensation and Human Capital Committee, 2023 Company performance calculations were adjusted, as applicable, to exclude the impact of net operating FAS/CAS, deferred state tax expense (benefit), federal and state taxes related to the sale of minority investments, the loss on the sale of a small international subsidiary, CAS pension recoveries, and other adjustments to account for business conditions and certain costs unanticipated at the time the goals were established. Additionally, the Committee approved an adjustment to neutralize the impact of a charge associated with the low-rate initial production phase of the B-21 program. The Committee believed that this adjustment was appropriate as the charge was largely associated with fixed pricing established nearly 10 years ago for options on the low rate initial production phase of the program, and therefore, inclusion of the charge would not be reflective of the Company's strong financial performance in 2023. All adjustments were made by the Committee using its discretion, as provided in our plan, to measure annual incentive performance while maintaining flexibility to provide equitable adjustments that address the impact of material non-operational and unforeseen events. Details are outlined in Appendix A - Use of Non-GAAP Financial Measures.
The individual financial and non-financial performance results are noted below.
FINAL 2023 COMPANY AIP RESULTS

	Weight	Weighted Payout
Financial Metrics	90%	142%
Non-Financial Metrics	10%	15%
Company Payout		157%

FINANCIAL METRICS

Metric/Goal	Weighting	Performance to Achieve Target Payout	2023 Performance	2023 Financial Score

Adjusted Cash Flow from Operations*	35%	$3.2B	$3.6B	68%

Adjusted Segment Operating Income* Growth	35%	$4.1B	$4.3B	57%

Pension-Adjusted OM Rate*	20%	10.6%	10.4%	17%
Financial Metric Results				142%
* This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial Measures.”

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Executive Compensation
NON-FINANCIAL METRICS
The Company demonstrated strong performance in 2023 overall against the non-financial goals and the Compensation and Human Capital Committee approved a non-financial score of 148%, for a weighted payout of 15% .

Exceeded our employee diversity goals in 2023, and continue to make significant progress towards our long-term goals.
DIVERSITY

Exceeded the 2023 target goals against the Qualtrics Global Norm. We achieved highly favorable and above benchmark results.
EMPLOYEE EXPERIENCE

Exceeded the annual target toward reducing greenhouse gas emissions, driving further progress towards our multi-year environmental sustainability goals.
ENVIRONMENTAL SUSTAINABILITY

Exceeded the quality target for the year.
QUALITY

Achieved the customer satisfaction target for the year.
CUSTOMER SATISFACTION

Non-Financial Metric Results	15%

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Compensation and Human Capital Committee Discretion
The Compensation and Human Capital Committee approves bonus amounts for all NEOs except the CEO, whose annual bonus is recommended by the Compensation and Human Capital Committee to the independent members of the Board for approval. The Compensation and Human Capital Committee has discretion to make adjustments to the annual bonus payouts for NEOs, other than the CEO, if it determines such adjustment is warranted due to unforeseen or unusual events. In 2023, the Compensation and Human Capital Committee made no additional adjustments to the recommended CPF or individual AIP participants’ awards.
2023 NEO AIP PAYOUTS
In consideration of both the financial and non-financial performance, the 2023 Company Performance Factor (CPF) was determined to be 157%.
In February 2024, the Compensation and Human Capital Committee recommended, and the independent members of the Board approved, a 2023 annual incentive award of $5,082,875 for our CEO, Ms. Warden. Based on the CPF, Ms. Warden recommended, and the Compensation and Human Capital Committee approved, the other NEOs’ annual incentive awards.

Name	AIP Target % of Salary	AIP Payout Range %	Performance Payout	Actual Payout(1)
Kathy J. Warden	185%	0% - 200%	157%	$5,082,875
David F. Keffer	105%	0% - 200%	157%	$1,409,468
Mark A. Caylor	100%	0% - 200%	157%	$1,342,358
Thomas H. Jones	100%	0% - 200%	157%	$1,240,300
Roshan S. Roeder	100%	0% - 200%	157%	$1,177,500
(1)Actual bonus payouts for 2023 performance are disclosed in this table and in the Summary Compensation Table.
Long-Term Incentive Compensation
In 2023, the Compensation and Human Capital Committee granted awards in the form of RPSRs and RSRs. The awards were comprised of 70% RPSRs and 30% RSRs. The Compensation and Human Capital Committee determined this long-term incentive mix would appropriately motivate and reward the NEOs to achieve our long-term objectives and further reinforce the link between their interests and the interests of our shareholders.

Restricted Performance Stock Rights (RPSRs)
The RPSRs ensure sustainability and achievement of business goals over time. The RPSRs will vest and be distributed following the completion of the three-year performance period (commencing January 1, 2023, and ending December 31, 2025) if goals are met.

Restricted Stock Rights (RSRs) The RSRs provide retentive value and generally vest 100% after three years.
Earned RPSRs and RSRs may be paid in shares, cash or a combination of shares and cash at the Compensation and Human Capital Committee’s discretion. An executive generally must remain employed through the vesting period to earn an award. Vesting for termination due to death, disability, retirement or change in control is discussed in the “Termination Payments and Benefits” section on page 80. Dividend equivalents accrue on both RPSR and RSR awards earned and will be paid upon distribution of the RPSRs and RSRs. Following the distribution, 50% of all net after-tax shares received are subject to a three-year mandatory holding requirement.
RESTRICTED PERFORMANCE STOCK RIGHTS
The Compensation and Human Capital Committee evaluates RPSR performance requirements each year to ensure they are aligned with our business objectives. For the 2023 RPSR grant, the Compensation and Human Capital Committee determined that for the NEOs, performance metrics would be Relative Total Shareholder Return, Adjusted Cumulative FCF* and Return on Invested Capital* (ROIC), each equally weighted at 1/3. The current metrics and weightings reflect the Company’s continued emphasis on operational performance directly impacted by management decisions and behaviors, while maintaining strong alignment with shareholder interests. Based on the performance against these metrics, shares earned for 2023 RPSR grants can vary from 0% to 200% of the rights awarded.

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Metric	Weighting	Rationale
Relative Total Shareholder Return	1/3	Aligns the interests of executives with shareholders.
Adjusted Cumulative FCF*	1/3	Focuses on cash generation to create shareholder value after investing in the business through capital expenditures.
Return on Invested Capital*	1/3	Focuses on effective and profitable deployment of Invested Capital* resources
* This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial Measures.”

2023 RPSR Performance Measures

RPSR Metrics	Calculation

RELATIVE TOTAL SHAREHOLDER RETURN	Relative TSR (rTSR) is measured by comparing cumulative stock price appreciation with reinvestment of dividends over the three-year period to the TSR Peer Group (50% of rTSR portion of award) and to the S&P Industrials (50% of rTSR portion of award), which comprises companies within the S&P 500 classified as Industrials, reflecting the range of similar investment alternatives available to our shareholders. To smooth volatility in the market, the TSR calculation is based on the average of the three-year returns for each of the 30 calendar days, starting from the grant date, to the last 30 days of the performance period. The maximum rTSR payout is capped at 100% of target shares if the absolute TSR is negative, even if the rTSR would have resulted in a higher score.

ADJUSTED CUMULATIVE FCF*	Adjusted Cumulative FCF* focuses on cash generation after capital investments and is calculated as the aggregate Transaction-Adjusted Free Cash Flow Before After-Tax Total Pension Funding*, adjusted to exclude total CAS pension recovery over a three year period.

RETURN ON INVESTED CAPITAL*	Return on Invested Capital* is calculated as the three-year average of Pension-Adjusted Net Operating Profit After-Tax* (Pension-Adjusted NOPAT*) divided by the three-year average of Invested Capital*.
* This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial Measures.”

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Recently Completed RPSR Performance Period (2021-2023)
In February 2021, when granting RPSRs to NEOs who were elected officers at the time of the grant, the Compensation and Human Capital Committee selected rTSR, Adjusted Cumulative FCF* and Operating Return on Net Assets*, equally weighted at 1/3, as the performance metrics for the awards and established the performance criteria for the awards as set forth in the table below. Based on the performance against these metrics, shares earned for 2021 RPSR grants can vary from 0% to 200% of the rights awarded.

		Performance Required to Score
		Threshold	Target		Maximum
RPSR Metrics	Weighting	0%	Low 100%	High 100%	200%	2023 Score

Relative TSR - 2021 TSR Peer Group	1/3					28%

Relative TSR - S&P Industrials						33%

Adjusted Cumulative FCF*	1/3					47%
Operating Return on Net Assets*	1/3					33%
RPSR Performance Factor**						141%
* This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial Measures.”
** As approved by the Compensation and Human Capital Committee, Adjusted Cumulative FCF* and Operating Return on Net Assets* metrics for the 2021 RPSRs were adjusted, as applicable, to neutralize the impact of business conditions and certain costs unforeseen at the time of grant setting. Adjustments include federal and state taxes related to the sale of minority investments, CAS variance to plan, the IT services divestiture, impacts related to international trade restrictions, landlord funded leasehold improvements, and the impact of a charge associated with the low-rate initial production phase of the B-21 program. The Committee believed that this adjustment was appropriate as the charge was largely associated with fixed pricing established nearly 10 years ago for options on the low rate initial production phase of the program, and therefore, inclusion of the charge would not be reflective of the Company's strong financial performance during the vesting period. All adjustments were made by the Committee using its discretion, as provided in our plan, to measure 2021-2023 performance while maintaining flexibility to provide equitable adjustments that address the impact of material non-operational and unforeseen events. Details are outlined in Appendix A - Use of Non-GAAP Financial Measures.

In February 2024, the Compensation and Human Capital Committee reviewed performance for the January 1, 2021 to December 31, 2023 RPSR performance period. The combined weighted score for the metrics generated an overall performance score of 141%.
In February 2024, the NEOs received payouts in stock with respect to the outstanding RPSR awards that were granted in February 2021 for the three-year performance period ending December 31, 2023 (as described further in footnote three of the Outstanding Equity Awards Table on page 74).
Other NEO Benefits
This section describes other benefits the NEOs receive. These benefits are not performance related and are designed to provide a competitive package for purposes of attracting and retaining the executive talent needed to achieve our business objectives. These benefits include retirement benefits, certain perquisites and severance arrangements.
Retirement Benefits
We maintain tax-qualified retirement plans (both defined benefit pension plans and defined contribution savings plans) that cover most of our workforce, including the NEOs. We also maintain nonqualified retirement plans that are available to our NEOs, which are designed to restore benefits that were limited under the tax-qualified plans or to provide supplemental

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Executive Compensation
benefits. Compensation, age and years of service factor into the amount of benefits provided under the plans. Thus, the plans are structured to reward and retain employees of long service and recognize higher performance levels as evidenced by increases in annual pay. The nonqualified supplemental defined benefit plans in which our NEOs participate were frozen as to pay and service as of December 31, 2014.
The Compensation and Human Capital Committee assesses aggregate benefits available to the NEOs and has previously imposed an overall cap, generally limited to no more than 60% of final average pay, on pension benefits for the NEOs (except for small variations due to contractual restrictions under the plans). Additional information about these retirement plans and the NEO benefits under these plans can be found in the Pension Benefits Table and Nonqualified Deferred Compensation Table, on pages 76 and 79, respectively.
Perquisites
Our NEOs are eligible for certain limited executive perquisites that include financial planning and income tax preparation, physical exams and personal liability insurance. The Compensation and Human Capital Committee believes these perquisites are common within the competitive market for total compensation packages for executives and are useful in attracting, retaining and motivating talented executives. Perquisites provided to the NEOs in 2023 are detailed in the Summary Compensation Table on page 71.
Security Arrangements
Given the nature of our business, we maintain a comprehensive security program. Executive protection, including residential and/or travel, is based on a risk assessment and may change based on the individual’s profile. These security requirements are continuously assessed for each member and provided to the Board for informational purposes generally every three years. In selecting the level and form of protection, we and the Board consider security risks faced by those in our industry in general and security risks specific to our Company and its individuals. Based on security threat information obtained and an ongoing dialogue with law enforcement and security specialists, the Board has required that Ms. Warden and other NEOs receive varying levels of residential and travel protection.
Since we require this protection under a comprehensive security program and it is not designed to provide a personal benefit (other than the intended security), we do not view these security arrangements as compensation to the individuals. We report these security arrangements as perquisites as required under applicable SEC rules. In addition, we report them as taxable compensation to the individuals if they are not excludable from income as working condition fringe benefits under Section 132 of the Internal Revenue Code.
The Board has determined that the CEO should avoid traveling by commercial aircraft for purposes of security, rapid availability and communications connectivity during travel, and should use Company-provided aircraft for all air travel. If, as a result, the CEO uses Company-provided aircraft for personal travel, the costs of such travel are imputed as income and are subject to the appropriate tax reporting according to Internal Revenue Code regulations.
We regularly review the nature of the security threat and associated vulnerabilities with law enforcement and security specialists and will continue to adapt our security program as appropriate.
Severance Benefits
We maintain the Severance Plan for Elected and Appointed Officers of Northrop Grumman Corporation (Severance Plan), which is available to Ms. Warden and other NEOs who qualify and are approved to receive such benefits. The purpose of the Severance Plan is to help bridge the gap in an executive’s income and health coverage during a period of unemployment following a qualified termination, and to ensure certain benefits for the Company.
We do not maintain any change in control (CIC) severance plans. In addition, we do not provide excise tax gross-ups for any payments received upon termination after a change in control.
Upon a “qualifying termination” (defined below) the Company may provide severance benefits to eligible NEOs under the Severance Plan. Provided the NEO signs a release and agrees to certain restrictions, he or she may receive: (i) a lump sum severance benefit equal to one and one-half times annual base salary and target bonus, (ii) a prorated performance bonus for the year of termination, (iii) continued medical and dental coverage for the 18-month severance period, (iv) income tax preparation/financial planning fees for the year of termination and the following year and (v) outplacement expenses up to 15% of salary, all subject to management approval. The cost of providing continued medical and dental coverage is based upon current premium costs. The cost of providing income tax preparation and financial planning is capped for the year of termination and for the year following termination. The annual cap for the CEO is $30,000 and for the rest of the NEOs is $18,500.
A “qualifying termination” includes one of the following:

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•involuntary termination, other than for cause or mandatory retirement; or
•election to terminate in lieu of accepting a downgrade to a non-officer position (i.e., good reason).
Change in Control Benefits
We do not maintain separate CIC programs or agreements. The only CIC benefits available to the NEOs are those described in the terms and conditions of the grants under the 2011 Long-Term Incentive Stock Plan (2011 Plan).

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Executive Compensation
Policies and Procedures
Stock Ownership Guidelines
We maintain stock ownership guidelines for our NEOs to further promote alignment of management and shareholder interests. These guidelines require that NEOs own Company stock with a value denominated as a multiple of their annual salaries, which can be accumulated over a five-year period from the date of hire or promotion into an elected officer position.
The guidelines are as follows:

Position	Stock Value as a Multiple of Base Salary

Chair and Chief Executive Officer

Other NEOs
Shares that satisfy the stock ownership guidelines include:
•Company stock owned outright;
•unvested RSRs; and
•the value of shares held in the Northrop Grumman Savings Plan or Northrop Grumman Financial Security and Savings Program.
Unvested RPSRs are not included in calculating ownership until they are converted to actual shares owned.
The Compensation and Human Capital Committee reviews compliance with our stock ownership guidelines on an annual basis. As of December 31, 2023, all NEOs were in compliance with the ownership guidelines or on track to meet the requirement by the end of the five-year period referenced above. The Compensation and Human Capital Committee continues to monitor compliance and will conduct a full review again in 2024.
Stock Holding Requirements
We have holding period requirements for payouts from long-term incentive grants, further emphasizing the importance of sustainable performance and appropriate risk-management behaviors. Under this policy, NEOs are required to hold, for a period of three years, 50% of their net after-tax shares received from RPSR and RSR distributions. These restrictions generally continue following termination and retirement; however, shares acquired from RPSR distributions more than one year after separation from the Company are not subject to the holding requirement.

SHAREHOLDER ALIGNMENT AND FOCUS ON LONG-TERM, SUSTAINABLE GROWTH
STOCK OWNERSHIP	+	STOCK HOLDING	=

Anti-Hedging and Anti-Pledging Policy
Company policy prohibits our NEOs and other elected officers from hedging or entering into margin transactions involving Company stock, and pledging Company securities as collateral for loans or other transactions. Additional information about our policy can be found in “Compensation of Directors - Stock Ownership Requirements and Anti-Hedging and Pledging Policy” on page 46.
Recoupment Policy
The Company’s recoupment policy generally provides that:
•if the Company is required to restate its financial results, the Company will attempt to recover reasonably promptly from each executive officer the amount of any erroneously awarded compensation that was received by such officer;

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•the Board has discretion to recoup performance-based annual or long-term cash or equity incentive payments (collectively, "incentive compensation") paid to an elected officer in the event of a restatement or if an elected officer engages in illegal conduct that causes significant financial or reputational harm to the Company;
•the Board has discretion to recoup incentive compensation paid to the elected officer in the event the elected officer fails to report misconduct of another, or is grossly negligent in fulfilling his or her supervisory responsibilities to prevent such misconduct; and
•the CEO has discretion to recoup under similar circumstances incentive compensation provided to non-elected officers or other employees.
The Company’s recoupment policy includes a three-year look back for recovery of the erroneously awarded compensation or other incentive compensation. It also provides for certain disclosure in the event of recoupment, consistent with SEC and other legal requirements. The Company's Recoupment Policy is filed as Exhibit 97 to our 2023 Form 10-K.
Risk Management
The Compensation and Human Capital Committee annually reviews our compensation programs and together with the Independent Compensation Consultant assesses potential compensation-related risks to the Company. Based on this assessment for 2023, the Compensation and Human Capital Committee determined that the risk profile is appropriate and substantial risk management features are incorporated into our compensation programs. This determination reflects the following conclusions from the detailed risk assessment:
•there is appropriate balance to mitigate compensation-related risk in the executive compensation programs’ designs between fixed and variable pay, cash and stock components, annual and long-term measures, financial and non-financial measures and formulaic and discretionary decisions;
•there are appropriate policies in place to mitigate compensation-related risk, including the Compensation and Human Capital Committee’s and its advisor’s independence, transparent disclosure, officer stock ownership guidelines and holding period requirements, and hedging and recoupment policies; and
•there are no incentive or commission arrangements below the executive level that potentially encourage excessive risk-taking behavior.
Tax Deductibility of Pay
Section 162(m) of the Internal Revenue Code generally limits the annual tax deduction to $1 million per person for compensation paid to the Company’s ”covered employees,” defined to include the CEO, CFO, and the next three highest-paid NEOs excluding the CEO and CFO. The limitation also applies to individuals who were covered employees in any year after 2016.

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Executive Compensation
Compensation and Human Capital Committee Report
The Compensation and Human Capital Committee reviewed and discussed the CD&A with management. Based on such review and discussion, the Compensation and Human Capital Committee recommended to the Board that the CD&A be included in this Proxy Statement. The Board has approved the recommendation.
Compensation and Human Capital Committee
David P. Abney, Chair
Madeleine A. Kleiner
Arvind Krishna
Graham N. Robinson
Gary Roughead
Mary A. Winston

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Compensation Tables
Summary Compensation Table

Name & Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Kathy J. Warden Chair, Chief Executive Officer and President	2023	1,730,769	—	16,000,440	5,082,875	1,205,310	718,099	24,737,493
	2022	1,640,388	—	14,250,021	3,979,800	—	801,863	20,672,072
	2021	1,589,439	—	13,500,119	3,744,000	371,464	671,745	19,876,767
David F. Keffer Corporate Vice President and Chief Financial Officer	2023	849,039	—	3,399,870	1,409,468	—	228,011	5,886,388
	2022	819,387	—	3,200,346	1,104,160	—	211,043	5,334,936
	2021	790,392	—	3,000,038	1,040,000	—	195,335	5,025,765
Mark A. Caylor Corporate Vice President and President, Mission Systems	2023	855,005	—	3,200,380	1,342,358	662,262	130,593	6,190,598
	2022	855,005	—	2,999,816	1,145,706	—	128,645	5,129,172
	2021	855,002	—	3,000,038	1,112,000	206,044	138,474	5,311,558
Thomas H. Jones Corporate Vice President and President, Aeronautics Systems	2023	785,192	—	3,200,380	1,240,300	—	270,042	5,495,914
	2022	762,117	—	2,999,816	1,025,100	—	282,197	5,069,230

Roshan S. Roeder (6) Corporate Vice President and President, Defense Systems	2023	750,000	—	3,149,450	1,177,500	238,461	116,021	5,431,432

(1)Includes amounts deferred under qualified savings and nonqualified deferred compensation plans.
(2)Represents the grant date aggregate fair value of RPSRs and RSRs granted during the periods presented. The fair value of awards was computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, excluding any assumed forfeitures. Assumptions used in the calculation of these amounts are disclosed in Note 14 of the Company’s 2023 Form 10-K. The maximum grant date fair values of the 2023 RPSRs are as follows (grants assume a 200% maximum payout):

Name	Maximum Grant Date Fair Value ($)
Ms. Warden	22,400,592
Mr. Keffer	4,760,124
Mr. Caylor	4,480,702
Mr. Jones	4,480,702
Ms. Roeder	4,199,494
(3)These amounts were paid pursuant to the Company’s AIP and includes amounts deferred under the qualified savings and nonqualified deferred compensation plans.

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Compensation Tables
(4)These amounts relate solely to the increased present value of the NEO’s pension plan benefits using mandatory SEC assumptions (see the descriptions of these plans under the Pension Benefits Table on page 76). The amount accrued in each year differs from the amount accrued in prior years due to an increase in age, service and pay (salary and bonus). The change in pension value is also highly sensitive to changes in the interest rate used to determine the present value of the payments to be made over the life of the executive.
Mr. Keffer and Mr. Jones were hired after the Company’s defined benefit pension plans were closed to new entrants, and as a result, they do not participate in any defined benefit pension plans.
There were no above-market earnings in the nonqualified deferred compensation plans (see the descriptions of these plans under the Nonqualified Deferred Compensation Table on page 79).
(5)    Amounts include, as applicable, (a) the value of perquisites and personal benefits, (b) basic life insurance premiums, (c) matching contributions through the Northrop Grumman Foundation made to eligible educational institutions and to non-profit organizations under a Company program, and (d) Company contributions to defined contribution and deferred compensation plans. Where the value of the items reported in a particular category for an NEO exceeded $10,000 in 2023 (other than perquisites and personal benefits, which are subject to different thresholds as described below), those items are identified and quantified below.
Perquisites and Personal Benefits – Perquisites and other personal benefits provided to certain NEOs are as follows: security, travel-related perquisites (including use of Company aircraft and ground transportation services for personal travel and incidental expenses for family members if accompanying the NEO while on business travel), financial planning/income tax preparation services, insurance premiums paid by the Company on the NEO’s behalf, executive physicals and other nominal perquisites or personal benefits. We determine the incremental cost for perquisites and personal benefits based on costs or charges incurred by the Company for the benefits.
As discussed in “Key Components of Our Executive Compensation Programs - Security Arrangements,” the Company provides NEOs with certain residential and travel security protection due to the nature of our business and security threat information. The amounts reflected in the “All Other Compensation” column include expenses for certain residential and travel security that we treat as perquisites under relevant SEC guidance, even though the need for such expenses arises from the risks associated with their positions with the Company. The Company calculates the cost of travel security coverage based on the hourly rates and overhead fees charged directly to the Company by the firms providing security personnel. If Company security personnel are used, their hourly rates are used to calculate the cost of coverage. The Company calculates the value of personal use of Company aircraft based on the incremental cost of each element. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, maintenance not related to personal trips and flight crew salaries) are not included.
The cost of any category of the listed perquisites and personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and personal benefits for any NEO in 2023, except for the following:
i.Ms. Warden: costs attributable to security protection ($218,016), which includes personal travel on Company aircraft consistent with the Company’s security program ($202,345);
ii.Mr. Keffer: costs attributable to security ($4,897), financial planning ($9,500), executive physical benefit ($3,750);
iii.Mr. Caylor: costs attributable to security ($1,932), financial planning ($13,670), executive physical benefit ($3,750), long-term disability (LTD) employer contributions ($4,156);
iv.Mr. Jones: costs attributable to security ($279), financial planning ($17,587), LTD employer contributions ($2,845); and
v.Ms. Roeder: costs attributable to security ($19,826).
Contributions to Plans – In 2023, we made the following Company contributions to the defined contribution and deferred compensation plans:

Name	Company Contributions ($)
Ms. Warden	456,846
Mr. Keffer	195,320
Mr. Caylor	93,229
Mr. Jones	235,338
Ms. Roeder	83,082
(6)    Ms. Roeder was appointed Corporate Vice President and President Defense Systems October 17, 2022.

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Compensation Tables
2023 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kathy J. Warden	Incentive Plan		—	3,237,500	6,475,000
	RPSR	2/16/2023				—	23,342	46,684		11,200,296
	RSR	2/16/2023							10,760	4,800,144
David F. Keffer	Incentive Plan		—	897,750	1,885,275
	RPSR	2/16/2023				—	4,960	9,920		2,380,062
	RSR	2/16/2023							2,286	1,019,808
Mark A. Caylor	Incentive Plan		—	855,000	1,710,000
	RPSR	2/16/2023				—	4,669	9,338		2,240,351
	RSR	2/16/2023							2,152	960,029
Thomas H. Jones	Incentive Plan		—	790,000	1,580,000
	RPSR	2/16/2023				—	4,669	9,338		2,240,351
	RSR	2/16/2023							2,152	960,029
Roshan S. Roeder	Incentive Plan		—	750,000	1,500,000
	RPSR	2/16/2023				—	4,376	8,752		2,099,747
	RSR	2/16/2023							2,017	899,804
	RSR (5)	12/5/2023							328	149,899
(1)Represents the potential range of payouts under the Company’s AIP. Actual payouts are shown in the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation” on page 71.
(2)These amounts relate to RPSRs granted in 2023 under the 2011 Plan. For additional details on our RPSRs, refer to “Key Components of Our Executive Compensation Programs - Long-Term Incentive Compensation” on page 63.
(3)These amounts relate to RSRs granted in 2023 under the 2011 Plan. For additional details on our RSRs, refer to “Key Components of Our Executive Compensation Programs - Long-Term Incentive Compensation” on page 63.
(4)The grant date fair value of awards was computed in accordance with FASB ASC Topic 718.
(5)Ms. Roeder was granted a RSR award on December 5, 2023 in connection with her role as Corporate Vice President and President, Defense Systems. The grant will vest two years from the grant date.

2024 Proxy Statement	73

Compensation Tables
Outstanding Equity Awards at 2023 Fiscal Year End

Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested(1) (#)	Market Value of Shares or Units of Stock that Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(2) ($)
Kathy J. Warden	2/16/2023	10,760	5,037,186	23,342	10,927,324
	2/15/2022	11,672	5,464,130	25,561	11,966,127
	2/16/2021	14,776	6,917,237	32,505	15,216,891
David F. Keffer	2/16/2023	2,286	1,070,168	4,960	2,321,974
	2/15/2022	2,621	1,226,995	5,741	2,687,592
	2/16/2021	3,284	1,537,372	7,223	3,381,375
Mark A. Caylor	2/16/2023	2,152	1,007,437	4,669	2,185,746
	2/15/2022	2,457	1,150,220	5,381	2,519,061
	2/16/2021	3,284	1,537,372	7,223	3,381,375
Thomas H. Jones	2/16/2023	2,152	1,007,437	4,669	2,185,746
	2/15/2022	2,457	1,150,220	5,381	2,519,061
	2/16/2021	3,284	1,537,372	7,223	3,381,375
Roshan S. Roeder	12/5/2023	328	153,550	—	—
	2/16/2023	2,017	944,238	4,376	2,048,581
	2/15/2022	292	136,697	640	299,610
	2/16/2021	335	156,827	738	345,487
(1)Outstanding RSRs generally vest three years from date of grant.
(2)The value listed is based on the closing price of the Company’s stock of $468.14 on December 29, 2023, the last trading day of the year.
(3)Outstanding RPSRs granted in 2023, 2022 and 2021 vest based on performance for the three-year performance period ending on December 31, 2025, 2024 and 2023, respectively. All RPSR grants are subject to the Compensation and Human Capital Committee’s approval of the performance-based earn-out percentage applicable to the grant following the end of the performance period. Amounts presented assume target level performance. The 2021 RPSRs were distributed in February 2024 upon the Compensation and Human Capital Committee’s approval. The actual number of shares distributed to the NEOs in February 2024 as a result of the vesting was as follows:

Name	Actual Shares Distributed (#)
Ms. Warden	45,832
Mr. Keffer	10,184
Mr. Caylor	10,184
Mr. Jones	10,184
Ms. Roeder	1,041

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Compensation Tables
2023 Stock Vested

	Stock Awards(1)(2)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kathy J. Warden	47,953	22,302,651
David F. Keffer	15,664	7,217,710
Mark A. Caylor	10,657	4,956,582
Thomas H. Jones	1,683	782,819
Roshan S. Roeder	962	447,364
(1)The number of shares and the amounts reflected in the table are reported on an aggregate basis and do not reflect shares sold or withheld to pay withholding taxes.
(2)Consists of RPSRs and RSRs granted in 2020. The 2020 RPSRs vested based on the three-year performance period which ended on December 31, 2022 and were distributed in February 2023. The 2020 RSRs vested three years from the date of grant and were distributed in February 2023, except for Mr. Keffer's 2020 new hire RSRs, which were distributed in May 2023.

2024 Proxy Statement	75

Compensation Tables
2023 Pension Benefits
The following table provides information about the pension plans in which the NEOs participate (described in more detail on the following pages), including the present value of each NEO’s accumulated benefits as of December 31, 2023, calculated pursuant to SEC specifications for this table. Our policy generally limits an executive’s total benefit under these plans to be no more than 60% of final average pay.

Name(1)	Plan Name	Number of Years Credited Service(2) (#)	Present Value of Accumulated Benefit(3) ($)	Payments During Last Fiscal Year ($)
Kathy J. Warden	OSERP II	15.3	3,756,405	—
Mark A. Caylor	S&MS Pension Plan	21.5	806,359	—
	SRIP	21.5	2,307,563	—
	OSERP	12.5	1,039,994	—
Roshan S. Roeder	Pension Plan	22.0	360,128	—
	ERISA 2	22.0	165,792	—
(1)Mr. Keffer and Mr. Jones were hired after the Company’s defined benefit pension plans were closed to new entrants and as a result, they do not participate in any defined benefit pension plans.
(2)Credited service under OSERP for Mr. Caylor is less than actual service because credited service under this plan stopped as of December 31, 2014. Each NEO’s actual service is as follows: Ms. Warden: 15.3 years, Mr. Caylor: 21.5 and Ms. Roeder: 21.8 years.
(3)Amounts are calculated using the following assumptions:
•the NEO retires on the earliest date he/she could receive an unreduced benefit under each plan;
•the form of payment is a single life annuity; and
•the discount rate is 5.14% for the Pension Plan, 5.15% for the S&MS Pension Plan and 5.15% for all other plans. The mortality table is the Pri-2012 White Collar mortality table projected generationally with an adjusted version of Scale MP-2021 for all plans.
Pension Plans and Descriptions
Most of the pension plans were closed to new hires in 2008. Prior to that time, the Company consolidated the pension plan provisions from diverse Heritage Formulas to a Cash Balance Formula. Over time, the Company also transitioned officers, including NEOs, from SERPs to a deferred compensation plan, called the Officers Retirement Account Contribution Plan (ORAC). In addition, all final average pay formulas were frozen as of December 31, 2014.
The pension plans in which NEOs participate are listed below in alphabetical order.
•ERISA 2 is the ERISA Supplemental Program 2. This plan makes participants whole for benefits they lose under the Pension Plan due to certain Internal Revenue Code limits.
•OSERP is the Officers Supplemental Executive Retirement Program. This plan provides a supplemental pension benefit for certain Company officers.
•OSERP II is the Officers Supplemental Executive Retirement Program II. This plan provides a pension benefit for certain Company officers.
•Pension Plan is the Northrop Grumman Pension Plan. This is a tax qualified pension plan covering a broad base of Company employees.
•S&MS Pension Plan is the Northrop Grumman Space & Mission Systems Salaried Pension Plan. This is a tax qualified pension plan covering a broad base of Company employees.
•SRIP is the Northrop Grumman Supplementary Retirement Income Plan. This plan makes participants whole for benefits they lose under the S&MS Pension Plan due to certain Internal Revenue Code limits.

76	Northrop Grumman

Compensation Tables
Pension Plan and S&MS Pension Plan (Tax Qualified Plan)
The Pension Plan and S&MS Pension Plan have a heritage (non-cash balance) pension formula (Heritage Formulas). These are described in detail in the Heritage Formula table that follows. Prior to 2005, the Company transitioned the Heritage Formulas in these plans to a Cash Balance Formula. The Cash Balance Formula is a percentage of pay credited to a hypothetical account, which grows with interest. At retirement, the Cash Balance Account is converted to a monthly pension benefit (further information is included in the Cash Balance Formulas section below). The final benefit from each plan is the sum of the two formulas: the Heritage Formula benefit plus the Cash Balance Formula benefit.
Mr. Caylor receives a benefit under a Heritage Formula and a Cash Balance Formula in the S&MS Pension Plan.
Ms. Roeder has pension benefits under two subplans of the Pension Plan due to her transfer between business units. She receives a benefit under a Heritage Formula and a Cash Balance Formula in the Northrop Grumman Electronic Systems Pension Plan, a subplan of the Pension Plan (ES Subplan) based on her employment in this subplan. She also receives a benefit under the Northrop Grumman Retirement Value Plan (RVP Subplan) Cash Balance Formula.
Heritage Formulas
The following table summarizes the key features of the Heritage Formula applicable to the eligible NEO.

Feature	ES Subplan	S&MS Pension Plan
Benefit Formula	Eligible Pay x 2%	(Final Average Pay x 1.5% minus Covered Compensation x 0.4%) times Pre-January 1, 2005 service
Final Average Pay(1)	Not applicable	Average of the highest five consecutive years of Eligible Pay; Covered Compensation is specified by the IRS
Eligible Pay (limited by Internal Revenue Code section 401(a)(17))	Salary plus bonus paid while participating in this subplan	Salary plus bonus
Normal Retirement	Age 65	Age 65
Early Retirement	Age 58 with 30 years of service or age 60 with 10 years of service	Age 55 with 10 years of service
Early Retirement Reduction (for retirements occurring between Early Retirement and Normal Retirement)	Benefits are reduced for commencement prior to age 65	Benefits are reduced for commencement prior to age 62
(1)Final Average Pay was frozen for the S&MS Pension Plan as of December 31, 2014.
Cash Balance Formulas
The RVP Cash Balance Formula in the Pension Plan is a hypothetical account balance consisting of pay credits plus interest. It has the following features:

•pay credits are a percentage of pay that vary based on an employee's "points" (age plus service) and are credited monthly. The percentage applicable to the NEO as of her transfer from the RVP subplan was 4.5%.
•interest is credited at the 30-year U.S. Treasury bond rate. The December 31, 2023 interest credit rate was 4.28%.
•eligible pay is salary plus bonus, as limited by Internal Revenue Code section 401(a)(17).
•after termination of employment, a participant's vested RVP Cash Balance benefit may be distributed immediately, regardless of age, in a variety of actuarially equivalent monthly annuities or as a lump sum.

The Cash Balance formula in the Pension Plan and the S&MS Pension Plan is a hypothetical account balance consisting of pay credits plus interest. It has the following features:
•pay credits are a percentage of pay that vary based on an employee’s ”points” (age plus service) and are credited monthly. The range of percentages applicable to the NEOs on December 31, 2023 was 6.5% - 7.5%.
•interest is credited at the 30-year U.S. Treasury bond rate subject to a minimum annual interest rate of 2.25%. The December 31, 2023 interest credit rate was 4.28%.

2024 Proxy Statement	77

Compensation Tables
•eligible pay is salary plus bonus, as limited by Internal Revenue Code section 401(a)(17).
•eligibility for early retirement occurs at age 55 with 10 years of service. Benefits may be reduced if commenced prior to Normal Retirement Age (65).
ERISA 2 and SRIP (Nonqualified Restoration Plans)
The ERISA 2 and SRIP are nonqualified plans that restore benefits provided for under the Pension Plan and S&MS Pension Plan, respectively, but for the limits on eligible pay imposed by Internal Revenue Code section 401(a)(17) and the overall benefit limitation of Internal Revenue Code section 415. Benefits and features in these restoration plans otherwise are generally the same as described above for the underlying tax qualified plan.
OSERP and OSERP II (Nonqualified Supplemental Executive Retirement Plans)
These plans provide supplemental pension benefits. They were closed to new hires on or before 2009. In addition, final average pay and associated service under these plans were frozen as of December 31, 2014.
The following chart highlights the key features of these plans applicable to eligible NEOs.

Feature	OSERP and OSERP II(1)
Benefit Formula	Final Average Pay times 2% for each year of service up to 10 years, 1.5% for each subsequent year up to 20 years, and 1% for each additional year over 20 and less than 45
Final Average Pay	Average of highest three years of Eligible Pay
Eligible Pay	Salary and bonus (including amounts above Internal Revenue Code limits and amounts deferred)
Normal Retirement	Age 65
Early Retirement	Age 55 with 10 years of service
Early Retirement Reduction	Benefits are reduced for commencement prior to the earlier of age 65 or 85 points (age + service)
Reductions From Other Plans	Reduced by any other Company pension benefits
(1)Ms. Warden participates in OSERP II, which mirrors the benefits provided under the Cash Balance Formula with a pay-based credit percentage of 6.5% (without regard to limits imposed by the Internal Revenue Code sections 401(a)(17) and 415) and under the OSERP provisions described above.
Information on Executives Eligible for Early Retirement
The following NEO was eligible for early retirement as of December 31, 2023 (timing below excludes delays imposed by Internal Revenue Code section 409A):
•If Mr. Caylor had retired on December 31, 2023, he would have been eligible to receive an estimated total annual pension benefit of $308,729 (commencing January 1, 2024).

78	Northrop Grumman

Compensation Tables
2023 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Kathy J. Warden	Savings Excess	484,251	218,269	982,507	(5,106)	6,086,675
	ORAC	—	228,423	226,571	(5,061)	1,701,709
David F. Keffer	Savings Excess	129,856	97,392	95,741	(6,188)	696,363
	ORAC	—	78,128	26,039	(3,864)	260,881
Mark A. Caylor	Savings Excess	—	—	42,550	—	246,207
	ORAC	—	80,029	100,975	(1,849)	832,436
Thomas H. Jones	Savings Excess	118,423	133,226	97,591	(3,072)	961,404
	ORAC	—	72,412	62,454	(1,633)	541,557
Roshan S. Roeder	Savings Excess	128,532	25,706	46,502	(604)	382,349
	ORAC	—	47,475	22,989	(602)	203,131
(1)NEO contributions in this column are also included in the 2023 Summary Compensation Table on page 71, under the columns entitled “Salary” and “Non-Equity Incentive Plan Compensation.”
(2)Company contributions in this column are included in the 2023 Summary Compensation Table, under the column entitled “All Other Compensation.”
(3)Aggregate earnings in the last fiscal year are not included in the 2023 Summary Compensation Table because they are not above market or preferential.
(4)NEO and Company contributions in this column may include balances for merged plans.
Employee contributions by Ms. Warden and Mr. Keffer for the years ended December 31, 2023, 2022 and 2021, collectively, previously reported as compensation in the Summary Compensation tables, were as follows:

Name	Employee Contributions ($)
Ms. Warden	1,363,502
Mr. Keffer	368,489
Mr. Jones	232,993
Ms. Roeder	128,532
There were no employee contributions made by Mr. Caylor for the years ended December 31, 2023, 2022 and 2021. Because Mr. Jones was not an NEO on December 31, 2021, employee contribution data for that year is not presented. In addition, Ms. Roeder was not an NEO for the years ended December 31, 2022 and 2021, employee contribution data for these years is not presented.
Deferred Compensation Plans and Descriptions
The deferred compensation plans in which the NEOs participate are listed below in alphabetical order:
•ORAC is the Northrop Grumman Officers Retirement Account Contribution Plan. This plan allows eligible executives, including NEOs, to receive a Company contribution of 4% of base salary and bonus.
•Savings Excess Plan is the Northrop Grumman Savings Excess Plan. This plan allows eligible employees, including the NEOs, to (i) defer up to 50% of their salary and bonus beyond the compensation limits of the tax qualified plans and receive a Company matching contribution of up to 7% of pay and (ii) receive Retirement Account Contributions (RAC) and Non-elective Contributions (NEC) beyond the compensation limits in the qualified plan.

2024 Proxy Statement	79

Compensation Tables
Termination Payments and Benefits
The following table summarizes certain payments and benefits the NEOs may receive upon termination, subject to the referenced plans and terms and conditions of the awards.

	Voluntary Termination(3)	Involuntary Termination Not For Cause(3)	Post-CIC Involuntary or Good Reason Termination	Death or Disability(3)
RSRs(1)
Unvested RSRs are forfeited, except in the case of early retirement where the RSRs are prorated and mandatory retirement (age 65) where they will fully vest. Retention awards do not include retirement provisions.
		Unvested RSRs are forfeited, except in the case of early retirement where the RSRs are prorated and mandatory retirement (age 65) where they will fully vest. Retention awards do not include retirement provisions.	For certain change in control events as set forth in the 2011 Plan (CIC), unvested RSRs will vest and payment is accelerated, only in the event of a double trigger (CIC and termination other than for cause within the specified period), or if the acquiring company fails to assume the awards; subject to certain limitations to the extent such accelerated payments would otherwise trigger an excise tax.	Unvested RSRs will fully vest and payment is accelerated.
RPSRs(1)(2)	Unvested RPSRs are forfeited except in the case of early retirement where the RPSRs are prorated and mandatory retirement (age 65) where they fully vest.	Unvested RPSRs are forfeited except in the case of early retirement where the RPSRs are prorated and mandatory retirement (age 65) where they fully vest.	For a CIC, unvested RPSRs will fully vest and payment is accelerated based on a truncated performance period, only in the event of a double trigger (CIC and termination other than for cause within the specified period), or if the acquiring company fails to assume the awards; subject to certain limitations to the extent such accelerated payments would otherwise trigger an excise tax.	Unvested RPSRs are prorated and payment, at target, is accelerated.
Cash Severance	No payment.	Lump sum equal to 1.5x base salary and bonus target and a prorated performance bonus for the year of termination.	No payment.	No payment.
Medical/Dental Continuation	No payment.	Continued medical and dental coverage for the 18-month severance period.	No payment.	No payment.
Financial Planning/Income Tax	No payment.	Reimbursement of fees for the year of termination and the following year.	No payment.	No payment.
Outplacement Services	No payment.	Expenses up to 15% of base salary.	No payment.	No payment.
(1)Terms of equity awards granted to the NEOs under the 2011 Plan.
(2)Subject to the Compensation and Human Capital Committee’s approval of the earn-out percentage based on the RPSR performance metrics.
(3)Any retirement treatment requires employment for at least six months following the grant date with respect to RSRs and at least six months of the performance period with respect to RPSRs.

80	Northrop Grumman

Compensation Tables
The Potential Termination Payments Table provides estimated payments and benefits that the Company would have provided to each NEO if his or her employment had terminated on December 31, 2023 for the reasons set forth in the table below. The Company stock price is assumed to be $468.14, the closing market price on December 29, 2023, the last trading day of the year. These payments and benefits are payable based on:
•the Severance Plan; and
•the 2011 Plan and the terms and conditions of equity awards made pursuant to the plan.
Due to the many factors that affect the nature and amount of any benefits provided upon termination events, actual amounts paid or distributed to NEOs may be different from the values shown in the table. Factors that may affect these amounts include timing during the year of the occurrence of the event, our stock price, the NEO’s age and the terms and circumstances of the event. The amounts described below are in addition to an NEO’s benefits described in the Pension Benefits and Nonqualified Deferred Compensation Tables on pages 76 and 79, respectively, as well as benefits generally available to our employees such as distributions under our savings plan, disability or life insurance benefits and accrued vacation.

2024 Proxy Statement	81

Compensation Tables
Termination Payment Table
Potential Termination Payments

Name	Executive Benefits	Voluntary Termination ($)	Involuntary Termination Not For Cause(1) ($)	Post-CIC Involuntary or Good Reason Termination(2) ($)	Death or Disability ($)
Kathy J. Warden	RSRs (3)	—	—	17,418,553	17,418,553
	RPSRs (3)	—	—	22,893,451	11,608,936
	Severance Benefits (4)
	Cash Severance	—	7,481,250	—	—
	Medical/Dental Continuation	—	19,149	—	—
	Financial Planning/Income Tax	—	30,000	—	—
	Outplacement Services	—	262,500	—	—
David F. Keffer	RSRs (3)	—	—	3,834,535	3,834,535
	RPSRs (3)	—	—	5,009,566	2,562,598
	Severance Benefits (4)
	Cash Severance	—	2,629,125	—	—
	Medical/Dental Continuation	—	19,149	—	—
	Financial Planning/Income Tax	—	18,500	—	—
	Outplacement Services	—	128,250	—	—
Mark A. Caylor	RSRs (3)	2,482,078	2,482,078	3,695,029	3,695,029
	RPSRs (3)	2,405,303	2,405,303	4,704,807	2,405,303
	Severance Benefits (4)
	Cash Severance	—	2,565,000	—	—
	Medical/Dental Continuation	—	6,198	—	—
	Financial Planning/Income Tax	—	18,500	—	—
	Outplacement Services	—	128,250	—	—
Thomas H. Jones	RSRs (3)	2,482,078	2,482,078	3,695,029	3,695,029
	RPSRs (3)	2,405,303	2,405,303	4,704,807	2,405,303
	Severance Benefits (4)
	Cash Severance	—	2,370,000	—	—
	Medical/Dental Continuation	—	7,765	—	—
	Financial Planning/Income Tax	—	18,500	—	—
	Outplacement Services	—	118,500	—	—
Roshan S. Roeder	RSRs (3)	—	—	1,391,312	1,391,312
	RPSRs (3)	—	—	2,348,191	881,508
	Severance Benefits (4)
	Cash Severance	—	2,250,000	—	—
	Medical/Dental Continuation	—	20,262	—	—
	Financial Planning/Income Tax	—	18,500	—	—
	Outplacement Services	—	112,500	—	—

82	Northrop Grumman

Compensation Tables
(1)Similar treatment provided for certain “good reason” terminations, as described in “Key Components of Our Executive Compensation Programs - Severance Benefits” found on page 66; however, there would be no termination payment in the event of an involuntary termination for cause.
(2)The amounts assume full acceleration, which, as discussed above, may not occur to the extent that it would result in an excise tax that decreases the after-tax value of the awards to an NEO.
(3)Long-term Incentive awards result in a benefit under Voluntary Termination and Involuntary Termination Not for Cause only if eligible for retirement treatment under the terms and conditions of the grants.
(4)Represents the following benefits under the Severance Plan, assuming a termination date of December 31, 2023: (i) cash severance equivalent to one and a half times the sum of the annual base salary and target annual bonus, (ii) continued medical/dental coverage for the severance period, (iii) financial planning/income tax preparation fees for the year following termination and (iv) outplacement services up to 15% of salary.

2024 Proxy Statement	83

2023 CEO Pay Ratio
We are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our CEO, Ms. Warden, as of our fiscal year end December 31, 2023. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
In accordance with SEC rules, we re-identified the median employee in 2023. We determined that as of October 31, 2023 the company's global employee population consisted of approximately 100,600 individuals. We selected October 31, 2023 to allow sufficient time to identify the median employee given the global scope of our operations. As a company, we decided to scope in all employees in our domestic and international locations.
To identify the median employee, we used wages comprised of base salary, overtime pay and shift premiums for the ten-month period ending October 31, 2023. We believe this measure provides a reasonably obtainable and reflective component of compensation from which to identify the median employee.
We calculated the median employee’s annual total compensation in the same manner as the CEO’s annual total compensation as calculated in the Summary Compensation Table on page 71. The median employee’s annual total compensation was $114,197, which includes other forms of compensation such as financial and wellness benefits. The CEO’s annual total compensation was $24,737,493. Based on this information, for 2023 the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee was 217:1.

84	Northrop Grumman

Pay Versus Performance
Pay Versus Performance Table
The following table provides four years of the Company’s compensation and performance history prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act/Securities Exchange Act of 1934, as amended (the “Exchange Act”) and does not necessarily reflect value actually realized by the executives or how our Compensation and Human Capital Committee evaluates compensation decisions in light of company or individual performance. For information on how our Compensation and Human Capital Committee aligns pay with performance when making compensation decisions, please review the Compensation Discussion and Analysis beginning on page 50.
Based on the data shown in the table there is general alignment between the "compensation actually paid" (CAP), as defined by the SEC, and the included metrics. While the CAP calculation includes important compensation elements, it does not reflect the executives' "earned" compensation.

Year(1)	Summary Compensation Table (SCT) Total for Principal Executive Officer (PEO) ($)	CAP to PEO(2)(3) ($)	Avg SCT Total for non-PEO NEOs ($)	Avg CAP to non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	CSM: Adjusted Cash Flow from Operations*(6) ($)
					TSR(4) ($)	Peer Group TSR(4)(5) ($)
2023	24,737,493	13,440,872	5,751,083	3,930,874	145.27	111.48	2,056,000,000	3,637,000,000
2022	20,672,072	54,746,734	5,388,919	11,074,607	166.57	106.08	4,896,000,000	3,913,000,000
2021	19,876,767	38,893,119	5,274,973	9,100,357	116.47	91.84	7,005,000,000	4,475,000,000
2020(7)	20,807,144	14,601,902	5,526,430	2,671,853	90.08	82.41	3,189,000,000	5,135,000,000
* This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial Measures.”
(1) Ms. Warden is included as the Principal Executive Officer (PEO), CEO, for years 2023, 2022, 2021 and 2020. Messrs. Keffer, Caylor and Jones and Ms. Roeder are included in the non-PEO NEO averages for 2023. Messrs. Keffer, Bromberg, Caylor and Jones are included in the non-PEO NEO averages for 2022. Messrs. Keffer, Caylor, Larson and Ms. Petryszyn are included in the non-PEO NEO averages for 2021. Messrs. Keffer, Caylor, Larson, Pamiljans and Bedingfield are included in the non-PEO NEO averages for 2020.
(2) The CAP calculations for the PEO and non-PEO NEOs are included in the table below, as defined by the SEC. The non-PEO NEOs reflect an average for each year.
CAP Calculation =
Summary Compensation Table
- Annual stock award
- Change in pension value (a)
+ Pension service cost
+ Prior pension service cost
± Fair value of current year equity awards, annual change in fair value as of year-end for unvested awards, fair value as of vesting of awards granted and vested in year, annual change in value as of vesting of prior year's awards, annual change in value of prior year's awards forfeited and value of dividends or other earnings paid on stock

Year ($M)	CAP Calculation (per SEC)
	PEO
	SCT Total	Annual Stock Award	Change in Pension Value	Pension Service Cost	Prior Pension Service Cost	Equity Value	Total
2023	24.7	(16.0)	(1.2)	0.35	—	5.5	13.4
2022	20.7	(14.3)	—	0.52	—	47.8	54.7
2021	19.9	(13.5)	(0.4)	0.51	—	32.4	38.9
2020	20.8	(13.5)	(1.1)	0.42	—	8.0	14.6

2024 Proxy Statement	85

Pay Versus Performance

Year ($M)	CAP Calculation (per SEC)
	Non-PEO NEOs (Avg)
	SCT Total	Annual Stock Award	Change in Pension Value	Pension Service Cost	Prior Pension Service Cost	Equity Value	Total
2023	5.8	(3.2)	(0.2)	0.04	—	1.5	3.9
2022	5.4	(3.4)	—	0.05	—	9.1	11.1
2021	5.3	(3.1)	(0.1)	0.06	—	7.0	9.1
2020	5.5	(2.8)	(0.4)	0.09	—	0.3	2.7
a.The change in pension value amounts relate solely to the increased present value of the NEO’s pension plan benefits using mandatory SEC assumptions, see additional information in the Summary Compensation Table on page 71.
(3) Key components that factor into the amount reported as CAP (in accordance with the SEC definition) are the Company’s year-end stock value and equity awards. Executives receive the value of their equity grants only upon vesting. The value reflected for unvested grants, as calculated in CAP, does not reflect value actually received or realized by the executives during the covered year. The equity component of CAP for fiscal years 2023, 2022, 2021 and 2020 are further detailed in the table below. The equity values were calculated in accordance with the SEC methodology for determining CAP for each year shown.
The amounts deducted or added in calculating the equity award adjustments are as follows:

Year ($M)	Equity Valuation
	PEO
	Fair Value of Current Year Equity Awards as of Year-End	Annual Change in Fair Value as of Year-End for Unvested Awards	Fair Value as of Vesting of Awards Granted and Vested in Year	Annual Change in Value as of Vesting of Prior Year's Awards	Annual Change in Value of Prior Year's Awards Forfeited	Value of Dividends or Other Earnings Paid on Stock	Total Equity Value Included in CAP
2023	17.1	(8.1)	—	(4.6)	—	1.1	5.5
2022	25.5	13.2	—	8.2	—	0.9	47.8
2021	22.5	4.7	—	4.4	—	0.8	32.4
2020	11.6	(3.1)	—	(0.9)	—	0.4	8.0

Year ($M)	Equity Valuation
	Non-PEO NEOs (Avg)
	Fair Value of Current Year Equity Awards as of Year-End	Annual Change in Fair Value as of Year-End for Unvested Awards	Fair Value as of Vesting of Awards Granted and Vested in Year	Annual Change in Value as of Vesting of Prior Year's Awards	Annual Change in Value of Prior Year's Awards Forfeited	Value of Dividends or Other Earnings Paid on Stock	Total Equity Value Included in CAP
2023	3.5	(1.4)	—	(0.8)	—	0.2	1.5
2022	5.6	2.2	—	1.2	—	0.1	9.1
2021	5.0	1.0	0.2	0.7	—	0.1	7.0
2020	2.4	(0.5)	—	(0.1)	(1.6)	0.1	0.3
In 2023, the fair value of grants slightly decreased. In 2022 and 2021, the fair value of the grants awarded in the respective years increased at the end of the year due to the growth in stock price, which is a key driver of the amount of, and change in, CAP year-over-year. The grant date aggregate fair value of the grants awarded in 2020 was higher compared to the fair value at the end of the year due to the decrease in stock price.
The Company’s relative TSR and operational metrics score determine the number of performance shares that vest for each three-year cycle, ranging from 0% to 200% for the 2023, 2022 and 2021 RPSR grants, and 0% to 150% for the RPSR grants awarded in 2020, 2019 and 2018. The executive RPSR performance scores were 141%, 135%, 122% and 105%, in 2023, 2022, 2021, and 2020, respectively, which contributed to the incremental change in CAP year-over-year, along with the change in stock price.
Mr. Bedingfield terminated his employment in 2020 and was not retirement eligible. He forfeited nearly $8M in equity value. The average non-PEO NEO CAP in 2020 was greatly impacted by the forfeited awards. Additional details included in footnote seven.
(4) TSR has been calculated in the same manner as under S-K 402(v)(2)(iv).
(5) Standard & Poor’s (S&P) Aerospace and Defense (A&D) Index as disclosed in the Company’s Annual Report on Form 10-K, filed on January 25, 2024.
(6) Adjusted Cash Flow from Operations*, as defined on page 116, is the Company Selected Measure (CSM), linking performance for the most recently completed fiscal year to CAP for the PEO and non-PEO NEOs. The selected measure focuses on cash generation for strategy execution and enables management to make capital investment decisions that support long-term profitable growth. For more information, including how the measure is calculated, see “Appendix A - Use of Non-GAAP Financial Measures” on page 116.

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Pay Versus Performance
(7) Mr. Bedingfield was the Corporate Vice President and Chief Financial Officer in 2019. He stepped down from his position effective February 17, 2020 and left the Company February 21, 2020. On February 6, 2020 the Company filed a Form 8-K which included, as an exhibit, the Separation Agreement with Mr. Bedingfield. A significant portion of Mr. Bedingfield's LTI awards were forfeited upon termination, amounting in a loss of about $8M. With Mr. Bedingfield excluded, the average CAP for non-PEO NEOs is $4.5M.
Tabular List of Performance Measures
In 2023, the greatest impact on the compensation of our PEO and non-PEO NEOs was from the Company's LTI plan, particularly our performance against the metrics for our RPSRs, which comprise 70% of the LTI award and approximately half of the total direct compensation for our PEO and non-PEO NEOs. The RPSR metrics reflect the Company’s continued emphasis on operational performance directly impacted by management decisions and behaviors, and are set to motivate and reward the PEO and non-PEO NEOs to achieve our long-term objectives. The metrics reinforce the link between the Company's interests and the interests of our shareholders. For more detail, see the “Key Components of Our Executive Compensation Programs” section. These performance measures align to the Company’s “Compensation Philosophy and Objectives” as defined in the Compensation Discussion & Analysis, on page 50.
In addition, absolute TSR, which reflects our Company's stock value, is another important measure because it has a significant impact on our executives' required CAP calculation. It is important to note, if absolute TSR is negative, the relative TSR (rTSR) RPSR metric is capped at 100%. Lastly, Adjusted Cash Flow from Operations*, the CSM, focuses on generating cash for strategy execution and enables leaders to make capital investment decisions that support long-term growth. The metric is an important driver for assessing the Company's AIP performance.
These key financial performance measures are as follows:

Performance Measures	Type
Adjusted Cumulative FCF*	RPSR Metric
Relative TSR	RPSR Metric
Return on Invested Capital* (ROIC)	RPSR Metric
Absolute TSR	Value of LTI
Adjusted Cash Flow from Operations*	CSM/AIP Metric
* This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial Measures.”

2024 Proxy Statement	87

Pay Versus Performance
Relationship Between CAP and Financial Performance Measures
As shown in the chart below, the Company’s three-year cumulative TSR outperformed the companies included in the S&P A&D Index. The PEO and other non-PEO NEOs’ CAP amounts are aligned with the Company’s TSR. This is due primarily to the Company’s use of equity incentives, which are tied directly to stock price in addition to the Company’s financial performance.
Adjusted Cash Flow from Operations* was selected as the CSM to focus on an annual metric, per SEC guidance. This metric emphasizes the importance of generating cash for strategy execution and enables management to make capital investment decisions, which were impacted by pension reimbursements in 2023 and 2022, as well as tax legislation in 2022. Since it has a stronger focus on our annual performance rather than long-term performance, the impact of Adjusted Cash Flow from Operations* on CAP is moderate compared to the LTI plan metrics.
While the Company is required to include net income as a metric in the Pay Versus Performance table, we do not believe the metric is an appropriate selection for analyzing CAP, as defined by the SEC. Net income is not used to measure compensation due to the non-operational impacts of the annual mark-to-market pension and OPB adjustments, which include actuarial gains and losses that can vary significantly from year to year.
* This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial Measures.”

88	Northrop Grumman

Equity Compensation Plan Information
We currently maintain two equity compensation plans: the 2011 Plan and the 1993 Stock Plan for Non-Employee Directors, as amended (1993 Directors Plan). Each of these plans has been approved by our shareholders.
The following table sets forth the number of shares of our common stock to be issued upon payout of outstanding awards and the number of shares remaining available for future award grants under these equity compensation plans as of December 31, 2023.

Plan category	Number of shares of common stock to be issued upon exercise of outstanding options and payout of outstanding awards(1) (#)	Weighted-average exercise price of outstanding options(2) ($)	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)(3) (#)
Equity compensation plans approved by shareholders	1,105,287	N/A	4,354,180
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	1,105,287	N/A	4,354,180	(4)
(1)This number includes 499,159 shares that were subject to outstanding stock awards granted under the 2011 Plan, 250,941 awards earned at year end but pending distribution subject to final performance adjustments, 67,582 shares subject to outstanding stock units credited under the 2011 Plan and 1993 Directors Plan, and additional performance shares of 287,605, which reflect the number of shares deliverable under payment of outstanding restricted performance stock rights, assuming maximum performance criteria have been achieved.
(2)There were no options outstanding as of December 31, 2023.
(3)Of the aggregate number of shares that remained available for future issuance, 4,354,180 were available under the 2011 Plan as of December 31, 2023. No new awards may be granted under the 1993 Directors Plan.
(4)After giving effect to our February 2024 awards, the number of shares of common stock remaining available for future issuance would be 3,978,120 (assuming maximum payout of such awards).

2024 Proxy Statement	89

Proposal 3: Ratification of Appointment of Independent Auditor
The Audit and Risk Committee believes that the appointment of Deloitte & Touche LLP (Deloitte) is in the best interests of the Company and its shareholders, and proposes and recommends that the shareholders ratify the Audit and Risk Committee’s appointment of Deloitte as our independent auditor for 2024. Deloitte served as our independent auditor for 2023, and Deloitte or its predecessors have served as the independent auditor for the Company (including certain of its predecessor companies) since 1975. The Audit and Risk Committee is responsible for the appointment, compensation, retention, oversight, evaluation and termination, if necessary, of our independent auditor. The Audit and Risk Committee is responsible for reviewing and pre-approving audit and non-audit services and related fees for the independent auditor. In addition, the Audit and Risk Committee, at least annually, reviews and evaluates with management and our internal auditors Deloitte’s performance. The Audit and Risk Committee also reviews the performance of Deloitte’s lead audit partner, and the Audit and Risk Committee and its Chair oversee the rotation of Deloitte’s lead audit partner and are involved in the selection and approval of the lead audit partner. The lead audit partner rotates every five years in accordance with regulatory requirements.
Although ratification is not required by our Bylaws or otherwise, the Audit and Risk Committee is submitting the selection of Deloitte to shareholders as a matter of good corporate governance. If the shareholders fail to ratify the appointment of Deloitte, the Audit and Risk Committee will consider this in its selection of auditor for the following year. A representative from Deloitte will attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.
Vote Required
Approval of this proposal requires that the votes cast “for” the proposal exceed the votes cast “against” the proposal. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.

Audit Fees and All Other Fees
The following table summarizes aggregate fees incurred for professional audit services for the audit of the Company’s consolidated financial statement audits for the years ended December 31, 2023 and 2022, and fees billed for other services in fiscal years 2023 and 2022, in each case by Deloitte, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates:

	2023	2022
Audit Fees(1)	$21,144,000	$20,067,000
Audit-Related Fees(2)	—	—
Tax-Related Fees(3)	363,000	382,000
All Other Fees	—	—
Total Fees	$21,507,000	$20,449,000
(1)Audit fees for 2023 and 2022 reflect fees of $18,960,000 and $18,085,000, respectively, for the consolidated financial statement audits and include the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees for 2023 and 2022 also include $1,925,000 and $1,908,000, respectively, for foreign statutory audits. Fees for foreign statutory audits are reported in the year in which the audits are performed. For example, foreign statutory audit fees reported in 2023 relate to audits of the Company’s foreign entities for the fiscal year ended 2022. The remaining 2023 audit fees primarily relate to audit services associated with the Company’s Form 8-K filing in connection with its debt offering in February 2023, the Company’s Form S-3 filing in March 2023, and the Company’s Form S-8 filing in July 2023.

90	Northrop Grumman

Proposal 3: Ratification of Appointment of Independent Auditor
(2)Audit-related fees reflect fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements. There were no additional audit-related fees in 2023 or 2022. Audit-related fees exclude fees related to benefit plan audits, which are paid for by the plans, that totaled $1,496,000 for 2023 and $1,419,000 for 2022.
(3)Tax-related fees during 2023 and 2022 reflect fees of $363,000 and $382,000, respectively, for services concerning foreign income tax compliance, foreign Value Added Tax compliance and other tax matters.
Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services
It is the Audit and Risk Committee’s policy to pre-approve all audit and permitted non-audit services provided by our independent auditor in order to provide reasonable assurance that the provision of these services does not impair the auditor’s independence. Pre-approval may be given at any time. The Audit and Risk Committee has delegated pre-approval authority for any individual project up to $1 million to the Chair of the Audit and Risk Committee.
The decisions of the Chair to pre-approve a permitted service are reported to the Audit and Risk Committee at its next meeting. The independent auditor is required to periodically report to the full Audit and Risk Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval policy, as well as the fees for the services performed to date.
The Audit and Risk Committee approved all audit and non-audit services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates during 2023 and 2022, in each case before being engaged to provide those services.
Audit and Risk Committee Report
The Audit and Risk Committee of the Board of Directors is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities over the Company’s accounting, auditing and financial reporting processes and financial risk assessment and management process, and for monitoring compliance with certain regulatory and compliance matters. The Audit and Risk Committee’s written charter describes the Audit and Risk Committee’s responsibilities and has been approved by the Board of Directors.
Management is responsible for preparing the Company’s financial statements and for the financial reporting process, including evaluating the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting.
Deloitte & Touche LLP (Deloitte), the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America, and on the effectiveness of the Company’s internal control over financial reporting.
In connection with the preparation of the Company’s financial statements as of and for the year ended December 31, 2023, the Audit and Risk Committee reviewed and discussed the audited financial statements with the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Deloitte. The Audit and Risk Committee also discussed with Deloitte the communications required under applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB, and, with and without management present, discussed and reviewed the results of Deloitte’s examination of the financial statements. Additionally, the Audit and Risk Committee discussed with the Company’s internal auditors the results of their audits completed during 2023.
The Audit and Risk Committee received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit and Risk Committee concerning independence. In addition, the Audit and Risk Committee discussed with Deloitte that firm’s independence from the Company.

2024 Proxy Statement	91

Proposal 3: Ratification of Appointment of Independent Auditor
Based on the Audit and Risk Committee’s review and discussions described in this report, the Audit and Risk Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements for the year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC. The Audit and Risk Committee also reappointed Deloitte to serve as the Company’s independent auditor for 2024, and requested that this appointment be submitted to shareholders for ratification at the Annual Meeting.
AUDIT AND RISK COMMITTEE
Thomas M. Schoewe, Chair
Marianne C. Brown
Ann M. Fudge
Kimberly A. Ross
James S. Turley
Mark A. Welsh III

92	Northrop Grumman

Proposal 4: Elimination of Personal Liability of Officers for Monetary Damages for Breach of Certain Fiduciary Duties as Permitted by Delaware Law

In March 2024, the Board of Directors (Board) approved and declared advisable an amendment (Amendment) to our Amended and Restated Certificate of Incorporation (Certificate of Incorporation) to provide for the elimination of personal liability of certain officers for monetary damages for breach of certain fiduciary duties as an officer, to the extent permitted by the Delaware General Corporation Law (DGCL). We are asking shareholders to approve this Amendment, as set forth in the form attached as Exhibit A to this Proxy Statement, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text.

Background

Our Certificate of Incorporation currently contains a provision in Article Fifteenth eliminating the monetary liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL. Effective August 2022, Section 102(b)(7) of the DGCL was amended to allow Delaware corporations to include in their certificates of incorporation provisions limiting the monetary liability of the following officers for breach of the duty of care in certain actions: (1) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (2) an individual identified in the corporation’s SEC filings as one of its most highly compensated officers; and (3) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.

As permitted by Section 102(b)(7) of the DGCL, the Amendment would only limit the monetary liability of these officers for breaches of the fiduciary duty of care in any direct claim, but consistent with Section 102(b)(7) of the DGCL, as currently in effect, would not limit monetary liability of these officers in any action brought by or in the right of the Company, such as derivative claims by shareholders on behalf of the Company for breach of the fiduciary duty of care. Further, like the provision limiting monetary liability of directors, the Amendment would (1) not limit the monetary liability of these officers for any breach of the fiduciary duty of loyalty to the Company or its shareholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit, and (2) provide that, if the DGCL is amended in the future to authorize further limitation of the liability of officers, then the monetary liability of these officers will be limited to the fullest extent permitted by the DGCL, as so amended.

This Amendment Further Enhances the Company's Ability to Attract and Retain Key Officers

After careful deliberation, including a review of recent corporate governance trends and evolving best practices, the Board determined that it is in the best interest of the Company and our shareholders to approve the Amendment so that exculpatory protection from certain monetary liabilities is available to our officers to the fullest extent permitted by Section 102(b)(7) of the DGCL. In the absence of such protection, qualified officers might be deterred from serving as officers or from making business decisions as officers that involve risk, due to potential exposure to personal monetary liability for business decisions.

The Board is committed to ensuring that our officers and directors are appropriately protected, consistent with applicable law and our values, when acting on behalf, and in the best interest, of our Company and shareholders. Taking into account (1) that the Amendment, which aligns with exculpation provisions applicable to our directors, will further enhance the Company’s ability to attract and retain key officers by mitigating the risk of certain personal financial claims that could arise in an individual’s capacity as an officer while also potentially reducing future litigation costs associated with frivolous lawsuits; (2) the narrow types of claims for which officers’ monetary liability would be limited under the Amendment (similar to the limitations of liability already provided to directors) and (3) a review of recent corporate governance trends and evolving best practices, the Board determined that it is in the best interests of the Company and our shareholders to adopt the Amendment.

Process for Approval of Proposed Amendment

If shareholders approve the Amendment at the Annual Meeting, we intend to file with the Secretary of State of the State of Delaware a certificate of amendment to our Certificate of Incorporation that reflects the Amendment shown on Exhibit A, which will be effective upon filing. Shareholder approval of the Amendment shown on Exhibit A also will be deemed to

2024 Proxy Statement	93

Proposal 4: Elimination of Personal Liability of Officers for Monetary Damages for Breach of Certain Fiduciary Duties as Permitted by Delaware Law
constitute the approval of the filing of the certificate of amendment. The Board retains the discretion to abandon the Amendment and not implement it at any time before it becomes effective, even if it is approved by shareholders. The description of the Amendment to our Certificate of Incorporation set forth in this Proxy Statement is qualified in its entirety by reference to the actual provisions set forth in Exhibit A. We urge you to read this Exhibit carefully.

Vote Required

The affirmative vote of a majority of the voting power of the outstanding shares of common stock is required to approve this proposal and the Amendment. Abstentions and broker non-votes will have the same effect as votes "against" this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4.

94	Northrop Grumman

Proposal 5: Approval of 2024 Long-Term Incentive Stock Plan

In March 2024, the Board approved the Northrop Grumman 2024 Long-Term Incentive Stock Plan (the “2024 Plan”). The 2024 Plan is intended to continue our long-term incentive compensation program, currently implemented under the Northrop Grumman 2011 Long-Term Incentive Stock Plan (as amended from time to time, the “2011 Plan”), which is set to expire in 2025. We are asking shareholders to approve this plan, as set forth in Exhibit B to this Proxy Statement. Upon shareholder approval of the 2024 Plan (“Effective Time”), no further grants will be made under the 2011 Plan. Beginning March 1, 2024, new awards under the 2011 Plan (if any) will be deducted from the number of shares authorized for issuance under the 2024 Plan.

Highlights of the 2024 Plan

The 2024 Plan establishes the total number of shares authorized for issuance under new awards at 5,750,000 (plus a number of shares equal to the number of shares subject to outstanding equity awards as of the Effective Time under the 2011 Plan which are subsequently cancelled, terminated, forfeited, or otherwise expire or are settled in cash, less new awards under the 2011 Plan (if any) made on or after March 1, 2024). It authorizes Northrop Grumman to grant equity-based awards, including awards that are denominated in or can be settled in shares of the Company’s common stock, and performance-based awards that are denominated in or can be settled only in cash. The 2024 Plan is an important tool for attracting, retaining, and motivating key employees and non-employee directors. Equity-based awards are a foundational part of our executive compensation philosophy and objectives, as discussed in the Compensation Discussion & Analysis on page 50, and our compensation of directors as discussed on page 45.

The 2024 Plan is a key component of our compensation program and includes important provisions aligned with shareholder interests and aimed at enhancing shareholder value. A description of key features of the 2024 Plan is attached as Appendix B to this Proxy Statement and incorporated herein by reference, which description is qualified in its entirety by the full text of the 2024 Plan that is attached as Exhibit B to this Proxy Statement.

The Board recommends that you vote FOR the Northrop Grumman 2024 Long-Term Incentive Stock Plan:

WHAT’S IN THE PLAN

•Plan Administration. The plan is administered by the Compensation and Human Capital Committee of the Board composed of non-employee directors.
•Minimum Vesting Period. Awards under the plan require a minimum of one-year vesting period, subject to certain exceptions.
•Limits on share recycling. Shares tendered or retained for tax withholding purposes or for payment of exercise price on option awards are not added back to the share reserve.
•Clawback. Awards are subject to the Company’s Policy Regarding the Recoupment of Certain Incentive Compensation Payments (see page 68 of this Proxy Statement for more information regarding our Recoupment Policy).
•Limited Term. The plan is designed to continue to incentivize plan participants during its effective time period, not to exceed ten years.
•Annual limit on non-employee director compensation. The plan limits the annual aggregate equity and cash compensation for non-employee directors to $1,000,000 (or $2,000,000 for the first year of board service and for a chair or lead director); in 2023, non-employee directors received an annual cash retainer of $140,000 and an annual equity grant of $175,000 in deferred stock units (see page 45 for more information regarding director compensation).
•CIC Double Trigger. The plan provides explicitly only for "double trigger", meaning that vesting/ payment does not occur solely on a change in control, but rather also requires either the successor’s failure to assume the award or certain employment termination in connection with a change in control to trigger vesting, exercise or payment.

WHAT’S NOT IN THE PLAN

•No “evergreen” provision. The plan does not contain an “evergreen” feature that automatically replenishes the share reserve. The plan requires shareholder approval to increase the share reserve.

•No repricing of options or SARs. Any action that may constitute a repricing of stock options or SARs is prohibited under the plan, subject to certain adjustment provisions.

•No payments on pre-vesting dividends. No payment is made with respect to dividends or dividend equivalent rights unless and to the extent that the related vesting conditions of the underlying award are satisfied.

•No buy out. No underwater buyouts of SARs or stock options.

•No reload. No “options reloading” feature for any option or SAR granted under the plan. In other words, option grants cannot have reload features that would provide for a new grant of options in an amount equal to the shares tendered to satisfy the exercise price of an existing option.

2024 Proxy Statement	95

Proposal 5: Approval of 2024 Long-Term Incentive Stock Plan

Company Considerations

When approving the 2024 Plan, the Board and Compensation and Human Capital Committee considered, among other issues, dilution, burn rate and overhang measurements:

–If the 2024 Plan is approved, 5,750,000 shares will be available for new awards (subject to certain adjustments). As of March 1, 2024, a total of 3,978,120 shares of common stock remained available for new awards under the 2011 Plan. Beginning March 1, 2024, new awards under the 2011 Plan (if any) will be deducted from the number of shares authorized for issuance under the 2024 Plan. Upon shareholder approval of the 2024 Plan (“Effective Time”), no further grants will be made under the 2011 Plan.
–If the 2024 Plan had been approved on March 1, 2024, the Company’s total potential dilution in respect of the 2024 Plan would have been 3.88% as of that date. Potential dilution, for this purpose, is calculated as the total number of shares available for issuance under the 2024 Plan, divided by total common shares outstanding at the time of the calculation.
–The 2024 Plan provides for forfeited, terminated, cancelled or otherwise expiring awards under the 2011 Plan to be available for issuance under the 2024 Plan, less new awards under the 2011 Plan (if any) made on or after March 1, 2024. As of March 1, 2024, outstanding share awards under the 2011 Plan were (i) unvested time-based awards in the form of restricted stock unit grants to executives and independent directors of the Board covering 219,448 shares of common stock and (ii) unvested performance-based awards in the form of restricted performance stock units to executives covering 437,737 shares of common stock (assuming, for this purpose, the target level of performance were achieved with respect to any performance-based vesting criteria). To the extent outstanding awards are forfeited or settle below target, such shares will be available for new awards under the 2024 Plan. The Company has not issued stock options since 2011. No options or SARs are outstanding under the 2011 Plan.
–The Company’s annual burn rate under the 2011 Plan for 2023 was 0.15%. Burn rate shows how rapidly a company is depleting its shares reserved for equity compensation plans and is defined for any year as the number of shares granted under the Company’s equity incentive plans during the year divided by the basic weighted average number of common shares outstanding. The Company’s average annual burn rate for the years 2021 to 2023 was 0.17%.
–Our overhang as of March 1, 2024 was 3.17%. If the 2024 Plan had been approved on March 1, 2024, our overhang as that date would have been 4.37%. Overhang is calculated as the number of shares subject to equity awards outstanding but not exercised or settled, plus number of shares available to be granted, divided by total common shares outstanding.
–The number of shares of common stock outstanding as of March 1, 2024 was 148,200,063.

U.S. Federal Income Tax Treatment of Awards Under the 2024 Plan

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2024 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules; nor does it describe state, local, or international tax consequences.

The tax consequences of awards authorized for issuance under the 2024 depend on the types of awards granted. Generally, the tax consequences would be as follows for the following types of awards.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the stock option grant date and ending three months before the date the participant exercises the stock option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the stock option was granted and more than one year after the stock option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

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Proposal 5: Approval of 2024 Long-Term Incentive Stock Plan
Nonqualified Stock Options. A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the stock option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights. A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the shares of common stock are delivered with respect to the RSUs (which may be upon vesting or may be at a later date), the participant will have income on the date of delivery in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 2024 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

New Benefits under the 2024 Plan

The amount and form of awards to eligible participants under the 2024 Plan in any year is determined at the discretion of the Compensation and Human Capital Committee and the Board. Therefore, future benefits under the 2024 Plan are discretionary and not determinable at this time, and we cannot include a table that reflects such future awards.1

Based on the foregoing, the Board of Directors unanimously recommends the shareholders approve the 2024 Plan.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 5.

1 Information about awards granted under the 2011 Plan in fiscal year 2023 to the Named Executive Officers can be found under the “Grants of Plan-Based Awards” table on page 73 of this Proxy Statement. Information regarding grants in fiscal year 2023 to non-employee directors can be found under the “Director Compensation” table on page 47 of this Proxy Statement, as well as a discussion of annual equity grants to each non-employee director pursuant to The Northrop Grumman Equity Grant Program for Non-Employee Directors.

2024 Proxy Statement	97

Proposal 6: Shareholder Proposal
The School Sisters of Notre Dame Cooperative Investment Fund, 8410 Charles Valley Court, Suite F, Baltimore, MD 21204, a beneficial owner of common stock of the Company with a value of at least $2,000, has stated its intent to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the shareholder proposal for the reasons stated below.

Proposal 6: Shareholder Proposal to Annually Conduct an Evaluation and Issue a Report Describing the Alignment of the Company’s Political Activities with Its Human Rights Policy

Resolved: Shareholders request the Board of Directors annually conduct an evaluation and issue a public report, at reasonable cost and omitting proprietary information, describing the alignment of its political activities (including direct and indirect lobbying and political and electioneering expenditures) with its Human Rights Policy. The report should list and explain instances of misalignment, and state whether and how the identified incongruencies have or will be addressed.
Whereas: Northrop Grumman (Northrop), in its Human Rights Policy, states its “deep respect for individuals and human rights” and recognizes the UN Guiding Principles on Business and Human Rights as important guidance for companies to meet their human rights responsibilities. However, Northrop’s political activities suggest it actively lobbies, makes political contributions, and otherwise pushes for government sales of its defense products and services to customers linked to irremediable human rights impacts, especially in conflict-affected and high-risk areas.1 Engaging in political activities misaligned with its Human Rights Policy presents material legal, reputational, regulatory, and litigation risks to the Company.2 Shareholders lack sufficient disclosure to analyze whether there is alignment with the Company’s stated policies.
Northrop has high-risk business activities in the areas of controversial arms trade, military training, nuclear weapons, and border militarization.3 Investors lack assurance Northrop’s political activities are not encouraging sales of products that present significant human rights risks. In October 2023, Northrop’s CEO stated Northrop is “working closely” with its customers, of which the US government is the largest, to “navigate the fiscal pressures they see to ensure our programs remain well supported.”4 Northrop’s influence can be seen in its $13.3 billion nuclear missile contract awarded in 2020 by the Air Force.5 Nuclear weapons are illegal under international law due to their indiscriminate and disproportionate impacts on civilians.6 Before the contract was approved, Northrop lobbied against an amendment which would have required the Pentagon explore alternatives to these missiles.7 The Company currently has $81 billion in outstanding nuclear contracts.8

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1https://www.opensecrets.org/news/reports/capitalizing-on-conflict/yemen-case-study
2https://www.sec.gov/Archives/edgar/data/1636143/000121465923005876/b424231px14a6g.htm
3https://investigate.afsc.org/company/northrop-grumman
4https://seekingalpha.com/article/4643929-northrop-grumman-corporation-noc-q3-2023-earnings-call-transcript
5https://news.northropgrumman.com/news/releases/northrop-grumman-awarded-contract-to-replace-aging-icbm-system#:~:text=8%2C%202020%20%E2%80%93%20Northrop%20Grumman%20Corporation,Ground%20Based%20Strategic%20Deterrent%20(GBSD)
6https://treaties.un.org/doc/Treaties/2017/07/20170707%2003-42%20PM/Ch_XXVl_9.pdf
7https://www.armscontrol.org/act/2021-05/features/inside-icbm-lobby-special-interests-national-interest
8https://assets.nationbuilder.com/ican/pages/3785/attachments/original/1686495965/ICAN_Spending_Report_2023_sm.pdf?1686495965

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Proposal 6: Shareholder Proposal
In 2022, Northrop spent nearly $11 million on federal lobbying.9 Investors lack disclosure on these lobbying activities, particularly how they align with the Company’s Human Rights Policy.10 The UN has criticized the “symbiotic relationship” between governments and defense contractors, “which can cause States to approve arms exports despite genuine human rights risks that should prevent them.”11 Additionally, Northrop’s significant contributions to think tanks, such as the Center for a New American Security, lack transparency.12 A recent report published that Northrop donated at least $1.6 million in 2022 to think tanks that cover nuclear weapons.13
Although Northrop commits to declining business opportunities with clients, “regardless whether it is legally permissible,” if human rights risks are “unacceptable,”14 its political activities appear misaligned with its human rights commitments. Establishing clear policies and reporting on misalignment is critical to mitigating material risks that harm shareholder value.

_________________________________
9https://www.opensecrets.org/orgs/northrop-grumman/summary?id=D000000170
10https://www.opensecrets.org/orgs/northrop-grumman/congressional-committees?id=D000000170
11https://www.ohchr.org/sites/default/files/2022-08/BHR-Arms-sector-info-note.pdf
12https://3ba8a190-62da-4c98-86d2-893079d87083.usrfiles.com/ugd/3ba8a1_c7e3bfc7723d4021b54cbc145ae3f5eb.pdf
13https://assets.nationbuilder.com/ican/pages/3785/attachments/original/1686495965/ICAN_Spending_Report_2023_sm.pdf?1686495965
14https://www.northropgrumman.com/corporate-responsibility/northrop-grumman-human-rights-policy/

2024 Proxy Statement	99

Proposal 6: Shareholder Proposal
Board of Directors’ Statement in Opposition to Proposal 6
The Board of Directors has carefully considered Proposal 6 and, for the reasons summarized below, unanimously recommends a vote against Proposal 6. The Board has determined that the action requested by the shareholder proposal is neither necessary nor in the best interests of Northrop Grumman or our shareholders.
Introduction
Proponents again are asking the Board annually to “conduct an evaluation and issue a public report describing the alignment of its political activities … with its Human Rights Policy,” and, in particular, listing “instances of misalignment.” Our shareholders overwhelmingly rejected a similar proposal at our 2023 Annual Meeting with approximately 20% support.
Proponents continue to suggest that the Company’s political activities are not aligned with, or in support of, the Company’s values and objectives, and that the best way to correct this is for our shareholders to seek an annual report to “list and explain instances of misalignment, and state whether and how the identified incongruencies have or will be addressed.” The Board continues to believe there is no such “misalignment” to evaluate and report.
Northrop Grumman is dedicated to advancing human rights and to transparency to enable shareholders to understand the nature and extent of our efforts.
•We are deeply committed to advancing human rights as reflected in our Human Rights Policy
•We conduct political activities in a manner fully consistent with our values and applicable laws and the Policy Committee of our Board provides oversight of such activities to support long-term, sustainable growth in the interest of our shareholders
•We support broad transparency, including as it relates to both human rights and our political activities and have a strong track-record of providing transparent disclosure regarding our political activities
Proponents again seem to take issue with the fact that the Company has contracts that support the nuclear triad. We continue to believe these programs are important to our country’s national security, providing a deterrent to would-be aggressors. We believe also that these efforts enhance the safety of our country and allies and help enable the continued success of our Company to the benefit of our shareholders. We do not believe they are misaligned with our commitment to human rights; to the contrary, we believe they are an important deterrent to those who may seek to deny human rights.
We believe strongly in advancing human rights and have a robust Human Rights Policy in support of this commitment.
We have a robust Human Rights Policy that builds on our values and commitment to human rights and details various elements of our approach to protecting and advancing human rights, including:
•Our People: We treat employees, suppliers, partners, customers and competitors with dignity and respect, protecting and progressing their human rights. We respect and embrace differences and believe that differing viewpoints enable us to think more broadly and allow us collectively to better serve our customers and communities.
•Our Supply Chain: We are committed to high standards of ethical and business conduct as it relates to the procurement of goods and services. We treat our suppliers with respect and integrity. And we require our suppliers to conduct themselves similarly, in a manner consistent with our values and our Standards of Business Conduct for Suppliers and Other Trading Partners.
•Our Programs and Products: We are committed to high standards of ethical and business conduct as it relates to the development of our products, and to how and where we provide goods and services. We consider potential risks, including risks to human rights at different stages through the life cycle of a product. We are mindful of potential unintended uses of our products. We have robust processes to help ensure the Company does not do business in countries, or sell products to customers, that are not properly approved by the government and consistent with U.S. law and our values.
•Our Communities: We invest in our communities, including providing funding and support to a wide range of local, national and international causes across the globe.
•The Environment: We conduct our operations in an environmentally responsible manner, in compliance with all applicable legal requirements and Company-imposed objectives. We establish various specific environmental goals and monitor and report on our progress against them. We are committed to sustainability.
•Our Commitment to Integrity: We are committed to acting with integrity, which lies at the core of our culture.

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Proposal 6: Shareholder Proposal
We are committed to high standards of ethical and business conduct, consistent with our values, including with respect to human rights, in our provision of goods and services to our customers. Our broad portfolio is aligned to support national security priorities in furtherance of the long-term success of our Company to the benefit of our shareholders. We regularly evaluate our portfolio and, from time to time, we may determine that certain opportunities present undue risks to the Company or others, including risks related to human rights concerns, and elect to exit or not pursue certain business in light of such risks. For example, in January 2024 the Company announced that it had completed its production contract and was no longer producing depleted uranium ammunition.
Our commitment to human rights is also discussed and more fully described in our Human Rights Report which is available on the Investor Relations section of our website at www.northropgrumman.com. The Policy Committee of the Board reviews and provides oversight of the Company’s policies supporting human rights and receives a report at least annually on the Company’s Human Rights Working Group.
Our political activities are in accordance with all applicable laws and our high standards of ethics and integrity; these activities are overseen by the Policy Committee of the Board.
We engage in the democratic process in various ways, and express views on certain issues of public policy that impact our Company. As noted above, we undertake political activities consistent with all applicable laws, our values and our standards of ethics and integrity both 1) directly, from Company funds, and 2) by our employees, through their contributions to our voluntary, nonpartisan employee political action committee, the Employees of Northrop Grumman Political Action Committee (ENGPAC). Our political activities are managed by the Chief Strategy and Development Officer, who reports directly to the Chief Executive Officer. In addition, the Policy Committee reviews the Company’s government relations strategy and provides oversight of the Company’s policies and practices with respect to political contributions. The Policy Committee, which reviews both the government relations strategy and the Company policies supporting human rights, is best positioned to ensure our activities in both areas are aligned.
We support transparency, including as it relates to both human rights and our political activities, to enable shareholders and other stakeholders to know what we do.
We are committed to transparency into our political activities, and fully comply with all public disclosure requirements. Specifically:
•We provide information and insight into our political activities on our website, and we update this information, including as a result of prior shareholder engagement.
•We file quarterly activity reports in compliance with the Lobbying Disclosure Act and Honest Leadership and Open Government Act. These reports, which are filed with the Clerk of the U.S. House of Representatives and the Secretary of the U.S. Senate, are posted on the House and Senate websites and are accessible to the public. We file similar reports when required at the state level. Consultants who lobby on behalf of the Company are required to adhere to these disclosure requirements as well.
•Contributions made by Northrop Grumman employees through ENGPAC are fully and publicly disclosed both through public filings and on our website. We also disclose on our website trade associations to which the Company paid $25,000 or more in annual dues, including the portion of such dues that we understand are used for non-deductible purposes.
We do not believe the action recommended by the proponents will enhance the Company’s ability to advance human rights or improve the Company’s political activities.
As discussed above, we conduct our political activities consistent and in alignment with our values and our commitment to human rights, supporting the Company and our shareholders. And we continue to support broad transparency into the Company’s human rights program and political expenditures and contributions, and, as noted above, provide detailed information into these expenses. Indeed, we are proud to have been recognized by the Center for Political Accountability (CPA) and the Zicklin Center for Business Ethics Research for our transparency, policies and strong disclosure practices related to political expenditures. The Zicklin Index measures electoral spending transparency among the largest corporations in the U.S. We were one of 18 companies to receive a 100% score in the CPA-Zicklin Index in 2023 and have received a 100% score for the last five years, recognizing our longstanding commitment to transparency.
However, we do not believe it is necessary, practical or constructive to attempt to report specifically on any instances in which the proponents might conclude that a political activity is somehow “misaligned” with their perspective on our Human Rights Policy. We do not believe there would be any instances of misalignment to report, or that such a report would enhance our Human Rights Policy or the effectiveness of the Company’s political activities.

* * * *

2024 Proxy Statement	101

Proposal 6: Shareholder Proposal
The Board does not believe the shareholder proposal is in the best interest of the Company or its shareholders, and unanimously recommends a vote against the proposal.
Vote Required
Approval of this proposal requires that the votes cast “for” the proposal exceed the votes cast “against” the proposal. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL 6.

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Proposal 7: Shareholder Proposal
Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, a beneficial owner of 10 shares of common stock of the Company, the proponent of a shareholder proposal, has stated that he intends to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the shareholder proposal for the reasons stated below.

Proposal 7: Shareholder Proposal to Provide for an Independent Board Chair

Proposal 7 – Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.

It is a best practice to adopt this policy soon. However this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company. The job of the CEO is to manage the company. The job of the Chairman is to oversee the CEO.

This proposal is important to Northrop Grumman because Northrop Grumman has given the 2 most important jobs in the Company, CEO and Chairman, to one person. Supposedly to counter balance this concentration of power Northrop Grumman has a so-called lead director, Ms. Madeleine Kleiner.

Due to the limited information on the qualifications of NOC directors, that applies to all NOC directors, shareholders do not have ample information on whether Ms. Kleiner is qualified.

What can be gleaned from the limited annual meeting proxy information is that Ms. Kleiner does not appear to have had a day job for 16-years or since Ms. Kleiner was age 56. And the only directorships of note ever involve Jack in the Box and golf.

This proposal topic received more than 39%-support at the 2023 NOC annual meeting. More than 39%-support is significant because it takes a lot more conviction for a shareholder to vote for this proposal ― based on the merits ― than to simply follow the party line from the NOC Board of Directors. The 39%-support is up from 29%-support for this proposal topic at the 2013 NOC annual meeting.

Please vote yes:
Independent Board Chairman — Proposal 7

2024 Proxy Statement	103

Proposal 7: Shareholder Proposal
Board of Directors’ Statement in Opposition to Proposal 7

The Board of Directors continues to oppose this proposal. Our shareholders have previously considered similar independent chair proposals and declined to provide majority support to such proposals six times since 2012, most recently at our 2023 Annual Meeting.
The Board is committed to strong and effective leadership and governance, including independent oversight, and believes the Company and its shareholders are best served when the Board retains the flexibility to utilize its experience, knowledge and judgment, informed by ongoing input from our shareholders, to determine which director is best suited to serve as Chair and as Lead Independent Director in light of the facts and circumstances at the time. This proposal would deprive the Board of critical flexibility at any given time to determine the most effective leadership structure to serve the interests of the Company and its shareholders, considering the full breadth of circumstances, as discussed below.
Under our Bylaws and Principles of Corporate Governance, the Board has the authority to determine whether the positions of Chair and Chief Executive Officer should be held by the same or different persons, and re-evaluates and makes this determination at least annually. The Board has the flexibility to consider what is best for the Company and its shareholders, in light of all facts and circumstances known to the Board at the time. The Board has exercised this authority previously both to nominate independent Chairs and to nominate the CEO as Chair, depending on the circumstances and the needs of the Company. For example, the Board selected a director who was not a CEO to serve as Chair during a period of leadership transition in 2019 when Ms. Warden first assumed the role of CEO.
The Board considers a wide range of factors when determining the most effective leadership structure for the Board. These factors include:
•the role of the Board and the responsibilities of the Lead Independent Director and the Chair;
•the experience and capabilities of the directors and the management team;
•the strategic and other challenges and opportunities facing the Company, both at the time and in the near future;
•the evolving environment in which we operate and the requirements on management and the Board;
•the security, geopolitical and macroeconomic environments;
•relationships with our largest customers, appropriators and regulators;
•the confidence shareholders have in the Company’s leadership;
•the importance of presenting one leadership voice to our customers in the U.S. and globally; and
•the importance of promoting a clear, unified strategic vision for the Company, assuring that strategies adopted by the Board are well-positioned for execution by management.
Following the 2023 Annual Meeting in May 2023, the Board again concluded that the Company would be best served by having Ms. Warden, our Chief Executive Officer, continue to serve as Chair and Ms. Kleiner continue to serve as Lead Independent Director. The Board believes this is the most appropriate leadership structure for the Company at this time. Ms. Warden’s deep understanding of the Company (including its risks and opportunities, and our customers), coupled with her broad experience with industry and matters of corporate governance (gained through, for example, her leadership roles with other companies and organizations), enables her to provide strong and effective Board leadership. This leadership structure, coupled with a strong Lead Independent Director, reflects what the Board understands to be both shareholder and customer confidence, and it positions the Company to succeed in today’s rapidly changing environment – with innovation, digital transformation, financial acumen, a global strategy, and a focus on performance, people, technology, culture and long-term value creation for our shareholders. The Company also engages with shareholders on this issue as part of our regular outreach and shareholder engagement efforts.
Our Bylaws and Principles of Corporate Governance require the Board to designate a Lead Independent Director from among them when the Chair is not independent. Ms. Kleiner first assumed this role in December 2022. Having served as a Director since 2008, she is intimately familiar with the Company, the oversight role of the Board, and issues of corporate governance and risk management. She has served on the Audit and Risk Committee, the Compensation and Human Capital Committee and served as Chair of the Nominating and Corporate Governance Committee from 2015 to 2022. During her

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Proposal 7: Shareholder Proposal
tenure as a director, including as Lead Independent Director, Ms. Kleiner has engaged with investors and demonstrated strong leadership skills, independent thinking and a deep understanding of our business and our shareholders’ interests.
Our Principles of Corporate Governance explicitly prescribe a strong role for our Lead Independent Director, describing in detail significant responsibilities with respect to the operation and functioning of the Board and reflecting our commitment to robust corporate governance. Among other roles, the Lead Independent Director is charged with calling, establishing the agenda for, and chairing meetings of, the independent directors, and approves the schedule of Board and committee meetings to assure there is significant opportunity for the Board to consider properly all necessary agenda items. The Lead Independent Director also meets with shareholders, and works closely with the Chair to provide independent oversight and ensure the Board effectively meets its responsibilities. The Lead Independent Director also meets at least annually with each director individually to both review their performance and the performance of the Board as a whole and leads the annual evaluation of the Chair and CEO. Additionally, the Lead Independent Director works closely with the Chair to facilitate succession planning and management development. For a more detailed discussion of the duties of the Lead Independent Director, see "Corporate Governance — Board Leadership Structure — Lead Independent Director” in this Proxy Statement.
The Board consists entirely of independent directors, other than Ms. Warden, and continues to exercise a strong, independent oversight function (including through Board committees which are comprised entirely of independent directors). At each Board meeting, there is a scheduled session of the independent directors, led by the Lead Independent Director (if the Chair is not independent). And, among other roles, the independent directors elect the CEO, approve her or his annual compensation, provide performance feedback and direction, and oversee a robust succession planning process. The Board does not believe the Chair must always be an independent director to ensure that the Board operates effectively to serve the interests of the Company and its shareholders.
The Board believes that the Company’s balanced and flexible corporate governance structure, including a Lead Independent Director with well-defined, comprehensive and meaningful duties, and strong corporate governance practices, make it not only unnecessary, but ill-advised to adopt a policy that would mandate that the Chair be an independent director. The Board believes that adopting such a rule would deprive the Board of the flexibility to act in the best interest of the Company and its shareholders in selecting the director it believes is best suited to serve as Chair of the Board.
Vote Required
Approval of this proposal requires that the votes cast “for” the proposal exceed the votes cast “against” the proposal. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL 7.

2024 Proxy Statement	105

Transactions with Related Persons and Control Persons
Related Person Transactions
The Company has a written policy approved by the Board, for the review, approval and ratification of transactions between our Company and our directors, executive officers and other related persons (Related Person Transactions Policy). A copy of the policy is available on the Investor Relations section of our website (www.northropgrumman.com). The policy provides for related person transactions to be reviewed in advance and approved or ratified, as applicable, by the Board of Directors, the Nominating and Corporate Governance Committee or the Chair of the Nominating and Corporate Governance Committee. A related person transaction may be approved if, after reviewing the relevant facts and circumstances, the reviewing party concludes that approving the related person transaction is in the best interests of the Company and its shareholders.
The policy defines a related person transaction as any transaction in which the Company was, is or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has or is expected to have a direct or indirect material interest. A “related person” includes:
•any of our directors, nominees for director or executive officers;
•any person who is known to be the beneficial owner of more than 5% of our common stock; or
•an immediate family member of any such persons.
Under exceptional circumstances, if a related person transaction has not been approved in advance, the Nominating and Corporate Governance Committee will recommend to the Board of Directors such action as the Nominating and Corporate Governance Committee deems appropriate, including ratification, amendment or termination of the transaction.
The policy requires each director and executive officer to complete an annual questionnaire to identify his or her related interests and to notify the Corporate Secretary of any changes in their information.
In the ordinary course of business and in connection with various subcontractor agreements, the Company makes payments to and receives payments from CACI International Inc. The spouse of our Corporate Vice President and Chief Human Resources Officer, Ann Addison, who served as an executive officer for part of 2023, is the President and Chief Executive Officer and a member of the Board of Directors of CACI. In 2023, the Company made payments to CACI of approximately $54.3 million and received payments from CACI of approximately $742.7 thousand.
State Street Corporation (State Street), acting in various fiduciary capacities, filed a Schedule 13G/A with the SEC reporting that as of December 31, 2023, State Street and certain of its subsidiaries collectively were the beneficial owners of more than 5% of our outstanding common stock. A subsidiary of State Street is the trustee for various Northrop Grumman defined benefit and defined contribution plan trusts. Two other State Street subsidiaries provide investment management services. During 2023, those State Street subsidiaries received approximately $6.4 million for such services, all of which was paid by the plan trusts.

BlackRock, Inc. (BlackRock) filed a Schedule 13G/A with the SEC reporting that as of December 31, 2023, BlackRock and certain of its subsidiaries collectively were the beneficial owners of more than 5% of our outstanding common stock. A subsidiary of BlackRock provides investment management services for certain assets within various Northrop Grumman defined benefit plan trusts. During 2023, the trusts paid that BlackRock subsidiary approximately $128,000 for such services.
Indemnification Agreements
Our Bylaws require us generally to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Additionally, as permitted by Delaware law, we have entered into indemnification agreements with each of our directors and elected officers. Under the indemnification agreements, we have agreed to hold harmless and indemnify each indemnitee, generally to the fullest extent permitted by Delaware law, against expenses, liabilities and loss incurred in connection with threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the indemnitee is made a party by reason of the fact that the indemnitee is or was a director or officer

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Transactions with Related Persons and Control Persons
of the Company or any other entity at our request, provided however, that the indemnitee acted in good faith and in a manner reasonably believed to be in the best interests of our Company.

2024 Proxy Statement	107

Voting Securities and Principal Holders
Stock Ownership of Certain Beneficial Holders
The following entities beneficially owned, to the best of our knowledge, more than five percent of the outstanding common stock as of the dates indicated in the footnotes below. All information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on the dates indicated in the footnotes below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class
State Street Corporation 1 Congress Street, Suite 1, Boston, MA 02114	13,860,192	(1)	9.4%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	12,107,227	(2)	8.2%
Capital International Investors 333 South Hope Street, 55th Floor, Los Angeles, CA 90071	11,463,371	(3)	7.7%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	9,492,177	(4)	6.4%
(1)This information was provided in a Schedule 13G/A jointly filed with the SEC on January 30, 2024 by State Street Corporation (State Street) and State Street’s subsidiaries State Street Bank and Trust Company (State Street Bank) and State Street Global Advisors Trust Company (State Street Global). According to State Street, as of December 31, 2023, it had shared voting power over 11,565,443 shares and shared dispositive power over 13,854,855 shares. According to State Street Bank, as of December 31, 2023, it beneficially owned 8,355,658 shares and had shared voting power over 8,355,658 shares and shared dispositive power over 0 shares. According to State Street Global, as of December 31, 2023, it beneficially owned 11,969,908 shares and had shared voting power over 1,460,684 shares and shared dispositive power over 11,969,408 shares. These totals include 8,355,658 shares held as of December 31, 2023 in the Defined Contribution Plans Master Trust for the Northrop Grumman Savings Plan and the Northrop Grumman Financial Security and Savings Program, for which State Street Bank acts as trustee and State Street Global acts as investment manager.
(2)This information was provided by The Vanguard Group (Vanguard) in a Schedule 13G/A filed with the SEC on February 13, 2024. According to Vanguard, as of December 29, 2023, Vanguard had shared voting power over 163,649 shares, sole dispositive power over 11,537,000 shares and shared dispositive power over 570,227 shares.
(3)This information was provided by Capital International Investors (Capital International), a division of Capital Research and Management Company, in a Schedule 13G/A filed with the SEC on February 9, 2024. According to Capital International, as of December 29, 2023, Capital International had sole voting power over 11,385,526 shares and sole dispositive power over 11,463,371 shares.
(4)This information was provided by BlackRock, Inc. (BlackRock) in a Schedule 13G/A filed with the SEC on January 29, 2024. According to BlackRock, as of December 31, 2023, BlackRock had sole voting power over 8,832,043 shares and sole dispositive power over 9,492,177 shares.

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Voting Securities and Principal Holders
Stock Ownership of Officers and Directors
The following table shows beneficial ownership of our common stock as of March 15, 2024 by each of our current directors, our named executive officers and all directors and executive officers as a group. As of March 15, 2024, there were 148,169,657 shares of our common stock outstanding. None of the persons named below beneficially owns in excess of 1% of our outstanding common stock. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares owned by such person.

	Shares of Common Stock Beneficially Owned	Share Equivalents(1)	Total
Non-Employee Directors
David P. Abney	1,303	398	1,701
Marianne C. Brown	—	9,182	9,182
Ann M. Fudge	1,178	3,783	4,961
Madeleine A. Kleiner	—	19,894	19,894
Arvind Krishna	—	886	886
Graham N. Robinson	—	1,359	1,359
Kimberly A. Ross	—	468	468
Gary Roughead	—	10,721	10,721
Thomas M. Schoewe	3,160	12,044	15,204
James S. Turley	635	4,813	5,448
Mark A. Welsh III	—	3,913	3,913
Mary A. Winston	78	398	476
Named Executive Officers
Kathy J. Warden(2)	194,840	—	194,840
David F. Keffer	16,640	—	16,640
Roshan S. Roeder	1,576	108	1,684
Mark A. Caylor	16,432	38	16,470
Thomas H. Jones	9,533	—	9,533
Other Executive Officers	9,542	—	9,542
All Directors and Executive Officers as a Group (20 persons)	254,917	68,005	322,922	(3)
(1)Share equivalents for directors represent non-voting deferred stock units acquired under the 2011 Plan, some of which are paid out in shares of common stock at the conclusion of a director-specified deferral period, and others are paid out upon termination of the director’s service on the Board. Certain of the NEOs hold share equivalents with pass-through voting rights in the Northrop Grumman Savings Plan or the Northrop Grumman Financial Security and Savings Program.
(2)Ms. Warden also serves on the Company’s Board of Directors.
(3)Total represents 0.22% of the outstanding common stock as of March 15, 2024.

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Questions and Answers About
the Annual Meeting
How do I attend the Annual Meeting?
The Annual Meeting will be held exclusively online via live webcast at virtualshareholdermeeting.com/NOC2024 on May 15, 2024. To be admitted to the Annual Meeting via the website, shareholders must enter the 16-digit voting control number found on their proxy card, voting instruction form, notice of internet availability of proxy materials, or email notification. You may begin to log into the website beginning at 7:45 AM Eastern Daylight Time. The meeting will begin promptly at 8:00 AM Eastern Daylight Time. If you encounter any technical difficulties, please call the number posted to the online webcast (it will be available starting at 7:45 AM Eastern Daylight Time and remain available for the duration of the meeting). We will disclose additional details about the Annual Meeting or changes to the process on the Investor Relations section of our website (www.northropgrumman.com) and/or in a public filing with the Securities and Exchange Commission (SEC), as appropriate.
Why did I receive a “Notice of Internet Availability of Proxy Materials” but not a full set of proxy materials?
We distribute our proxy materials to shareholders via the internet under the “Notice and Access” approach permitted by the rules of the SEC. This approach reduces the environmental impact of the Annual Meeting and our distribution costs, while providing a timely and convenient method of accessing the proxy materials and voting. On April 3, 2024, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials.
Who is entitled to vote at the Annual Meeting?
You may vote your shares of our common stock if you owned your shares as of the close of business on March 19, 2024 (Record Date). As of the Record Date, there were 148,140,169 shares of our common stock outstanding. You may cast one vote for each share of common stock you hold as of the Record Date on all matters presented.
How many votes must be present to hold the Annual Meeting?
The presence virtually or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Persons returning executed proxy cards will be counted as present for purposes of establishing a quorum even if they abstain from voting on any or all proposals. Shares held by brokers who vote such shares on any proposal and broker non-votes will be counted as present for purposes of establishing a quorum.
How can I receive a paper copy of the proxy materials?
Instead of mailing a printed copy of this Proxy Statement and accompanying materials to each shareholder of record, we have elected to provide a Notice of Internet Availability of Proxy Materials (Notice) as permitted by the rules of the SEC. The Notice instructs you as to how you may access and review all of the proxy materials and how you may provide your proxy. If you would like to receive a printed or electronic copy of this Proxy Statement and accompanying materials, you must follow the instructions for requesting such materials included in the Notice.
Will I have an opportunity to ask questions before or during the Annual Meeting?
Shareholders entitled to vote will be able to submit questions relevant to the business of the meeting during the meeting via virtualshareholdermeeting.com/NOC2024 by typing the question into the "Ask a Question" box and clicking “Submit.” In order to ask a question, shareholders will need to have a valid voting control number. You may also submit a question in advance of the meeting at www.proxyvote.com by logging in with the 16-digit voting control number found on your proxy card, voting instruction form, notice of internet availability of proxy materials, or email notification. Once you are past the login screen, click on “Questions for Management,” type in your question and click “Submit.” All questions should relate to the official business of the meeting, and management and shareholder proposals in particular. Management will seek to answer questions at the relevant time, when the proposal or matter is up for consideration.

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Questions and Answers About the Annual Meeting
What am I being asked to vote on and what are the Board of Directors’ recommendations?
The following table lists the proposals scheduled to be voted on, the vote required for approval of each proposal and the effect of abstentions and broker non-votes:

Proposal	Board Recommendation	Vote Required	Abstentions	Broker Non-Votes	Unmarked Proxy Cards
Election of Directors (Proposal 1)	FOR	Majority of votes cast	No effect	No effect	Voted “FOR“
Advisory Vote on Compensation of Named Executive Officers (Proposal 2)	FOR	Majority of votes cast	No effect	No effect	Voted “FOR“
Ratification of Appointment of Independent Auditor (Proposal 3)	FOR	Majority of votes cast	No effect	Brokers have discretion to vote	Voted “FOR“
Elimination of Personal Liability of Officers for Monetary Damages for Breach of Certain Fiduciary Duties as Permitted by Delaware Law (Proposal 4)	FOR	Majority of voting power of outstanding shares of common stock	Effect of voting "AGAINST"	Effect of voting "AGAINST"	Voted “FOR“
Approval of 2024 Long-Term Incentive Stock Plan (Proposal 5)	FOR	Majority of votes cast	No effect	No effect	Voted “FOR“
Shareholder Proposal to Annually Conduct an Evaluation and Issue a Report Describing the Alignment of the Company’s Political Activities With Its Human Rights Policy (Proposal 6)	AGAINST	Majority of votes cast	No effect	No effect	Voted “AGAINST“
Shareholder Proposal to Provide for an Independent Board Chair (Proposal 7)	AGAINST	Majority of votes cast	No effect	No effect	Voted “AGAINST“
What is a broker non-vote?
Brokers who hold shares of common stock for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the stock exchanges or other organizations of which they are members. Members of the New York Stock Exchange (NYSE) are permitted to vote their clients’ proxies in their own discretion on certain matters if the clients have not furnished voting instructions within ten days of the meeting. However, NYSE Rule 452 defines various matters as “non-routine,” and brokers who have not received instructions from their clients do not have discretion to vote their client’s shares on such “non-routine” matters, resulting in a “broker non-vote.”
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares, without instructions from you, on the ratification of the appointment of Deloitte & Touche LLP as independent auditor. However, your broker does not have discretionary authority to vote your shares, without instructions from you, on the election of directors, the advisory vote to approve the compensation of our NEOs, the management proposals to eliminate personal liability of officers for monetary damages for breach of certain fiduciary duties and to approve the 2024 Long-Term Incentive Stock Plan or the shareholder proposals, in which case a broker non-vote will occur and your shares will not be voted on these matters.
How do I vote my shares if they are registered directly in my name?
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered the “registered shareholder” of those shares, and you may vote by proxy prior to the Annual Meeting, as discussed below, or you may vote online during the Annual Meeting. Shares represented by a properly executed proxy will be voted at the Annual Meeting in accordance with the shareholder’s instructions. If no instructions are

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Questions and Answers About the Annual Meeting
given, the shares will be voted according to the recommendations of the Board. Registered shareholders may go to www.proxyvote.com to view this Proxy Statement and the Annual Report.

BY INTERNET
Registered shareholders may vote on the internet, as well as view the documents, by logging on to www.proxyvote.com and following the instructions given. You will need the control number included in your proxy card, voting instruction form or notice.

BY TELEPHONE
Registered shareholders may vote by calling 800-690-6903 (toll-free) with a touch-tone telephone and following the recorded instructions. You will need the control number included in your proxy card, voting instruction form or notice.

BY QR CODE	Registered shareholders may vote by scanning the QR code on their proxy card or notice with their mobile device.
BY MAIL
Registered shareholders must request a paper copy of the proxy materials to receive a proxy card and may vote by marking the voting instructions on the proxy card and following the instructions given for mailing. A paper copy of the proxy materials may be obtained by logging on to www.proxyvote.com and following the instructions given.

DURING THE ANNUAL MEETING
Registered shareholders may vote during the Annual Meeting online at virtualshareholdermeeting.com/NOC2024. If you have already voted online, by telephone, by QR code or by mail, your vote during the Annual Meeting will supersede your earlier vote.

If any other matters are properly brought before the Annual Meeting, the proxy card gives discretionary authority to the proxyholders named on the card to vote the shares in their best judgment. A shareholder who executes a proxy may revoke it at any time before its exercise by delivering a written notice of revocation to the Corporate Secretary or by delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the internet, in a timely manner. In addition, a shareholder attending the Annual Meeting may revoke the proxy by voting during the meeting.
How do I vote my shares if they are held by a bank, broker or other nominee?
If your shares are held in a stock brokerage account or by a bank or other nominee (that is, in street name), you are considered the “beneficial owner” of the shares that are registered in the street name. You are able to vote those shares, to attend the Annual Meeting as a shareholder, and to ask questions at the meeting. You will need to instruct the bank, broker or other nominee how to vote these shares using the procedure identified by the bank, broker or other nominee. You should receive voting instruction forms from your bank, broker or other nominee. We expect most banks, brokers and other nominees to enable beneficial owners to provide voting instructions by telephone or on the internet. Beneficial owners may view this Proxy Statement and the Annual Report on the internet by logging on to www.proxyvote.com.
Beneficial owners who hold shares in “street name” may revoke a proxy or change a vote by submitting a new, later-dated voting instruction form, contacting the bank, broker or other nominee or by voting during the Annual Meeting. If the notice of internet availability of our proxy materials or voting instruction form that you received does not indicate that you may vote your shares through the www.proxyvote.com website, you should contact your bank, broker, or other nominee (preferably at least five days before the meeting) and obtain your 16-digit control number that will allow you to attend, participate in, and vote at the meeting.
How do I vote my shares held under a Northrop Grumman savings plan?
If shares are held on an individual’s behalf under any of our savings plans, the proxy will serve to provide confidential instructions to the plan Trustee or Voting Manager who then votes the participant’s shares in accordance with the individual’s instructions. For those participants who do not vote their plan shares, the applicable Trustee or Voting Manager will vote their plan shares in the same proportion as shares held under the plan for which voting directions have been received, unless the Employee Retirement Income Security Act requires a different procedure.
Savings plan participants may submit their voting instructions by the same methods as registered shareholders (see “How do I vote my shares if they are registered directly in my name?” above) but voting instructions from savings plan participants must be received by the applicable plan Trustee or Voting Manager by 11:59 p.m. Eastern Daylight Time on May 12, 2024 in order to be used by the plan Trustee or Voting Manager to determine the votes cast with respect to plan shares.

112	Northrop Grumman

Miscellaneous
Voting on Other Matters
We are not aware of any other business to be transacted at the Annual Meeting. Our Bylaws outline procedures, including minimum notice provisions, for shareholder nominations of directors and submission of other shareholder business to be transacted at the Annual Meeting. A copy of the pertinent Bylaw provisions is available on request to the Corporate Secretary, Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042. Our Bylaws are also available in the Investor Relations section of our website at www.northropgrumman.com. If any other business properly comes before the Annual Meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons authorized to vote them.
Shareholder Proposals for the 2025 Annual Meeting
Any shareholder who intends to present a proposal at the 2025 Annual Meeting must deliver the proposal to the Corporate Secretary at Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042:
•not later than December 4, 2024, if the proposal is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 under the Exchange Act; and
•not earlier than December 4, 2024 and not later than January 3, 2025, if the proposal is submitted pursuant to the Bylaws, but not pursuant to Rule 14a-8, in which case we are not required to include the proposal in our proxy materials. If the 2025 Annual Meeting is convened more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the Annual Meeting, our Bylaws provide different notice requirements.
Any shareholder who wishes to introduce a proposal should review our Bylaws and applicable proxy rules of the SEC.
Shareholder Nominations for Director Elections at the 2025 Annual Meeting
Any shareholder who intends to nominate a person for election as a director at the 2025 Annual Meeting must deliver a notice of such nomination (along with certain other information required by our Bylaws) to the Corporate Secretary at Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042:
•not earlier than November 4, 2024 and not later than December 4, 2024, if the nomination is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to the Company’s proxy access provision, as set forth in our Bylaws, which nomination and supporting materials must comply with the requirements in our Bylaws; and
•not earlier than December 4, 2024 and not later than January 3, 2025, if the nomination is submitted pursuant to the Bylaws, but not pursuant to our proxy access provision, in which case we are not required to include the nomination in our proxy materials (except as may be required in our proxy card pursuant to Rule 14a-19). If the 2025 Annual Meeting is convened more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the Annual Meeting, our Bylaws provide different notice requirements.
Any shareholder who wishes to nominate a person for election as a director should review our Bylaws. In addition, shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must comply with the additional requirements of Rule 14a-19, including delivery of written notice that sets forth all information required by Rule 14a-19(b) under the Exchange Act.
Householding Information
Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in a household. We will promptly deliver a separate copy to a shareholder upon written or oral request to the Corporate

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Miscellaneous
Secretary at the following address and phone number: Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042, (703) 280-2900. To receive separate copies of the notice in the future, or if a shareholder is receiving multiple copies and would like to receive only one copy for the household, the shareholder should contact his or her bank, broker or other nominee record holder, or may contact the Corporate Secretary at the above address or phone number.
Cost of Soliciting Proxies
We will pay all costs of soliciting proxies. We have made arrangements with brokerage houses and other custodians, nominees and fiduciaries to make proxy materials available to beneficial owners. We will, upon request, reimburse them for reasonable expenses incurred. We have retained D.F. King & Co., Inc. of New York at an estimated fee of $22,500, plus reasonable disbursements to solicit proxies on our behalf. Our officers, directors and regular employees may solicit proxies personally, by means of materials prepared for shareholders and employee-shareholders or by telephone or other methods to the extent deemed appropriate by the Board.
No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received. We therefore urge shareholders to give voting instructions without delay.
Available Information
You may obtain a copy of the following corporate governance materials on the Investor Relations section of our website (www.northropgrumman.com) under Corporate Governance:
•Bylaws;
•Principles of Corporate Governance;
•Standards of Business Conduct;
•Policy and Procedure Regarding Company Transactions with Related Persons; and
•Board Committee Charters.
Copies of these documents are also available without charge to any shareholder upon written request to the Corporate Secretary, Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042.
We disclose amendments to provisions of our Standards of Business Conduct by posting amendments on our website.
Incorporation by Reference
In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the information included under the section entitled “Compensation and Human Capital Committee Report” and those portions of the information included under the section entitled “Audit and Risk Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” nor shall the information included under the section entitled “Compensation of Directors - Stock Ownership Requirements and Anti-Hedging and Pledging Policy,” the information included under the section entitled “Compensation and Human Capital Committee Report,” or those portions of the information included under the section entitled “Audit and Risk Committee Report” required by the SEC’s rules to be included therein, be “filed” with the SEC or, along with the information included under the section entitled ”Pay Versus Performance,” be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent we specifically incorporate these items by reference.
Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

114	Northrop Grumman

Miscellaneous
Annual Report
April 3, 2024
NOTICE: THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023 ON JANUARY 25, 2024. SHAREHOLDERS OF RECORD ON MARCH 19, 2024 MAY OBTAIN A COPY OF THIS REPORT WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, NORTHROP GRUMMAN CORPORATION, 2980 FAIRVIEW PARK DRIVE, FALLS CHURCH, VIRGINIA 22042.
Jennifer C. McGarey
Corporate Vice President and Secretary

2024 Proxy Statement	115

Appendix A – Use of Non-GAAP Financial Measures
This Proxy Statement contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by an asterisk in this Proxy Statement. While we believe investors and other users of our financial statements may find these non-GAAP financial measures useful in evaluating our financial performance and operational trends, they should be considered as supplemental in nature, and therefore, should not be considered in isolation or as a substitute for financial information prepared in accordance with GAAP. Definitions for the non-GAAP financial measures contained in this Proxy Statement are provided below and the reconciliations of non-GAAP financial measures presented in this Proxy Statement are located on pages 119 to 121 of this Appendix A. Other companies, including companies in our industry, may define these measures differently or may utilize different non-GAAP financial measures, limiting the usefulness of those measures for comparative purposes between companies.
Certain non-GAAP financial measures below are used as internal measures for performance-based compensation decisions, as further discussed in the “Key Components of Our Executive Compensation Programs” section of the Compensation Discussion and Analysis. The Compensation and Human Capital Committee has discretion to make adjustments to these measures in instances where the Company’s performance has been impacted by unforeseen or unusual events. For 2023, 2022 and 2021, the Compensation and Human Capital Committee adjusted the calculation of certain measures in order to exclude the impact of certain events or transactions that were not contemplated when the performance metrics were established.
Cash Flow Metrics: We use cash flow metrics as internal measures of financial performance and for performance based compensation decisions. We also use these measures as a key factor in our planning for, and consideration of, acquisitions, payments of dividends and share repurchases. The following cash flow metrics may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. All cash flow metrics are reconciled below.
Free Cash Flow: Net cash provided by operating activities, less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases.
Adjusted Free Cash Flow (Adjusted FCF): Net cash provided by operating activities, less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities) and the after-tax impact of discretionary pension contributions, if any. Adjusted Free Cash Flow includes proceeds from the sale of equipment to a customer as proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions for consistency and comparability of financial performance.
Transaction-Adjusted Free Cash Flow: Net cash provided by operating activities, less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities), the after-tax impact of discretionary pension contributions, if any, and cash paid for federal and state taxes and transaction costs associated with the IT services divestiture. Transaction-Adjusted Free Cash Flow includes proceeds from the sale of equipment to a customer as such proceeds were generated in a customer sales transaction. It includes the after-tax impact of discretionary pension contributions and cash paid for federal and state taxes and transaction costs associated with the IT services divestiture for consistency and comparability of financial performance.
Transaction-Adjusted Free Cash Flow Before After-Tax Total Pension Funding: Transaction-Adjusted Free Cash Flow, as defined above, before the after-tax impact of required pension funding, as approved by the Compensation and Human Capital Committee.
Adjusted Cumulative Free Cash Flow (Adjusted Cumulative FCF): The aggregate Transaction-Adjusted Free Cash Flow Before After-Tax Total Pension Funding, as defined above, over a three-year period and after cash flow adjustments, as approved by the Compensation and Human Capital Committee, to adjust for unanticipated impacts to this measure for each three-year period since initial grant setting. Approved adjustments for the 2021 grant include the impact of plan-based differences in CAS pension reimbursements due to plan asset return experience, unanticipated cash expenditures on a Space Systems program due to international trade restrictions, and federal and state tax impacts associated with the sale of a minority investment in an international business.
Adjusted Cash Flow from Operations: Net cash provided by operating activities, adjusted to include proceeds from sale of equipment to a customer (not otherwise included in net cash provided by operating activities) and to exclude

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Appendix A – Use of Non-GAAP Financial Measures
transaction costs as well as federal and state income taxes associated with the IT services divestiture, the after-tax impact of discretionary pension contributions, if any, and other cash flow adjustments as approved by the Compensation and Human Capital Committee. Adjusted Cash Flow from Operations includes proceeds from the sale of equipment to a customer as such proceeds were generated in a customer sales transaction. It excludes the after-tax impact of discretionary pension contributions for consistency and comparability of financial performance. As approved by the Compensation and Human Capital Committee, the 2023 metric has been adjusted to exclude CAS pension recovery, cash received from certain federal and state tax settlements, and the federal and state tax impacts of the sale of a minority investment in an international business. As approved by the Compensation and Human Capital Committee, the 2022 metric has been adjusted to exclude CAS pension recovery, assumptions regarding tax legislation related to research credits at the time of grant setting, unanticipated costs related to a Space Systems program due to international trade restrictions, and certain delayed costs related to the IT services divestiture.
Pension-Adjusted Metrics: For financial statement purposes, we account for our employee pension plans in accordance with GAAP (FAS). However, the cost of these plans is charged to our contracts in accordance with the Federal Acquisition Regulation (FAR) and the related U.S. Government Cost Accounting Standards (CAS) that govern such plans. We use pension-adjusted metrics as internal measures of financial performance and for performance-based compensation decisions.
The net FAS/CAS operating adjustment referred to below reflects the difference between CAS pension expense included as cost in segment operating income and the service cost component of FAS expense included in total operating income. The total net FAS/CAS pension adjustment referred to below reflects the combined net FAS/CAS operating adjustment and net FAS (non-service) pension benefit. The following pension-adjusted measures may be useful to investors and other users of our financial statements in evaluating our performance based upon the pension costs charged to our contracts. All pension-adjusted metrics are reconciled below.
Pension-Adjusted Operating Income: Operating income before the net FAS/CAS operating adjustment as defined above and excluding unallocated state tax impacts reflected within unallocated corporate income (expense). As approved by the Compensation and Human Capital Committee, this metric has been adjusted to exclude a charge on the low-rate initial production phase of the B-21 program, Orbital ATK intangible asset amortization and property, plant and equipment (PP&E) step-up depreciation and impacts related to the divestiture of a small international subsidiary.
Pension-Adjusted Operating Margin (OM) Rate: Pension-Adjusted Operating Income as defined above, divided by sales.
Segment Operating Income and Segment Operating Margin Rate: Segment Operating Income and Segment Operating Margin Rate (Segment Operating Income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment Operating Income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Adjusted Segment Operating Income: Segment Operating Income, as defined above, adjusted to exclude a charge on the low-rate initial production phase of the B-21 program, as approved by the Compensation and Human Capital Committee.
MTM-Adjusted Net Earnings: Net earnings excluding MTM expense and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the Company’s underlying financial performance by presenting the Company’s operating results before the non-operational impact of pension and OPB actuarial gains and losses. This measure is also consistent with how management views the underlying performance of the business as the impact of MTM accounting is not considered in management’s assessment of the Company’s operating performance or in its determination of incentive compensation awards.
MTM-Adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Transaction-Adjusted Net Earnings: Net earnings excluding impacts related to the company’s IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption, as well as MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the Company’s underlying financial performance by presenting the Company’s operating results before the non-operational impact of divestiture activity and pension and OPB actuarial gains and losses. This measure is also consistent with how management views the underlying performance of the business as the impact of the IT services divestiture and MTM

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Appendix A – Use of Non-GAAP Financial Measures
accounting is not considered in management’s assessment of the Company’s operating performance or in its determination of incentive compensation awards.
Transaction-Adjusted EPS: Diluted earnings per share excluding the per share impacts related to the Company’s IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption, as well as MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the Company’s underlying financial performance per share by presenting the Company’s diluted earnings per share results before the non-operational impact of the IT services divestiture and pension and OPB actuarial gains and losses.
Operating Return on Net Assets (Operating RONA): Adjusted Net Operating Profit After-Tax (Adjusted NOPAT), as defined below, divided by the two-year average of net operating assets. Net operating assets are defined as net total current assets, excluding cash and cash equivalents, less total current liabilities, excluding short-term debt, plus net PP&E, adjusted for balance sheet items approved by the Compensation and Human Capital Committee. Approved balance sheet adjustments are comprised of impacts resulting from the charge on the low-rate initial production phase of the B-21 program, adjustments to working capital and net PP&E associated with the IT services business in 2022 and 2023, plan-based differences in net taxes receivable, adjustments to exclude PP&E impacts related to landlord-funded leasehold improvements related to a Space Systems real estate lease and unanticipated costs related to a Space Systems program due to international trade restrictions.
Adjusted Net Operating Profit After-Tax (Adjusted NOPAT): The after-tax sum of Segment Operating Income, as defined above, adjusted to exclude intercompany eliminations, Orbital ATK intangible asset amortization and PP&E step-up depreciation and other adjustments as approved by the Compensation and Human Capital Committee. Approved adjustments include a charge on the low-rate initial production phase of the B-21 program, unanticipated costs related to a Space Systems program due to international trade restrictions and plan-based differences in CAS reimbursements. Intercompany eliminations are excluded to evaluate the operational performance of the business segments, inclusive of intercompany activity.
Pension-Adjusted Net Operating Profit After-Tax (Pension-Adjusted NOPAT): MTM Adjusted Net Earnings, as defined above, adjusted to exclude net interest expense, Orbital ATK intangible asset amortization and PP&E step-up depreciation and net FAS/CAS pension adjustment, as defined above, after taxes.
Return on Invested Capital (ROIC): The three-year average of Pension-Adjusted NOPAT, as defined above, divided by the three-year average of invested capital, as defined below.
Invested Capital: Shareholder’s equity plus total long-term debt, net of cash and cash equivalents. As approved by the Compensation and Human Capital Committee, Invested Capital excludes the impact on retained earnings related to accumulated other comprehensive income (loss) (AOCI/(AOCL), cumulative MTM benefits (expenses) from 2021 onward, and the 2021 IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption.

118	Northrop Grumman

Appendix A – Use of Non-GAAP Financial Measures
Reconciliation of Non-GAAP Financial Measures

	Total Year
($M)	2023	2022	2021
Cash Flow Metrics
Net cash provided by operating activities	$3,875	$2,901	$3,567
Capital expenditures	(1,775)	(1,435)	(1,415)
Free Cash Flow	$2,100	$1,466	$2,152
Proceeds from sale of equipment to a customer	—	155	84
Adjusted Free Cash Flow	$2,100	$1,621	$2,236
IT services divestiture transaction costs	—	—	39
IT services divestiture federal and state taxes	—	—	785
Transaction-Adjusted Free Cash Flow	$2,100	$1,621	$3,060
After-tax required pension contributions	68	68	67
Transaction-Adjusted Free Cash Flow Before After-Tax Total Pension Funding	$2,168	$1,689	$3,127
Approved adjustments	216	197	(77)
Adjusted Cumulative Free Cash Flow	$7,320

	Total Year
($M)	2023	2022	2021	2020
Net cash provided by operating activities	$3,875	2,901	3,567	4,305
Proceeds from sale of equipment to a customer	—	155	84	205
IT services divestiture transaction costs	—	—	39	32
IT services divestiture federal and state taxes	—	—	785	—
After-tax discretionary pension contributions	—	—	—	593
Approved cash flow adjustments	(238)	857	—	—
Adjusted Cash Flow from Operations	$3,637	3,913	4,475	5,135

Total Year
($M)	2023
Pension-Adjusted Metrics
Operating income	$2,537
Net FAS/CAS operating adjustment	82
Unallocated state tax impacts reflected within unallocated income (expense)	(207)
Approved operating income adjustments	1,681
Pension-Adjusted Operating Income	$4,093
Pension-Adjusted OM Rate	10.4%

2024 Proxy Statement	119

Appendix A – Use of Non-GAAP Financial Measures

	Total Year
($M)	2023	2022	2021
Segment Operating Income
Sales	$39,290	$36,602	$35,667
Operating income	$2,537	$3,601	$5,651
Operating margin rate	6.5%	9.8%	15.8%
Reconciliation to Segment Operating Income
Net FAS/CAS operating adjustment	82	200	(130)
Unallocated corporate expense (income)	141	452	(1,304)
Segment Operating Income	$2,760	$4,253	$4,217
Segment Operating Margin Rate	7.0%	11.6%	11.8%
Reconciliation to Adjusted Segment Operating Income
Approved Segment Operating Income adjustments	1,559
Adjusted Segment Operating Income	$4,319

	Total Year
($M, except per share amounts)	2023	2022	2021
Transaction-Adjusted Net Earnings and Transaction-Adjusted EPS
Net earnings	$2,056	$4,896	$7,005
MTM expense (benefit)	422	(1,232)	(2,355)
MTM-related deferred state tax (benefit) expense(1)	(22)	65	124
Federal tax (benefit) expense of items above(2)	(84)	245	469
MTM adjustment, net of tax	316	(922)	(1,762)
MTM-Adjusted Net Earnings	$2,372	$3,974	$5,243
Gain on sale of business	—	—	(1,980)
State tax impact(3)	—	—	160
Transaction costs	—	—	32
Make-whole premium	—	—	54
Federal tax impact of items above(4)	—	—	614
Transaction-adjustment, net of tax	—	—	(1,120)
Transaction-Adjusted Net Earnings	$2,372	$3,974	$4,123
Diluted EPS	$13.53	$31.47	$43.54
MTM (benefit) expense per share	2.78	(7.92)	(14.64)
MTM-related deferred state tax expense (benefit)(1) per share	(0.14)	0.42	0.77
Federal tax expense (benefit) of items above(2) per share	(0.56)	1.57	2.92
MTM adjustment per share, net of tax	2.08	(5.93)	(10.95)
MTM-Adjusted EPS	$15.61	$25.54	$32.59
Gain on sale of business per share	—	—	(12.31)
State tax(3) impact per share	—	—	0.99
Transaction costs per share	—	—	0.20
Make-whole premium per share	—	—	0.34
Federal tax benefit of items above(4) per share	—	—	3.82
Transaction-adjustment, net of tax per share	—	—	(6.96)
Transaction-Adjusted EPS	$15.61	$25.54	$25.63

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Appendix A – Use of Non-GAAP Financial Measures

	Total Year
($M)	2023
Operating RONA
Operating Income		$2,537
Net FAS/CAS operating adjustment		82
Unallocated corporate expense		141
Segment Operating Income		$2,760
Intersegment eliminations		298
Orbital ATK intangible asset amortization and PP&E step-up depreciation		108
Tax effect of items above		(665)
Approved NOPAT adjustments		1,313
Adjusted NOPAT		$3,814

	December 31
($M)	2023	2022
Net Current Assets
Total current assets	13,706	12,488
Less: Cash	(3,109)	(2,577)
Adjusted Total Current Assets	$10,597	$9,911
Total current liabilities	11,942	11,587
Less: Current maturity of LTD	(70)	(1,072)
Adjusted Total Current Liabilities	$11,872	$10,515
Adjusted Net Assets	$(1,275)	$(604)
Plus: PPE, net	9,653	8,800
Net Operating Assets	$8,378	$8,196
Approved balance sheet adjustments	(674)	(715)
Adjusted Net Operating Assets	$7,704	$7,481
Average Adjusted Net Operating Assets	$7,593
Operating RONA %(5)	50.2%
(1)MTM expense is expected to be deductible on our future state tax returns. The deferred state tax benefit was calculated using the Company’s blended state tax rate of 5.25% and included in Unallocated corporate (income) expense within operating income.
(2)The federal tax impact in each period was calculated by subtracting the deferred state tax impact from MTM benefit (expense) and applying the 21 percent federal statutory rate.
(3)The state tax impact includes $62 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.
(4)The federal tax impact was calculated by applying the 21 percent federal statutory rate to the adjustment items and includes $250 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.
(5)Operating RONA % is calculated as Adjusted NOPAT divided by the two-year average of Adjusted Net Operating Assets.

2024 Proxy Statement	121

Appendix B – Summary Description of the 2024 Long-Term Incentive Stock Plan

Key features of the 2024 Plan are described below. This description is qualified in its entirety by the full text of the 2024 Plan, which is attached as Exhibit B to this Proxy Statement.

Purpose. The purpose of the 2024 Plan is to promote the long-term success of our Company and to increase shareholder value by providing directors, officers, and selected employees with incentives to create excellent performance and to continue to serve our Company and its subsidiaries.

Administration. The Compensation and Human Capital Committee (“Compensation Committee”) will administer the 2024 Plan and may delegate its authority to make grants under the 2024 Plan to one or more committees of directors, provided that transactions in or involving awards intended to be exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, must be duly and timely authorized by the Board or a committee of non-employee directors. Any power of the Compensation Committee may also be exercised by the Board, except as otherwise required by applicable law. The appropriate acting body, be it the Board of Directors, the Compensation Committee, or another authorized committee, is referred to in this summary as the “Committee.” The Committee has the full power to interpret and construe the 2024 Plan, to select participants, determine the form of awards and award agreements, grant awards, and to adopt guidelines and make determinations it may deem necessary or advisable for administration of the 2024 Plan.

No Repricing. Without the approval of our shareholders, the Committee may not (i) amend an outstanding stock option or stock appreciation right (“SAR”) to reduce the exercise price or base price of the award; (ii) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards at any time when the exercise price or base price of the stock option or SAR is above the fair market value of a share of common stock; (iii) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award; or (iv) otherwise take any action that is treated as a “repricing” with respect to such stock option or SAR under generally accepted accounting principles. (Adjustments to reflect stock splits and similar events will not be considered amendments for this purpose.)

Eligibility. Employees of our Company and its wholly owned subsidiaries and members of the Board of Directors are eligible to receive awards under the 2024 Plan. As of March 1, 2024, our 217 officers (inclusive of our executive officers), approximately 101,000 other employees and 12 non-employee directors would be considered eligible under the 2024 Plan.

Types of Awards. The 2024 Plan authorizes the grant of stock options, SARs, other awards providing for the issuance of or that are denominated in the Company’s common stock or units of common stock (defined as “Share Awards”), and performance-based awards that are denominated in or may be settled only in cash (defined as “Cash Awards”).

Stock options are rights to purchase shares of common stock at a future date at a specified exercise price. The per share exercise price of an option may not be less than the fair market value of a share of common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “U.S. Federal Income Tax Treatment of Awards Under the 2024 Plan” in Proposal 5. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Internal Revenue Code and the 2024 Plan. Incentive stock options may only be granted to employees of our Company or our subsidiaries.

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of share of common stock on the date of exercise over the base price of the SAR. The base price will be established by the Committee at the time of grant and cannot be less than the fair market value of a share of common stock on the date of grant. SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant.

Share Awards may include restricted stock, performance stock, phantom stock, dividend equivalent rights or other rights. Share Awards or Cash Awards may be granted under the Plan, subject to the performance of the Company relative to pre-established goals or metrics and on a consolidated, segment, sector, subsidiary, division, or plant basis as determined by the Committee and in its discretion under the Plan. Such goals or metrics may include, but are not limited to, new business awards, revenues, operating margin, net earnings, earnings per share, cash flow or free cash flow, returns on equity, investment, assets or net assets, stock price or appreciation, total shareholder returns, working capital, and/or asset levels.

Subject to the express terms of the 2024 Plan, the Committee may grant or sell awards under the plan with or subject to terms, conditions, or restrictions that it determines appropriate, including requirements of continuous service with the

122	Northrop Grumman

Appendix B – Summary Description of the 2024 Long-Term Incentive Stock Plan
Company (or a subsidiary), achievement of specific business objectives, and other measurements of individual, business unit or Company performance. Any award may be paid or settled in cash.

Except with respect to up to five percent (5%) of the shares authorized under the 2024 Plan, no stock option, SAR, Share Award, or Cash Award denominated in Common Stock that vests based on continued employment or the passage of time may vest prior to the one year anniversary of the date the award is granted, other than any acceleration of vesting upon the death or disability of the participant, in the case of terminations following a change in control, or in the case of certain retirement-eligible terminations, in each case as specified in the agreement evidencing such award. In addition, the performance and vesting period for any stock option, SAR, Share Award, or Cash Award denominated in Common Stock that vests based in whole or in part on performance must be at least one year (subject to any acceleration of vesting upon the death or disability of the participant, in the case of terminations following a change in control, or in the case of certain retirement-eligible terminations, in each case as specified in the agreement evidencing such award).

Authorized Shares; Limits on Awards. The aggregate number of shares of common stock that may be issued pursuant to awards granted under the 2024 Plan is:

–5,750,000 shares, plus
–the number of shares of common stock which are subject to restricted stock units, performance stock units or other equity awards granted under the 2011 Long-Term Incentive Stock Plan (“2011 Plan”) and are outstanding as of the date of the Company’s 2024 Annual Meeting of Shareholders (“Effective Time”), which for any reason are cancelled, terminated, forfeited, or otherwise expire without being paid or delivered, or are settled in cash after the Effective Time, less
–new awards under the 2011 Plan (if any) made on or after March 1, 2024.

Shares exchanged or withheld to satisfy the tax withholding obligations related to any award, are not available for subsequent awards under the 2024 Plan. The payment of cash dividends in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2024 Plan. However, if shares are delivered in respect of a dividend equivalent right granted under the 2024 Plan, the actual number of shares delivered with respect to the award will be counted against the shares available for issuance under the 2024 Plan.

The following limits are also contained in the 2024 Plan:

–The maximum number of shares that may be delivered pursuant to incentive stock options granted after the Effective Time is 5,750,000 shares.
–The aggregate dollar value of equity-based (based on the grant date fair value of equity-based awards determined for financial reporting purposes) and cash compensation granted under the Plan or otherwise to any non-employee director shall not exceed $1,000,000 during any calendar year for services provided as a non-employee director; provided, however, that in the calendar year in which a non-employee director first joins the Board or during any calendar year in which a non-employee director is designated as Chair of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director may be up to $2,000,000.

As is customary in incentive plans of this nature, the number and kind of shares available under the 2024 Plan and the then outstanding awards, as well as exercise and purchase prices, performance targets under certain performance-based awards, and share limits, are subject to adjustment in the event of certain reclassifications, recapitalizations, stock splits, stock dividends, reverse stock splits; merger, combination, consolidation, or other reorganization; spin-offs, split-ups, or similar extraordinary dividends; or any exchange of shares of common stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of our common stock. The closing price of our common stock on the New York Stock Exchange (“NYSE”) on March 1, 2024 was $454.90 per share.

Dividend Equivalents; Deferrals. The Committee may provide for the deferred payment of awards and may determine the other terms applicable to deferrals. The Committee may provide that any awards (other than stock options or SARs) under the 2024 Plan earn dividends or dividend equivalents, except that no payment shall be made with respect to such dividends or dividend equivalent rights unless the vesting conditions of the underlying award are satisfied.

Acceleration of Awards; Possible Early Termination of Awards. No acceleration of vesting and/or payment of an outstanding award under the 2024 Plan will occur solely as a result of a change in control (as defined in Section 6(e) of the 2024 Plan) unless:

–the Company is liquidated, all or substantially all of the Company’s assets are sold, or the Company is merged, consolidated, or reorganized and shareholders prior to the event do not continue to own more than 60% of the combined voting power of the Company or a successor after the event,
–the Company is not the ultimate parent company whose common stock is publicly traded after such transaction, and
–the successor to the Company (or its parent entity) does not agree in writing to assume the awards.

However, if the above three conditions are met, generally all awards will vest or be paid.

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Appendix B – Summary Description of the 2024 Long-Term Incentive Stock Plan
The Committee may also provide that acceleration of vesting and/or payment of an outstanding 2024 Plan award will occur if the participant’s employment or service is terminated by the Company without cause or the participant terminates employment or service for good reason in connection with a change in control.

Transfer Restrictions. Subject to certain exceptions in the 2024 Plan, awards under the 2024 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient’s beneficiary or representative.

Termination of or Changes to the 2024 Plan. The Board or Committee may amend or terminate the 2024 Plan at any time and in any manner as it deems necessary or appropriate to better achieve the purpose of the 2024 Plan. Shareholder approval for an amendment is required only if the amendment increases the number of shares available for issuance under the 2024 Plan, materially increases the benefits accruing to participants under the 2024 Plan, materially modifies the requirements for participation in the Plan, or if shareholder approval is otherwise required as a matter of law or applicable NYSE listing requirements. (Adjustments as a result of stock splits or similar events will not be considered an amendment requiring shareholder approval.) Unless terminated earlier by the Board, the authority to grant new awards under the 2024 Plan will terminate on the tenth anniversary of the Effective Time.

124	Northrop Grumman

Exhibit A
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NORTHROP GRUMMAN CORPORATION

Northrop Grumman Corporation, a Delaware corporation (the “Corporation”), hereby certifies that:

First, Article Fifteenth of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

FIFTEENTH: ~~A~~No director or officer of the Corporation shall ~~not~~ be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the ~~director's~~director’s or officer’s duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the General Corporation Law of the State of Delaware, ~~or~~ (iv) for any transaction from which the director or officer derives any improper personal benefit, or (v) of an officer in any action by or in the right of the Corporation. If, after approval of this Article by the stockholders of the Corporation, the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Solely for purposes of this Article, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.

Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Second, the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

In witness whereof, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on the date set forth below.

NORTHROP GRUMMAN CORPORATION

By:_______________________________
Name:
Title:

Dated:_____________________________

2024 Proxy Statement	125

Exhibit B
NORTHROP GRUMMAN 2024 LONG-TERM INCENTIVE STOCK PLAN

1.Purpose
The purpose of the Northrop Grumman 2024 Long-Term Incentive Stock Plan (the “Plan”) is to promote the long-term success of Northrop Grumman Corporation (the “Company”) and to increase shareholder value by providing its directors, officers and selected employees with incentives to create excellent performance and to continue service with the Company, its subsidiaries and affiliates. As set forth in Section 8 of the Plan, awards under the Plan may consist of stock options, stock appreciation rights (“SARs”), awards other than stock options or SARs (“Share Awards”) providing for the issuance of or denominated in shares of common stock of the Company (“Common Stock”) and awards that are denominated in or may be settled only in cash (“Cash Awards”). Both by encouraging such directors, officers and employees to become owners of the Common Stock of the Company and by providing actual ownership through Plan awards, it is intended that Plan participants will view the Company from an ownership perspective and enable such individuals to participate in the growth and financial success of the Company.
2.Term
The Plan was approved by the Company’s Board of Directors (the “Board”) on March 20, 2024, and became effective upon approval by the shareholders of the Company on the date of the Company’s 2024 Annual Meeting of Shareholders (the “Effective Time”). Unless previously terminated by the Board, the Plan shall terminate at the close of business on the tenth anniversary of the Effective Time. After termination of the Plan, no future awards may be granted but then-outstanding awards (and the Committee’s (as such term is defined in Section 3) authority with respect thereto) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.
3.Plan Administration
(a)The Plan shall be administered by the Compensation and Human Capital Committee (or its successor) of the Board (“Compensation Committee”). The Board also may exercise any power of the Compensation Committee under the terms of the Plan, except as otherwise required by applicable law. Subject to the following provisions of this Section 3(a), the Compensation Committee (or its successor) may delegate different levels of authority to make grants under the Plan to different committees, provided that each such committee consists of one or more members of the Board. Transactions in or involving awards intended to be exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), must be duly and timely authorized by the Board or a committee of non-employee directors (as this term is used in or under Rule 16b-3). The appropriate acting body, be it the Board, the Compensation Committee or another duly authorized committee of directors, is referred to as the “Committee”.
(b)The Committee shall have full power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. This power includes, but is not limited to the power:
(i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including subplans and the like as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company (or its subsidiaries or affiliates, as applicable) operates in order to assure the viability of awards granted under the Plan and to enable participants employed in such countries to receive advantages and benefits under the Plan and such laws and rulings;
(ii) to determine which persons are eligible to be participants, to which of such persons, if any, awards shall be granted hereunder and the timing of any such awards, and to grant awards;
(iii) to establish all award terms and conditions of awards, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;
(iv) to establish the forms of award agreement and manner of acceptance of an award, and to take or approve such further actions as the Committee determines necessary or appropriate to the administration of the Plan and awards, including without limitation adopting modifications and amendments, correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any award agreement complies with applicable law, regulations and stock exchange listing requirements and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of the primary stock exchange on which the Common Stock is traded, disruption of communications or natural catastrophe) deemed by the Committee to be inconsistent with the purposes of the Plan or any award agreement, provided that no such action shall be taken absent stockholder approval to the extent required under Section 13;
(v) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;
(vi) to prescribe and amend the terms of the agreements or other documents evidencing awards made under this Plan (which need not be identical);
(vii) to determine whether, and the extent to which, adjustments are required pursuant to Section 6;
(viii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any award granted hereunder, and to make exceptions to any such provisions in good faith; and

2024 Proxy Statement	126

Exhibit B
(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.
(c)Notwithstanding the foregoing and except for an adjustment pursuant to Section 6, in no case may the Committee, without the approval of shareholders: (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award; (2) cancel, exchange or surrender an outstanding stock option or SAR at any time when the exercise price or base price of the stock option or SAR is above the Fair Market Value of a share of Common Stock in exchange for cash or other awards; (3) cancel, exchange or surrender an outstanding stock option or SAR in exchange for a stock option or SAR with an exercise or base price that is less than the exercise or base price of the original award; or (4) otherwise take any other action that is treated as a “repricing” with respect to such stock option or SAR under generally accepted accounting principles.
(d)The Committee may delegate to one or more officers or employees of the Company, and/or one or more agents, the authority to assist the Committee in any or all aspects of the day-to-day administration of the Plan and/or awards granted under the Plan to the extent permitted under applicable law and consistent with the Board’s delegation to the Committee. Any action by such officer or persons acting under his or her authority within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.
(e)In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including employees of and professional advisors to the Company. Any action taken by, or inaction of, the Committee relating to or pursuant to the Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding on all persons.
4.Eligibility
The Committee may grant one or more awards under the Plan to any individual or individuals who, at the time of grant of the particular award, are employed by the Company or serve as a member of the Board. With respect to assumed or replacement awards as contemplated in Sections 5 and 6, eligible individuals shall also include any former employees of the Company and former members of the Board holding an award that is subject to assumption or replacement. For purposes of this Section 4, “Company” includes any entity that is directly or indirectly wholly owned by the Company.
5.Shares of Common Stock Subject to the Plan and Grant Limits
(a)Subject to Section 6 of the Plan, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to awards granted under the Plan shall not exceed the sum of:
(i) 5,750,000; plus
(ii) the number of any shares of Common Stock which were subject to restricted stock units, performance stock units or other equity awards granted under the Company’s 2011 Long-Term Incentive Stock Plan (as amended from time to time, the “2011 Plan”) and outstanding on the Effective Time which expire, or for any reason are cancelled, terminated, forfeited, or otherwise expire without being paid or delivered, or are settled in cash, after the Effective Time; less
(iii) new awards under the 2011 Plan (if any) made on or after March 1, 2024. Upon shareholder approval of the 2024 Plan, no further grants will be made under the 2011 Plan.
(b) The maximum number of shares of Common Stock that may be delivered pursuant to stock options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) is 5,750,000 shares.
(c)Except as provided in the next sentence, shares of Common Stock which are subject to awards granted under the Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan (including, for purposes of clarity, any shares initially reserved but, at the conclusion of the applicable performance period, not otherwise deliverable with respect to any performance-based Share Awards because actual performance for the performance period did not result in the maximum potential payout of the awards) shall again be available for subsequent awards granted under the Plan. Shares of Common Stock that are exchanged by a participant or withheld by the Company as full or partial payment to satisfy the tax withholding obligations relating to an award, shall not be available for subsequent awards under the Plan. Except as provided in the preceding sentence, in instances where an award is settled in cash or a form other than shares under the Plan, the shares that would have been issued had there been no cash or other settlement shall not be counted against the shares available for issuance under the Plan and such shares shall be available for subsequent awards granted under the Plan. The payment in cash of dividends or dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance under the Plan. In the event that shares are delivered in respect of a dividend equivalent right granted under the Plan, the number of shares delivered with respect

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to the award shall be counted against the shares available for issuance under the Plan. (For purposes of clarity, if 100 shares are delivered in payment of dividend equivalent rights, 100 shares shall be counted against the shares available for issuance under the Plan.) To the extent that shares are delivered pursuant to the exercise of a SAR or stock option granted under the Plan, the total number of underlying shares as to which the exercise related shall be counted against the shares available for issuance under the Plan as opposed to only counting the shares issued, and any shares tendered by a participant to satisfy the exercise price obligations relating to such stock option or SAR awards and shares purchased by the Company using exercise price proceeds shall not be available for subsequent awards under the Plan. (For purposes of clarity, if a SAR relates to 1,000 shares and is exercised at a time when the payment due to the participant is 500 shares, 1,000 shares shall be counted against the shares available for issuance under the Plan.) Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company (or a subsidiary or affiliate) in connection with a business or asset acquisition or similar transaction) shall not be counted against the shares available for issuance under the Plan.
(d)Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, which may include fractional shares. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.
(e) The aggregate dollar value of equity-based (based on the grant date fair value of equity-based awards determined for financial reporting purposes) and cash compensation granted under the Plan or otherwise to any non-employee director shall not exceed $1,000,000 during any calendar year for services provided as a non-employee director; provided, however, that in the calendar year in which a non-employee director first joins the Board or during any calendar year in which a non-employee director is designated as Chair of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director may be up to $2,000,000.
(f)The limits set forth in Sections 5(b) and 5(e) shall apply with respect to all Plan awards regardless of whether the underlying shares are attributable to the fixed number of shares made available for Plan award purposes or shares that become available under the Plan pursuant to Sections 5(a) or 5(c) with respect to shares originally covered by awards which are subsequently forfeited, terminated or cancelled.
6.Adjustments and Reorganizations
(a)Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of shares of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Committee shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be issued under the Plan or made the subject of awards (including the specific share limits, maximums and numbers of shares set forth in Sections 5(a) and 5(b) and elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.
    Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Committee shall equitably and proportionately adjust the performance goals and metrics applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding performance-based awards.
    It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.
(b)Notwithstanding anything to the contrary in Section 6(a), the provisions of this Section 6(b) shall apply to an outstanding Plan award if a Change in Control (as defined in Section 6(e)) occurs. No acceleration of vesting, exercisability and/or payment of an outstanding Plan award shall occur solely as a result of a Change in Control unless the Change in Control is triggered by clause (iii) or (iv) of the definition thereof, the Company is not the ultimate parent company whose Common Stock is publicly traded after such transaction and the successor to the Company (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change in Control to continue and assume the award following the Change in Control, in which case upon the Change in Control, unless provided otherwise in the applicable award agreement, (i) if the award is a stock option, it shall vest fully and

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completely, any and all restrictions on exercisability or otherwise shall lapse, and it shall be fully exercisable; (ii) if the award is a SAR, it shall vest fully and completely, any and all restrictions on such SAR shall lapse, and it shall be fully exercisable; and (iii) if the award is a Share Award or Cash Award, it shall immediately vest fully and completely, and all restrictions shall lapse, provided, however, that if the award is performance-based, the earnout or payout of the award, as applicable, shall be computed by the Committee as it determines appropriate based on the performance terms of the award and based on actual performance achieved to the date of the Change in Control. If a stock option, SAR or other award is fully vested or becomes fully vested as provided in the preceding sentence, then the Committee may provide for the settlement in cash of the award (such settlement to be calculated as though the award was paid or exercised simultaneously with the Change in Control and based upon the then Fair Market Value of a share of Common Stock and subject, in the case of a performance-based award, to the Change in Control payment provisions set forth above). A stock option, SAR or other award so settled by the Committee shall automatically terminate. If, in such circumstances, the Committee does not provide for the cash settlement of a stock option, SAR or other award, then upon the Change in Control such option or award shall terminate, subject to any provision that has been made by the Committee through a plan of reorganization or otherwise for the survival, substitution or exchange of such option or right and further subject to any Change in Control settlement or payment provisions included in the applicable award agreement; provided that the stock option, SAR or award holder shall be given reasonable notice of such intended termination and an opportunity to exercise the stock option, SAR or award (to the extent a Share Award must be exercised in order for the participant to realize the intended benefits) prior to or upon the Change in Control.
(c)The Committee may provide that acceleration of vesting, exercisability and/or payment of an outstanding Plan award will occur if the participant’s employment or service is terminated by the Company without cause or the participant terminates employment or service for good reason in connection with a Change in Control. Furthermore, and notwithstanding the provisions of Section 6(b), a Change in Control shall not accelerate the payment of any award that is subject to Section 409A of the Code to the extent such acceleration would result in any tax, penalty or interest under Section 409A of the Code; provided that the Committee retains the authority contemplated by this Section 6 to the extent any modification of an award may be made in a manner which complies with (and does not result in any tax under) Section 409A of the Code or is otherwise exempt from Section 409A of the Code. The occurrence of a particular Change in Control under the Plan shall have no effect on any award granted under the Plan after the date of that Change in Control.
(d)The Committee may make adjustments pursuant to Section 6(a) and/or deem an acceleration of vesting of awards pursuant to Section 6(b) to occur sufficiently prior to an event if necessary or deemed appropriate to permit the participant to realize the benefits intended to be conveyed with respect to the shares underlying the award; provided, however, that, the Committee will, in such circumstances, reinstate the original terms of an award if the related event does not actually occur.
(e)A “Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:
(i) Any Person (other than those Persons in control of the Company as of the Effective Time, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company or a successor) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of either (1) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this clause (i): (A) “Person” or “group” shall not include underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from the Company with a view towards distribution, (B) creditors of the Company who become shareholders of the Company in connection with any bankruptcy of the Company under the laws of the United States shall not, by virtue of such bankruptcy, be deemed a “group” or a single Person for the purposes of this clause (i) (provided that any one of such creditors may trigger a Change in Control pursuant to this clause (i) if such creditor’s ownership of Company securities equals or exceeds the foregoing threshold), and (C) an acquisition shall not constitute a Change in Control if made by an entity pursuant to a transaction that is covered by and does not otherwise constitute a Change in Control under clause (iii) below;
(ii) On any day after the Effective Time (the “Measurement Date”) Continuing Directors cease for any reason to constitute either: (1) if the Company does not have a Parent, a majority of the Board; or (2) if the Company has a Parent, a majority of the Board of Directors of the Controlling Parent. A director is a “Continuing Director” if he or she either:
(1)    was a member of the Board on the applicable Initial Date (an “Initial Director”); or
(2)    was elected to the Board (or the Board of Directors of the Controlling Parent, as applicable), or was nominated for election by the Company’s or the Controlling Parent’s shareholders, by a vote of at least two-thirds (2/3) of the Initial Directors then in office.
A member of the Board (or Board of Directors of the Controlling Parent, as applicable) who was not a director on the applicable Initial Date shall be deemed to be an Initial Director for purposes of clause (2) above if his

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or her election, or nomination for election by the Company’s or the Controlling Parent’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Initial Directors (including directors elected after the applicable Initial Date who are deemed to be Initial Directors by application of this provision) then in office. “Initial Date” means the later of (1) the Effective Time or (2) the date that is two (2) years before the Measurement Date.
(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than sixty percent (60%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, is a Parent of the Company or the successor of the Company) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent of the Company or any successor of the Company or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or a Parent of the Company or the successor entity) Beneficially Owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of twenty-five percent (25%) existed prior to the Business Combination, and (3) the conditions of clause (ii) above are not met with respect to the Company (including any successor entity) or any Parent of the Company (or the successor entity).
(iv) A complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control of the Company under clause (iii) above.
Notwithstanding the foregoing, in no event shall a transaction or other event that occurred prior to the Effective Time constitute a Change in Control. Notwithstanding anything in clause (iii) above to the contrary, a change in ownership of the Company resulting from creditors of the Company becoming shareholders of the Company in connection with any bankruptcy of the Company under the laws of the United States shall not trigger a Change in Control pursuant to clause (iii) above.
“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act. “Controlling Parent” means the Company’s Parent so long as a majority of the voting stock or voting power of that Parent is not Beneficially Owned, directly or indirectly through one or more subsidiaries, by any other Person. In the event that the Company has more than one “Parent,” then “Controlling Parent” means the Parent of the Company the majority of the voting stock or voting power of which is not Beneficially Owned, directly or indirectly through one or more subsidiaries, by any other Person. “Parent” means an entity that Beneficially Owns a majority of the voting stock or voting power of the Company, or all or substantially all of the Company’s assets, directly or indirectly through one or more subsidiaries. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
7.Fair Market Value
“Fair Market Value” for all purposes under the Plan shall mean the closing price of a share of Common Stock as reported by the New York Stock Exchange, or any other established stock exchange, system or market the Common Stock is then listed on (the “Exchange”) for the date in question. If no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported by the Exchange for the next preceding day on which sales of Common Stock were made on the Exchange shall be substituted. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 1.409A-1(b)(5)(iv)(B) as the Committee deems appropriate.
8.Awards
The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity; provided that in no event shall any reload stock options be granted under the Plan. Share Awards, stock options and SARs may be granted under the Plan

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that provide for the issuance of or are denominated in Common Stock or units of Common Stock. Cash Awards that are denominated in or may be settled only in cash also may be granted under the Plan.
(a)    Stock Options. Stock options are rights to purchase a specified number of shares of Common Stock during a specified period as determined by the Committee. The purchase price per share for each stock option shall be set forth in the applicable award agreement and shall be not less than 100% of Fair Market Value on the date of grant. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, are intended to comply with Section 422 of the Code. If an ISO is granted, the aggregate Fair Market Value (determined on the date the stock option is granted) of Common Stock subject to an ISO granted to a participant by the Committee which first becomes exercisable in any calendar year shall not exceed $100,000.00 (otherwise, the intended ISO, to the extent of such excess, shall be deemed a nonqualified stock option). ISOs may only be granted to employees of the Company or a Subsidiary. (“Subsidiary” means a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.) The maximum term of each stock option (ISO or nonqualified) shall be ten (10) years. Notwithstanding the foregoing, ISOs granted to any individual who owns (or is deemed to own pursuant to the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company must have a purchase price per share of not less than 110% of the Fair Market Value on the date of grant and have a maximum term of five (5) years. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) Common Stock; (ii) surrendering a stock award valued at Fair Market Value on the date of surrender; (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; (iv) the Company withholding a number of shares of Common Stock otherwise deliverable pursuant to the award with a value sufficient to cover such exercise price; or (v) any combination of the above.
(b)    SARs. A SAR is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
(c)    Other Awards. Share Awards providing for the issuance of or denominated in Common Stock or units of Common Stock may be granted under the Plan. Cash Awards that are denominated in or may be settled only in cash also may be granted under the Plan.
(i) All or part of any Share Award or Cash Award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement or other document evidencing the terms and conditions of the award, which may include, but are not limited to, continuous service with the Company (or a subsidiary or affiliate), achievement of specific business objectives, and other measurements of individual, business unit or Company performance.
(ii) Without limiting the generality of the foregoing, and in addition to stock options and SAR grants, other performance-based awards may be granted under the Plan, whether in the form of Share Awards (including restricted stock, restricted stock units, performance stock, performance stock units, phantom stock or other rights) or Cash Awards, the grant, issuance, vesting, retention or settlement of which depends on the performance of the Company relative to any pre-established goals or metrics and on a consolidated, segment, sector, subsidiary, division, or plant basis as determined by the Committee.
Any such performance goals may be measured on an as reported or pension adjusted basis; on an annual or cumulatively over a defined period of time basis; and on an absolute, relative or growth basis. In the case of material, unusual or nonrecurring gains and losses, changes in law, regulations or in generally accepted accounting principles, accounting charges or other extraordinary events not foreseen at the time the targets were set, the Committee will adjust the performance targets in a manner that it determines to be equitable and appropriate to address the impact of such unforeseen events, unless otherwise expressly provided in the applicable award agreement. The Committee may condition the vesting or settlement of any performance-based award on the approval by the Committee (by resolution or other valid action of the Committee) that, and the extent to which, the performance goal and any other material terms were in fact satisfied. The Committee shall have discretion to determine the conditions, restrictions or other limitations, and to make adjustments, all of which shall be in accordance with the terms of the Plan.
(d)    Minimum Vesting. No stock option, SAR, Share Award, or Cash Award denominated in Common Stock that vests based on continued employment or the passage of time shall vest prior to the one year anniversary of the date the award is granted, other than any acceleration of vesting upon the death or disability of the participant, in the case of certain terminations following a Change in Control, or in the case of certain retirement-eligible terminations, in each case as specified in the agreement evidencing such award.  The performance and vesting period for any stock option, SAR, Share Award, or Cash Award denominated in Common Stock that vests based in whole or in part on performance shall be at least one year (subject to any acceleration of vesting upon the death or disability of the participant, in the case of certain terminations following a Change in Control, or in the case of certain retirement-eligible terminations, in each case as specified in the agreement evidencing such award).  Notwithstanding the

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foregoing, up to five percent (5%) of the shares authorized under the Plan may be issued pursuant to awards which vest over less than a one-year period.
9.Dividends and Dividend Equivalents
The Committee may provide that any awards under the Plan accrue dividends or dividend equivalents; provided, however, that dividends and dividend equivalent rights may not be granted in connection with any stock option or SAR granted hereunder. Such dividends or dividend equivalents may be accrued or credited to a participant’s account either at the time of dividend payment or at the time of settlement of an award, provided that no payment shall be made with respect to such dividends or dividend equivalent right (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment shall be accrued and subject to forfeiture or repayment, as the case may be) unless and to the extent that the related vesting conditions of the underlying award are satisfied. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents, and may be settled in cash or in shares of Common Stock as determined by the Committee.
10.Deferrals and Settlements
Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares (provided any dividends or dividend equivalents with respect to unvested awards shall be subject to the same vesting conditions as the underlying award). Notwithstanding anything herein to the contrary, in no event will any election to defer the delivery of Common Stock or any other payment with respect to any award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.
11.Transferability and Exercisability
Unless otherwise expressly provided in (or pursuant to) this Section 11, by applicable law or by the award agreement, (i) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) awards shall be exercised (if exercisable) only by the holder; and (iii) amounts payable or shares issuable pursuant to an award shall be delivered only to (or for the account of) the holder. The foregoing exercise and transfer restrictions shall not apply to: (a) transfers to the Company; (b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers to or exercise pursuant to will or the laws of descent and distribution; (c) transfers pursuant to a qualified domestic relations order (as defined in the Code) (in the case of ISOs, to the extent such transfers are permitted by the Code); (d) if the participant has suffered a disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative; or (e) the implementation of “cashless exercise” procedures authorized by the Committee. The Committee by express provision in the award or an amendment thereto may permit an award (other than an ISO) to be transferred to, for no consideration, members of the participant’s immediate family (which means the participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), charitable institutions, or trusts or other entities in which members of the participant’s immediate family have all of the beneficial interest or voting interests, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the participant’s termination of employment or service with the Company (or a subsidiary or affiliate) to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issuance or sale of securities.
12.Award Agreements
Awards under the Plan shall be evidenced by documents or agreements that specifically state that they constitute the or a part of the award agreement and that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award; provided, however, that such authority shall be subject to the no repricing provisions of Section 3(c) hereof. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the respective participant shall constitute agreement to the terms of the award.
13.Plan Amendment
The Plan may only be amended by a majority of the Board of Directors or Committee as it deems necessary or appropriate to better achieve the purpose of the Plan, except that no such amendment shall be made without the

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approval of the Company’s shareholders if the amendment would (i) increase the number of shares available for issuance under the Plan (except for increases or adjustments expressly contemplated by Sections 5 and 6), (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially modify the requirements for participation in the Plan or (iv) modify the Plan in any other way that would require shareholder approval under applicable law or applicable New York Stock Exchange (or such other exchange the Common Stock is then listed) listing requirements.
14.Tax Withholding
The Company shall have the right to deduct from an award made under the Plan, including upon the delivery or vesting of shares, or deduct from any other compensation otherwise payable to the award holder a sufficient amount to cover withholding of any Federal, state or local taxes required by law with respect to such award settlement or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the exercise or settlement date of the applicable award.
15.Other Company Benefit and Compensation Programs
Unless otherwise specifically determined by the Committee or required pursuant to applicable law, settlements of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any benefit plan or severance program of the Company (or a subsidiary or affiliate), or any severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.
16.Unfunded Plan
Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.
17.Future Rights
No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ or service of the Company (or any subsidiary or affiliate). Nothing in the Plan shall interfere with or limit in any way the right of the Company (or an applicable subsidiary) to terminate any participant’s employment or service at any time.
18.Governing Law; Severability; Legal Compliance
The validity, construction and effect of the Plan, documents setting forth the terms of an award, and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law, except to the extent otherwise provided in the award agreements. If any provision of the Plan, any award agreement, or any other document setting forth the terms of an award shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan or such other document shall continue in effect.
The Plan, the granting and vesting of awards under the Plan and the issuance and delivery of Common Stock and/or the payment of money under the Plan or under awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities and banking laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions as the Company may deem necessary or desirable to ensure compliance with all applicable legal requirements. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any award or to otherwise sell or issue Common Stock in violation of any applicable laws, rules, or regulations.
The Plan and the awards granted under the Plan are intended to comply with (or be exempt from, as the case may be) Section 409A of the Code so as to avoid any tax, penalty or interest under Section 409A of the Code. The Plan shall be construed, operated and administered consistent with this intent. As such, to the extent any payment under the Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon separation from service (as defined under Section 409A of the Code) before the date that is six months after the specified employee’s separation from service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death). Notwithstanding the foregoing, neither the Company nor the Committee makes any representations as to the

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potential tax treatment of any awards under Section 409A of the Code or otherwise and neither the Company nor the Committee will have any liability to any Participant for adverse tax consequences or penalty.
19.Successors and Assigns
The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant’s creditors.
20.Rights as a Shareholder
Except as otherwise provided in the award agreement, a participant shall have no rights as a shareholder until he or she becomes the holder of record of shares of Common Stock.
21.Recoupment of Awards
Awards under the Plan are subject to recoupment pursuant to the Company’s Policy Regarding the Recoupment of Certain Incentive Compensation Payments or any clawback or recoupment policy that the Company adopts, as in effect from time to time, and participants shall promptly make any reimbursement requested by the Board or Committee pursuant to such policy with respect to any award.

134	Northrop Grumman

PRELIMINARY COPY

NORTHROP GRUMMAN

ngc.com

Look for our other reports:

2023
Annual Report
NORTHROP GRUMMAN

2023
Sustainability Report
NORTHROP GRUMMAN

2023
Human Rights Report
NORTHROP GRUMMAN

FSC
www.fsc.org
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Paper from responsible sources
FSC® C132107

PRINTED WITH SOY INK™

PRELIMINARY COPY

NORTHROP GRUMMAN CORPORATION
2980 FAIRVIEW PARK DRIVE
FALLS CHURCH, VA 22042

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.ProxyVote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 14, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ATTEND AND VOTE DURING THE ANNUAL MEETING

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Go to **www.virtualshareholdermeeting.com/NOC2024**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V30419-P02441 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NORTHROP GRUMMAN CORPORATION

The Board of Directors recommends you vote FOR all the nominees listed in the following proposal:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Kathy J. Warden	☐	☐	☐
1b. David P. Abney	☐	☐	☐
1c. Marianne C. Brown	☐	☐	☐
1d. Ann M. Fudge	☐	☐	☐
1e. Madeleine A. Kleiner	☐	☐	☐
1f. Arvind Krishna	☐	☐	☐
1g. Graham N. Robinson	☐	☐	☐
1h. Kimberly A. Ross	☐	☐	☐
1i. Gary Roughead	☐	☐	☐
1j. Thomas M. Schoewe	☐	☐	☐
1k. James S. Turley	☐	☐	☐
1l. Mark A. Welsh III	☐	☐	☐
1m. Mary A. Winston	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Proposal to approve, on an advisory basis, the compensation of the Company's Named Executive Officers.	☐	☐	☐
3. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's Independent Auditor for fiscal year ending December 31, 2024.	☐	☐	☐
4. Proposal to eliminate personal liability of officers for monetary damages for breach of certain fiduciary duties as permitted by Delaware law.	☐	☐	☐
5. Proposal to approve the 2024 Long-Term Incentive Stock Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:

NOTE: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PRELIMINARY COPY

V30420-P02441

NORTHROP GRUMMAN CORPORATION
Annual Meeting of Shareholders
May 15, 2024 8:00 a.m., Eastern Time
This proxy is solicited on behalf of the Board of Directors

The signatory hereto constitutes and appoints Kathryn G. Simpson and Jennifer C. McGarey, and each of them, attorneys and proxies with full power of substitution, to represent the signatory hereto and to vote all shares of Common Stock, $1.00 par value, of Northrop Grumman Corporation (the "Company"), that the signatory hereto would be entitled to vote if present at the 2024 Annual Meeting of Shareholders of the Company to be held on May 15, 2024, and at any adjournments or postponements thereof (the "Meeting"), as herein specified and in such proxyholder's discretion upon any other matter that may properly come before the Meeting, including, without limitation, to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the signatory hereto hereby revokes any proxy previously granted by the shareholder(s) signatory hereto.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1, "FOR" PROPOSALS 2, 3, 4 AND 5 AND "AGAINST" PROPOSALS 6 AND 7.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

If shares are held on your behalf under any of the Company Savings Plans, this proxy serves to provide confidential instructions to the plan Trustee or Voting Manager who then votes the shares. Instructions must be received by 11:59 pm Eastern Time on May 12, 2024 to be included in the tabulation to the plan Trustee or Voting Manager. For shares represented by proxies not received by this date, the applicable plan Trustee or Voting Manager will treat the received proxies as instructions to vote the respective plan shares in the same proportion as shares held under the plan for which voting instructions have been received, unless contrary to the Employment Retirement Income Security Act.

PRELIMINARY COPY

BROADRIDGE FINANCIAL SOLUTIONS, INC.

BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342T., SUITE 1300
BRENTWOOD, NY 11717

BROADRIDGE
FINANCIAL SOLUTIONS, INC. **
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

NORTHROP GRUMMAN CORPORATION

THIS IS A VOTING INSTRUCTION FORM.

You are receiving this voting instruction form because you hold shares in the above security. You have the right to vote on proposals being presented at the upcoming Annual Meeting to be held on **05/15/24 at 08:00 A.M. EDT**

Make your vote count.

Vote must be received by **05/14/2024** *to be counted.*

→ **0123 4567 8192 1239**

Visit www.ProxyVote.com

Call 1-800-454-8683

Return this form in the enclosed postage-paid envelope.

Attend and vote at the meeting.

Scan to view materials and vote via smartphone.

Voting on www.ProxyVote.com is easy and fast!

Go to www.ProxyVote.com, enter the control number above and vote!

VOTING INSTRUCTIONS

As the record holder for your shares, we will vote your shares based on your instructions.

Please provide us with your voting instructions before the meeting. If you do not provide us with your voting instructions, we may vote your shares at our discretion on those proposals we are permitted to vote on by New York Stock Exchange rules.

If you sign and return this form, we will vote any unmarked items based on the board's recommendations.

If your securities are held by a bank, your securities cannot be voted without your specific instructions.

The following proxy materials for the meeting are available at www.ProxyVote.com:

The Annual Report, Notice & Proxy Statement

X

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION.

11

NORTHROP GRUMMAN CORPORATION

The Board recommends you vote FOR the following director nominee(s):1a through 1m	For	Against	Abstain
1a. Election of Director: Kathy J. Warden	☐	☐	☐
1b. Election of Director: David P. Abney	☐	☐	☐
1c. Election of Director: Marianne C. Brown	☐	☐	☐
1d. Election of Director: Ann M. Fudge	☐	☐	☐
1e. Election of Director: Madeleine A. Kleiner	☐	☐	☐
1f. Election of Director: Arvind Krishna	☐	☐	☐
1g. Election of Director: Graham N. Robinson	☐	☐	☐
1h. Election of Director: Kimberly A. Ross	☐	☐	☐
1i. Election of Director: Gary Roughead	☐	☐	☐
1j. Election of Director: Thomas M. Schoewe	☐	☐	☐
1k. Election of Director: James S. Turley	☐	☐	☐
1l. Election of Director: Mark A. Welsh III	☐	☐	☐
1m. Election of Director: Mary A. Winston	☐	☐	☐

The Board recommends you vote FOR the following proposal(s):2, 3, 4 and 5	For	Against	Abstain
2. Proposal to approve, on an advisory basis, the compensation of the Company's Named Executive Officers.	☐	☐	☐
3. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's Independent Auditor for fiscal year ending December 31, 2024.	☐	☐	☐
4. Proposal to eliminate personal liability of officers for monetary damages for breach of certain fiduciary duties as permitted by Delaware law.	☐	☐	☐
5. Proposal to approve the 2024 Long-Term Incentive Stock Plan.	☐	☐	☐

The Board recommends you vote AGAINST the following proposal(s):6 and 7	For	Against	Abstain
6. Shareholder proposal to annually conduct an evaluation and issue a report describing the alignment of the Company's political activities with its human rights policy.	☐	☐	☐
7. Shareholder proposal to provide for an independent Board chair.	☐	☐	☐

NOTE Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

0123 4567 8192 1239 05/15/24 123,456,789,012.00000
666807102 *****ACCOUNT P01009-01S GS2

0001658148_1 R1.0.0.6 U59605

PRELIMINARY COPY

BROADRIDGE FINANCIAL SOLUTIONS, INC.

BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342T., SUITE 1300
BRENTWOOD, NY 11717

IMPORTANT NOTICE REGARDING DELIVERY
OF SECURITY HOLDER DOCUMENTS (HH)
BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

1 OF 2
2
2 2

NORTHROP GRUMMAN CORPORATION

THIS IS A VOTING INSTRUCTION FORM.

You are receiving this voting instruction form because you hold shares in the above security. You have the right to vote on proposals being presented at the upcoming Annual Meeting to be held on **05/15/24 at 08:00 A.M. EDT**

Make your vote count.

Vote must be received by **05/14/2024** *to be counted.*

0123 4567 8192 1239

Visit www.ProxyVote.com

Call 1-800-454-8683

Return this form in the enclosed postage-paid envelope.

Attend and vote at the meeting.

Scan to view materials and vote via smartphone.

Voting on www.ProxyVote.com is easy and fast!

Go to www.ProxyVote.com, enter the control number above and vote!

VOTING INSTRUCTIONS

As the record holder for your shares, we will vote your shares based on your instructions.

Please provide us with your voting instructions before the meeting. If you do not provide us with your voting instructions, we may vote your shares at our discretion on those proposals we are permitted to vote on by New York Stock Exchange rules.

If you sign and return this form, we will vote any unmarked items based on the board's recommendations.

If your securities are held by a bank, your securities cannot be voted without your specific instructions.

The following proxy materials for the meeting are available at www.ProxyVote.com:

The Annual Report, Notice & Proxy Statement

X

PAGE 1 OF 2

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION.

NORTHROP GRUMMAN CORPORATION

11

The Board recommends you vote FOR the following director nominee(s):1a through 1m	For	Against	Abstain
1a. Election of Director: Kathy J. Warden	☐	☐	☐
1b. Election of Director: David P. Abney	☐	☐	☐
1c. Election of Director: Marianne C. Brown	☐	☐	☐
1d. Election of Director: Ann M. Fudge	☐	☐	☐
1e. Election of Director: Madeleine A. Kleiner	☐	☐	☐
1f. Election of Director: Arvind Krishna	☐	☐	☐
1g. Election of Director: Graham N. Robinson	☐	☐	☐
1h. Election of Director: Kimberly A. Ross	☐	☐	☐
1i. Election of Director: Gary Roughead	☐	☐	☐
1j. Election of Director: Thomas M. Schoewe	☐	☐	☐
1k. Election of Director: James S. Turley	☐	☐	☐
1l. Election of Director: Mark A. Welsh III	☐	☐	☐
1m. Election of Director: Mary A. Winston	☐	☐	☐

The Board recommends you vote FOR the following proposal(s):2, 3, 4 and 5	For	Against	Abstain
2. Proposal to approve, on an advisory basis, the compensation of the Company's Named Executive Officers.	☐	☐	☐
3. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's Independent Auditor for fiscal year ending December 31, 2024.	☐	☐	☐
4. Proposal to eliminate personal liability of officers for monetary damages for breach of certain fiduciary duties as permitted by Delaware law.	☐	☐	☐
5. Proposal to approve the 2024 Long-Term Incentive Stock Plan.	☐	☐	☐

The Board recommends you vote AGAINST the following proposal(s):6 and 7	For	Against	Abstain
6. Shareholder proposal to annually conduct an evaluation and issue a report describing the alignment of the Company's political activities with its human rights policy.	☐	☐	☐
7. Shareholder proposal to provide for an independent Board chair.	☐	☐	☐

NOTE Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

0123 4567 8192 1239 05/15/24 123,456,789,012.00000
666807102 *****ACCOUNT P01009-01S GS2

U59605 R1.0.0.6 0001658148_1

PRELIMINARY COPY

2 OF 3 2 2

IMPORTANT NOTICE REGARDING DELIVERY
OF SECURITY HOLDER DOCUMENTS (HH)
BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

PAGE 2 OF 2

PLEASE RETAIN FOR YOUR RECORDS HHSTD5

IMPORTANT NOTICE REGARDING HOUSEHOLDING ELECTION OF SHAREHOLDER COMMUNICATIONS

In December 2000, the Securities Exchange Commission enacted a rule that allows multiple shareholders residing at the same address the convenience of receiving a single copy of all shareholder communications if they consent to do so. This is known as "Householding". Please note that if you do not respond to this notice, Householding will start 60 days after the mailing of this notification. We will allow Householding only upon these certain conditions:

- The issuer agrees to have its documents Househeld.
- You agree to or do not object to the Householding of your materials.
- You have the same last name and exact address as another shareholder(s).

The HOUSEHOLDING ELECTION, which appears on the enclosed proxy card, provides a means for you to notify us whether or not you consent to participate in Householding. By marking "Yes" in the block provided, you will consent to participate in Householding. By marking "No", you will withhold your consent to participate. If you do nothing, you will be deemed to have given your consent to participate. Your affirmative or implied consent to Household will remain in effect until you revoke it. If you wish to revoke your consent, please call 1-866-540-7095 and follow the instructions or you may send a written request with your name, the name of your financial institution and your account number at the firm to: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you revoke your Householding election, each primary account holder will begin receiving individual copies within 30 days of your revocation.

HHSTS4

P01009-01S

V.2.0

PRELIMINARY COPY

Your **Vote** Counts!

NORTHROP GRUMMAN CORPORATION

2024 Annual Meeting
Unless you plan to vote during the annual meeting, votes must be received by May 14, 2024 11:59 PM ET. For shares held in a Company Savings Plan, vote by May 12, 2024 11:59 PM ET

NORTHROP GRUMMAN CORPORATION
2980 FAIRVIEW PARK DRIVE
FALLS CHURCH, VA 22042

V30376-P02441

You invested in NORTHROP GRUMMAN CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the annual shareholder meeting to be held on May 15, 2024.**

Get informed before you vote

View the 2024 Proxy Statement and 2023 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting them prior to May 1, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 15, 2024
8:00 a.m., Eastern Time

Virtually at:
www.virtualshareholdermeeting.com/NOC2024

*Please check the meeting materials for any special requirements for meeting attendance.

PRELIMINARY COPY

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Kathy J. Warden	For
1b.	David P. Abney	For
1c.	Marianne C. Brown	For
1d.	Ann M. Fudge	For
1e.	Madeleine A. Kleiner	For
1f.	Arvind Krishna	For
1g.	Graham N. Robinson	For
1h.	Kimberly A. Ross	For
1i.	Gary Roughead	For
1j.	Thomas M. Schoewe	For
1k.	James S. Turley	For
1l.	Mark A. Welsh III	For
1m.	Mary A. Winston	For
2.	Proposal to approve, on an advisory basis, the compensation of the Company's Named Executive Officers.	For
3.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's Independent Auditor for fiscal year ending December 31, 2024.	For
4.	Proposal to eliminate personal liability of officers for monetary damages for breach of certain fiduciary duties as permitted by Delaware law.	For
5.	Proposal to approve the 2024 Long-Term Incentive Stock Plan.	For
6.	Shareholder proposal to annually conduct an evaluation and issue a report describing the alignment of the Company's political activities with its human rights policy.	Against
7.	Shareholder proposal to provide for an independent Board chair.	Against

NOTE: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V30377-P02441

PRELIMINARY COPY

Your **Vote** Counts!

NORTHROP GRUMMAN CORPORATION

2024 Annual Meeting
Vote by May 14, 2024
11:59 PM ET

V30378-P01009

You invested in NORTHROP GRUMMAN CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 15, 2024.**

Get informed before you vote

View the 2024 Proxy Statement and 2023 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 1, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 15, 2024
8:00 a.m., Eastern Time

Virtually at:
www.virtualshareholdermeeting.com/NOC2024

*Please check the meeting materials for any special requirements for meeting attendance.

PRELIMINARY COPY

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

NORTHROP GRUMMAN CORPORATION

2024 Annual Meeting
Vote by May 14, 2024
11:59 PM ET

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Kathy J. Warden	For
1b.	David P. Abney	For
1c.	Marianne C. Brown	For
1d.	Ann M. Fudge	For
1e.	Madeleine A. Kleiner	For
1f.	Arvind Krishna	For
1g.	Graham N. Robinson	For
1h.	Kimberly A. Ross	For
1i.	Gary Roughead	For
1j.	Thomas M. Schoewe	For
1k.	James S. Turley	For
1l.	Mark A. Welsh III	For
1m.	Mary A. Winston	For
2.	Proposal to approve, on an advisory basis, the compensation of the Company's Named Executive Officers.	For
3.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's Independent Auditor for fiscal year ending December 31, 2024.	For
4.	Proposal to eliminate personal liability of officers for monetary damages for breach of certain fiduciary duties as permitted by Delaware law.	For
5.	Proposal to approve the 2024 Long-Term Incentive Stock Plan.	For
6.	Shareholder proposal to annually conduct an evaluation and issue a report describing the alignment of the Company's political activities with its human rights policy.	Against
7.	Shareholder proposal to provide for an independent Board chair.	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

V30379-P01009

PRELIMINARY COPY

Be the vote that counts.

Proposal(s)

NORTHROP GRUMMAN CORPORATION

2024 Annual Meeting

May 15, 2024

VOTE NOW

Why Should I Vote?

PRELIMINARY COPY

As an investor in this security, you have the right to vote on important matters. This is your opportunity to make a direct impact on your investment. Your vote counts!

Ways to Vote

ProxyVote | 800.690.6903 | Virtual Meeting

Important Information

For holders as of March 19, 2024

Vote Common Shares by: May 14, 2024

Control Number: 0123456789012345

This email represents the following share(s):

*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000
*** PRINT OPTIONS NOT SET FOR SUMMARY!!!	123,456,789,012.00000

View documents:

Annual Report | Proxy Statement |

PRELIMINARY COPY

© 2024 Broadridge Financial Solutions Inc.
P.O. Box 1310, Brentwood, NY 11717
ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc.
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Email Settings | Terms and Conditions | Privacy Statement

PRELIMINARY COPY
April 3, 2024
Information Regarding Your Northrop Grumman Shares — Your Vote Is Important

To Northrop Grumman Employees:

Northrop Grumman filed its proxy statement today for the 2024 Annual Meeting of Shareholders. The meeting will be held virtually on May 15, 2024. The 2024 Proxy Statement and 2023 Annual Report are now available online.

Many of you hold Northrop Grumman shares through one of the company’s savings plans. As shareholders, you have the right to vote on matters that impact the company. Your vote on these matters is important and you are encouraged to vote your shares.

Northrop Grumman employees who hold these shares as participants in the Northrop Grumman Savings Plan or the Northrop Grumman Financial Security and Savings Program should receive an email tomorrow regarding the availability of proxy materials for the Annual Meeting and containing instructions for voting your shares. This email will be sent to your email address on record (either personal or company email) and contains important instructions for viewing the proxy statement and annual report and for voting your shares.

This email is an important communication approved by Northrop Grumman. The subject line of the email will read, “Vote Now! NORTHROP GRUMMAN CORPORATION Annual Meeting.” Note that the “EXT” warning tag, which appears in the subject line of emails originating outside of Northrop Grumman, will be removed for this message which will come directly from Broadridge.

Northrop Grumman values your input as shareholders. Please ensure that your shares are represented at the 2024 Annual Meeting.
CORPORATE COMMUNICATIONS